UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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VISA INC.

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VISA Notice of 2021 Annual Meeting and Proxy Statement

Dear Fellow Stockholder,

On behalf of the Board of Directors, we want to thank you for your investment in Visa and encourage you to submit your proxy at this year’s annual meeting. There are a number of important matters on this year’s agenda, including an amendment to the equity incentive plan, an amendment to the certificate of incorporation to allow the adoption of a special meeting right for Class A common stockholders, and two stockholder proposals, in addition to proposals on the election of directors, say on pay, and auditors. Due to COVID-19, this year’s annual meeting will be held virtually.

COVID-19 has significantly impacted the global economy and our business. Our foremost priority through the pandemic has been the health and safety of our employees, clients, and the communities where we live and operate. While COVID-19 has impacted our financial results, there are many trends that are accelerating the demand for consumer payments, new flows and value-added services, which will help our business as we look ahead. Many small and medium-sized businesses have established and expanded their ecommerce presence, and consumers are increasingly becoming more comfortable making online purchases. In face-to-face transactions, consumers and merchants are recognizing that tap-to-pay payments are safe, easy and secure. Governments around the world have worked with Visa to efficiently provide stimulus and unemployment benefits to their constituents using Visa Direct or prepaid cards.

Visa reached significant milestones in 2020 in our work to drive an inclusive, equitable and sustainable world, including meeting our financial inclusion goal to provide 500 million previously unbanked or underserved people with access to a Visa branded payment account over a five-year period, of which 54% are women and approximately one-third are rural or lower income account holders. We also met our commitment to use 100% renewable electricity by 2020 through energy sources such as solar and wind, and we issued our inaugural $500 million green bond to finance projects in green buildings, renewable energy and energy- and water-efficient operations. Looking forward, Visa has committed to digitally enable 50 million small businesses globally through acceptance of digital payments, building online businesses and incentivizing neighborhood support in an effort to get local communities back to business in the wake of COVID-19. As part of our global commitment, Visa also launched the Visa Economic Empowerment Institute, which is focused on economic and societal issues such as closing racial and gender opportunity gaps and supporting small and micro businesses through pandemic-related challenges.

The worldwide efforts to advocate for racial and social justice are inspiring positive changes. Visa has made Inclusion and Diversity a business imperative with plans, commitments and specific goals that are rigorously tracked and tied to executive compensation. For example, we have established a $10 million Visa Black Scholars & Jobs program to attract talented Black graduates. In the U.S., we have also established goals to increase the number of employees from underrepresented populations in our workforce by 50% in five years, and to increase the number of leaders (VP and above) from underrepresented populations by 50% in three years. And we are establishing new mentorship and sponsorship programs that will provide Black employees career coaching, assistance with development plans, and career mapping guidance.

Talent management remained a top priority for the Board in 2020. The Board supported Visa’s commitment to conduct no COVID-19-related layoffs during calendar 2020. In July, the Board undertook a strategic talent review of the organization, with senior leaders sharing their perspectives on the teams they lead. In addition, the Nominating and Corporate Governance Committee undertook its quarterly management and director succession planning process.

The Board of Directors has been active during the pandemic, holding a number of virtual board meetings and receiving regular updates from management on the shifts in business and financial performance. Most Visa employees continue to work remotely with limited to no business disruption, demonstrating the effectiveness of the business continuity and cybersecurity plans regularly reviewed by the Board and the Audit and Risk Committee. Since the start of fiscal year 2020, we welcomed Ramon Laguarta, Chairman and CEO of PepsiCo, and Linda Rendle, CEO of The Clorox Company, to the Board of Directors. Ramon and Linda bring a wealth of strategic, global business experience to the Board. In other governance matters, Denise Morrison became the new chair of the Compensation Committee. In response to COVID-19, the Board adopted emergency bylaw provisions that would allow it to act if necessary during a crisis when a quorum of the Board cannot readily convene. Lastly, as discussed in Proposal 5 of this proxy statement, the Board recommends that stockholders amend the certificate of incorporation (in combination with bylaw amendments already approved by the Board) to afford Class A common stockholders the right to call a special meeting. We believe these changes will further strengthen Visa’s leading corporate governance practices.

Thank you for your continued support of Visa, and we look forward to your attendance at this year’s annual meeting.

Al Kelly	John Lundgren
Chairman and Chief Executive Officer	Lead Independent Director

Items of Business

1.	To elect the twelve director nominees named in this proxy statement;
2.	To approve, on an advisory basis, the compensation paid to our named executive officers;
3.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2021;
4.	To approve the Visa Inc. 2007 Equity Incentive Compensation Plan, as amended and restated;
5.	To approve an amendment to our Certificate of Incorporation to enable the adoption of a special meeting right for Class A common stockholders;
6.	To vote on a stockholder proposal requesting stockholders’ right to act by written consent, if properly presented;
7.	To vote on a stockholder proposal to amend our principles of executive compensation program, if properly presented; and
8.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The proxy statement more fully describes these proposals.

Record Date

Holders of our Class A common stock at the close of business on November 27, 2020 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. Holders of our Class A common stock will be entitled to vote on all proposals.

Attending the Annual Meeting

The meeting will be held Tuesday, January 26, 2021 at 8:30 a.m. Pacific Time. Log-in begins at 8:15 a.m. Eligible holders of our Class A common stock will be able to attend the meeting online, vote your shares electronically, view the list of stockholders and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/V2021. To participate in the virtual meeting, you will need the 16-digit control number included on your Notice, proxy card or voting instruction form. Please refer to the “Attending the Meeting” section of the proxy statement for more details about attending the Annual Meeting online. We are not holding an in-person meeting.

Proxy Voting

Your vote is very important. Whether or not you plan to attend the Annual Meeting online, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability of Proxy Materials or the proxy card you received in the mail. You may revoke your proxy at any time before it is voted. Please refer to the “Voting and Meeting Information” section of the proxy statement for additional information.

On December 3, 2020, we expect to release the proxy materials to the stockholders of our Class A common stock and to send to these stockholders (other than those Class A stockholders who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our proxy statement and our fiscal year 2020 Annual Report, and to vote through the Internet or by telephone.

By Order of the Board of Directors

Kelly Mahon Tullier

Executive Vice President, General

Counsel and Corporate Secretary

Foster City, California

December 3, 2020

Important Notice Regarding the Availability of Proxy Materials

for the 2021 Annual Meeting of Stockholders to be held on

January 26, 2021. The proxy statement and Visa’s Annual Report for fiscal year 2020 are available at

http://investor.visa.com.

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COMPENSATION DISCUSSION AND ANALYSIS	48
Executive Summary	48
Say-on-Pay	56
Setting Executive Compensation	57
Summary of Fiscal Year 2020 Base Salary and Incentive Compensation	59
Fiscal Year 2020 Compensation	60
Fiscal Year 2021 Compensation	71
Other Equity Grant Practices and Policies	72
Policy Regarding Clawback and Forfeiture of Incentive Compensation	73
Tax Implications – Deductibility of Executive Compensation	73

EXECUTIVE COMPENSATION	75
Summary Compensation Table for Fiscal Year 2020	75
All Other Compensation in Fiscal Year 2020 Table	77
Grants of Plan-Based Awards in Fiscal Year 2020 Table	78
Outstanding Equity Awards at 2020 Fiscal Year-End Table	80
Option Exercises and Stock Vested Table for Fiscal Year 2020	82
Pension Benefits Table for Fiscal Year 2020	83
Visa Retirement Plan	83
Visa Excess Retirement Benefit Plan	84
Non-qualified Deferred Compensation for Fiscal Year 2020	84
Employment Arrangements and Potential Payments upon Termination or Change of Control	87

CEO PAY RATIO	92

PROPOSAL 2 – APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO OUR NEOs	93

PROPOSAL 3 – RATIFICATION OF THE APPOINTMENT OF KPMG LLP	94
Independent Registered Public Accounting Firm Fees	95

PROPOSAL 4 – APPROVAL OF THE VISA INC. 2007 EQUITY INCENTIVE COMPENSATION PLAN, AS AMENDED AND RESTATED	96

PROPOSAL 5 – APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO ENABLE THE ADOPTION OF A SPECIAL MEETING RIGHT FOR CLASS A COMMON STOCKHOLDERS	111

PROPOSAL 6 – TO VOTE ON A STOCKHOLDER PROPOSAL REQUESTING STOCKHOLDERS’ RIGHT TO ACT BY WRITTEN CONSENT	115

PROPOSAL 7 – TO VOTE ON A STOCKHOLDER PROPOSAL TO AMEND OUR PRINCIPLES OF EXECUTIVE COMPENSATION PROGRAM	117

VOTING AND MEETING INFORMATION	119
Information About Solicitation and Voting	119
Who Can Vote	119
How to Vote	120
Change or Revoke a Proxy or Vote	120
How Proxies are Voted	120
Proxy Solicitor	123
Voting Results	123

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PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

INFORMATION ABOUT OUR 2021 ANNUAL MEETING OF STOCKHOLDERS

Tuesday, January 26, 2021 at 8:30 a.m. Pacific Time

To support the health and well-being of our employees and stockholders, this year’s meeting will be held virtually via a live audio webcast at www.virtualshareholdermeeting.com/V2021.
November 27, 2020

VOTING MATTERS

Proposals	Board Recommendation	Page Number for Additional Information

Election of twelve director nominees	FOR (each nominee)	36

Approval, on an advisory basis, of compensation paid to our named executive officers	FOR	93

Ratification of the appointment of our independent registered public accounting firm	FOR	94
Approval of the Visa Inc. 2007 Equity Incentive Compensation Plan, as amended and restated	FOR	96
Approval of an amendment to our Certificate of Incorporation to enable the adoption of a special meeting right for Class A common stockholders	FOR	111

To vote on a stockholder proposal requesting stockholders’ right to act by written consent	AGAINST	115
To vote on a stockholder proposal to amend our principles of executive compensation program	AGAINST	117

CORPORATE GOVERNANCE AND BOARD HIGHLIGHTS

We are committed to corporate governance practices that promote long-term value and strengthen board and management accountability to our stockholders, customers and other stakeholders. Information regarding our corporate governance framework begins on page 12, which includes the following highlights:

Number of director nominees	12	Demonstrated commitment to board refreshment

Percentage of independent director nominees	92%	Annual board, committee and director evaluations

Directors attended at least 75% of meetings		Regularly focus on director succession planning

Annual election of directors		Risk oversight by full board and committees

Majority voting for directors		Stockholder outreach/engagement program

Proxy access (3%/3-years)		Stock ownership requirements for directors and executive officers

Robust Lead Independent Director duties		Political Participation, Lobbying and Contributions Policy

Regular executive sessions of independent directors		Oversight of corporate culture and human capital management

Snapshot of 2021 Director Nominees

Our director nominees exhibit an effective mix of diversity, experience and perspective

	Director Since			Committee Memberships				Other Current Public Boards
Name		Principal Occupation	Independent	ARC	CC	FC	NGC
Lloyd A. Carney	2015	CEO, Carney Global Ventures LLC	✓					3
Mary B. Cranston	2007	Director	✓			●	●	2
Francisco Javier Fernández-Carbajal	2007	Director General, Servicios Administrativos Contry SA de CV	✓		●	●		3
Alfred F. Kelly, Jr.	2014	Chairman and CEO, Visa	–					–
Ramon Laguarta	2019	Chairman and CEO, PepsiCo, Inc.	✓	●			●	1
John F. Lundgren	2017	Lead Independent Director, Visa	✓		●		●	1
Robert W. Matschullat	2007	Director	✓		●			–
Denise M. Morrison	2018	Founder, Denise Morrison & Associates, LLC	✓	●				2
Suzanne Nora Johnson	2007	Director	✓	●			●	2
Linda J. Rendle	2020	CEO, The Clorox Company	✓			●	●	1
John A. C. Swainson	2007	Director	✓	●				1
Maynard G. Webb, Jr.	2014	Founder, Webb Investment Network	✓		●	●		1

ARC = Audit and Risk Committee CC = Compensation Committee FC = Finance Committee NGC = Nominating & Corporate Governance Committee	= Chair ● = Member

Our Compensation Philosophy, Principles and Key Elements

We provide our named executive officers (“NEOs”) with short- and long-term compensation opportunities that encourage increasing performance to enhance stockholder value while avoiding excessive risk-taking.

We maintain compensation plans that tie a substantial portion of our named executive officers’ overall target annual compensation to the achievement of corporate and individual performance goals. The Compensation Committee employs multiple performance measures and strives to award an appropriate mix of annual and long-term equity incentives to avoid overweighting short-term objectives. Annual goals promote and incorporate environmental, social and governance (“ESG”) factors that are relevant to the Company’s strategic objectives or each NEO’s individual scope of responsibility.

Annual Incentive Plan: Individual and Corporate Performance

●  Corporate performance goals are a key component of our annual incentive plan

●  A significant portion of our executive officers’ individual performance goals is tied to one or more of our strategic objectives (as explained further in this proxy statement under Individual Performance Goals and Results for Fiscal Year 2020)

●  The executive officers’ individual performance goals also include relevant ESG factors such as:

•  Inclusion and diversity

• Employee leadership and development

•  Employee health, safety, productivity, and engagement

• Cybersecurity and data privacy

•  Financial inclusion and access

• Corporate governance

Aligns executive officers’ interests with stockholders’ interests by:

●  rewarding individual performance for achievement of strategic goals (designed to position the Company competitively)

●  promoting strong financial results

Long-Term Equity Grants: Individual and Corporate Performance

●  We link a substantial portion of compensation to long-term corporate performance through the use of long-term incentives, including performance shares that use EPS and relative TSR as financial metrics

●  We consider individual performance (which is tied to our strategic objectives, including relevant ESG factors) in setting the value of our executive officers’ long-term equity grant

Further aligns executive officers’ interests with long-term stockholders’ interests by:

●  taking individual performance (which is tied to our strategic objectives) into account in making equity grants

●  linking a substantial portion of long-term compensation to long-term corporate performance and operational efficiency

Principles of our Compensation Program
Pay for Performance	The key principle of our compensation philosophy is pay for performance.
Alignment with Stockholders’ Interests	We reward performance that meets or exceeds the performance goals that the Compensation Committee establishes with the objective of increasing stockholder value.
Variation Based on Performance	We favor variable pay opportunities that are based on performance over fixed pay. The total compensation received by our NEOs varies based on corporate and individual performance measured against annual and long-term goals.
Motivate and Retain Key Talent

We design our compensation program to motivate and retain key talent. This item has been added to the “Principles of Our Compensation Program” this year to reflect the Compensation Committee’s existing commitment to this principle.

Key Elements of our Fiscal Year 2020 Compensation Program

EXECUTIVE COMPENSATION PROGRAM HIGHLIGHTS

Highlights of Our Compensation Programs

WHAT WE DO:

Pay for performance

Annual say-on-pay vote

Recoupment policies

Short-term and long-term incentives/measures

Capped incentive awards

Independent compensation consultant

Stock ownership guidelines

Limited perquisites

Engagement with stockholders

Alignment with ESG factors

WHAT WE DO NOT DO:

Gross-up for excise taxes

Repricing of stock options

Fixed-term employment agreements

Single-trigger severance arrangements

Hedging and pledging of Visa securities

FISCAL YEAR 2020 COMPANY HIGHLIGHTS

(1)

For further information regarding non-GAAP adjustments, including a reconciliation to GAAP, please see Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Overview in our 2020 Annual Report as filed on Form 10-K with the Securities and Exchange Commission on November 19, 2020.

(2)	Total shareholder return includes reinvestment of dividends.

BOARD’S ROLE IN LONG-TERM STRATEGIC PLANNING

The Board takes an active role with management to formulate and review Visa’s long-term corporate strategy. Each quarter, the Board and management confer on the execution of our long-term strategic plans, the status of key initiatives and the key opportunities and risks facing Visa. In addition, the Board regularly conducts in-depth long-term strategic reviews with our senior management team. During these reviews, the Board and management discuss the payments landscape, emerging technological and competitive threats, and short- and long-term plans and priorities within our strategy.

Additionally, the Board annually discusses and approves the budget and capital requests, which are firmly linked to Visa’s long-term strategic plans and priorities. Through these processes, the Board brings its collective, independent judgment to bear on the most critical long-term strategic issues facing Visa. For more information on our long-term strategy and the progress we made against our strategic goals in fiscal 2020, please see our 2020 Annual Report, including the letter from our Chairman and Chief Executive Officer, Alfred F. Kelly, Jr., to our stockholders.

Talent and Human Capital Management

Attracting, developing and retaining the best people globally is crucial to all aspects of Visa’s activities and long-term success, and is central to our long-term strategy. We are focused on attracting, developing and retaining best-in-class diverse teams and continuing to build an inclusive culture that inspires leadership, encourages innovative thinking and supports the development and advancement of all.

These guiding principles have been more important than ever in light of the unique challenges of 2020. At Visa, we are committed to the health and safety of our employees and their families. To support our employees during this time, we expanded remote work, established specialized employee engagement and feedback initiatives, broadened benefit offerings and committed to no employee layoffs in calendar year 2020 related to COVID-19. Our Chairman and Chief Executive Officer has provided video updates to all employees every week since the onset of COVID-19, and our regional leaders have hosted weekly town hall meetings. We offered additional Employee Assistance Program counseling sessions and conducted global Employee Pulse Surveys to understand and respond to employee needs.

In response to ongoing racial injustice, we are committed to doing our part to improve our inclusion and increase our diversity. Visa is driving important change through specific actions, including establishing goals to increase the number of U.S. employees from underrepresented groups, creating the Visa Black Scholars & Jobs program, and launching a “Race Talks” series to promote internal education and conversation. We are also equipping our employees to be active allies. In addition to fostering an inclusive workplace that encourages diversity, Visa has fostered a culture where all employees are encouraged and empowered to be leaders. To build this culture, we have embraced the following Visa Leadership Principles that are integrated into all we do, and drive accountability for the way we act and the way we lead. Employees are evaluated not only for performance, but also against the following behaviors:

The tone and culture of Visa is set at the Board level and Board committees have responsibility for specific areas of human capital management oversight. Our Nominating and Corporate Governance Committee is responsible for director appointments and ensuring a diverse pool of director candidates are considered. Our Compensation Committee reviews Visa’s programs and practices related to executive workforce inclusion and diversity and the administration of compensation programs in a non-discriminatory manner.

Management is responsible for ensuring that our policies and processes reflect and reinforce our desired corporate culture, including policies and processes related to strategy, risk management, and ethics and compliance.

Employee Development and Engagement

Visa understands that being an employer of choice requires providing best-in-class training and development opportunities, while creating innovative programs that enable a vibrant and engaged learning culture to flourish. We strive to achieve this through a number of forums, including Visa University, our signature global learning platform that houses more than 80,000 learning resources. Employee participation more than doubled in the last year, up to over 10 courses on average per employee. Classes are taught and facilitated by company leaders and external speakers who bring real-world context and ideas for practical application that are aligned with Visa’s goals.

We recognize that building an inclusive and high-performance culture requires an engaged workforce, where employees are motivated to do their best work every day. Our engagement approach centers on communication and recognition. We communicate with our employees in a variety of ways, including weekly CEO video updates, company intranet, digital signage, email newsletters, live events in regional offices and quarterly all-staff meetings. Our recognition programs include our Go Beyond program, where managers and peers recognize employees who exemplify our leadership principles.

We assess employee engagement through a variety of channels, including employee pulse surveys, which provide feedback on a variety of topics, such as company direction and strategy, inclusion and diversity, individual growth and development, collaboration and confidence and trust. Given the extraordinary challenges of COVID-19 and the sudden transition to remote work arrangements, this year’s surveys were tailored to understand and respond to employee needs. Through these special employee pulse surveys in fiscal year 2020, we learned that 94% of employee respondents feel that employee health and wellbeing is a top priority for Visa, and 96% are pleased with the cadence of communications they received from leadership during this challenging time.

Employee Benefits

We believe our employees are critical to the success of our business and we structure our total rewards and benefits package to attract and retain a talented and engaged workforce. We continue to evolve our programs to meet our employees’ needs, providing comprehensive health, financial wellness and quality of life coverage. Our programs vary by location, but may include:

Inclusion and Diversity

Visa believes in an inclusive and diverse workplace where everyone is accepted, everywhere. We are fueled by our mission to create a culture in which individual differences, experiences and capabilities are valued and contribute to our business success. By leveraging the diverse backgrounds and perspectives of our worldwide teams, we are able to achieve better solutions for our clients and create a connected workplace to attract and retain top talent. With our mission in mind, Visa’s approach to inclusion and diversity involves four key strategic pillars:

Workforce Demographics and Pay Equity

Visa tracks, measures and evaluates our workforce representation and impact as part of our strategic business imperative to build a diverse and inclusive organization. We are committed to reporting our workforce demographics annually.

Equal Pay for Equal Work

Men and women earn the same pay for the same work globally, and the same is true for underrepresented minorities and their white peers in the U.S.

* Notes:

•	Data is based on company records as of September 30, 2020.
•	Leadership: Defined as VP and above.
•	Others: American Indian/Alaska Native, Native Hawaiian/Other Pacific Islander and two or more races. Ethnicity data does not include undeclared and blanks.
•	Equal pay analysis is based on FY20 total compensation, which includes base salary, VIP (Visa Incentive Plan) and LTIP (Long-Term Incentive Program).
•	Underrepresented minorities are defined as Black/African American, Hispanic/Latinx, American Indian/Alaska Native, Native Hawaiian/Other Pacific Islander or two or more races.

CORPORATE GOVERNANCE

Members of our Board oversee our business through discussions with our Chief Executive Officer; President; Vice Chairman and Chief Financial Officer; General Counsel; Chief Risk Officer; President, Technology; and other officers and employees, and by reviewing materials provided to them and participating in regular meetings of the Board and its committees.

The Board regularly monitors our corporate governance policies and profile to ensure we meet or exceed the requirements of applicable laws, regulations and rules, and the listing standards of the New York Stock Exchange (NYSE). We have instituted a variety of practices to foster and maintain responsible corporate governance, which are described in this section. To learn more about Visa’s corporate governance and to view our Corporate Governance Guidelines, Code of Business Conduct and Ethics, and the charters of each of the Board’s committees, please visit the Investor Relations page of our website at http://investor.visa.com under “Corporate Governance.” Our Corporate Responsibility and Sustainability Report is located on our website at http://usa.visa.com/about-visa/operating-responsibly.html. You may request a printed copy of any of these documents free of charge by contacting our Corporate Secretary at Visa Inc., P.O. Box 193243, San Francisco, CA 94119 or corporatesecretary@visa.com.

Board Leadership Structure

Al Kelly currently serves as Chairman and Chief Executive Officer, with John Lundgren serving as Lead Independent Director. While the Company does not have a policy on whether the roles of Chairperson and Chief Executive Officer should be split, the Board believes that combining the roles is in the best interests of the Company and its stockholders as this structure allows Mr. Kelly to effectively manage the business, execute on our strategic priorities, and lead the Board and empowers Mr. Lundgren to provide independent Board leadership and oversight. The Board believes that Mr. Kelly’s inclusive leadership style and decades of payments expertise make him uniquely qualified to lead discussions of the Board; foster an important unity of leadership between the Board and management; and promote alignment of the Company’s strategy with its operational execution.

In order to further promote independent leadership, the Board developed a robust set of responsibilities for the Lead Independent Director role, including:

•	calling, setting the agenda for, and chairing periodic executive sessions and meetings of the independent directors;

•	chairing Board meetings in the absence of the Chairperson of the Board or when it is deemed appropriate arising from the Chairperson’s management role or non-independence;

•	providing feedback to the Chairperson and CEO on corporate and Board policies and strategies and acting as a liaison between the Board and the CEO;

•	facilitating communication among directors and between the Board and management;

•	in concert with the Chairperson and CEO, advising on the agenda, schedule and materials for Board meetings and strategic planning sessions based on input from directors;

•

coordinating with the Chair of the Nominating and Corporate Governance Committee, leading the independent directors’ involvement in CEO succession planning, selection of committee chairs and committee membership, and the board evaluation process;

•	coordinating with the Chair of the Compensation Committee, leading the independent directors’ evaluation of CEO performance and compensation;

•	communicating with major stockholders as necessary; and

•	carrying out such other duties as are requested by the independent directors, the Board or any of its committees from time to time.

The Board will continue to periodically review the Board’s leadership structure and its appropriateness given the needs of the Board and the Company at such time.

In addition to our Lead Independent Director, independent directors chair the Board’s four standing committees: the Audit and Risk Committee, chaired by Lloyd A. Carney; the Compensation Committee, chaired by Denise M. Morrison; the Finance Committee, chaired by Robert W. Matschullat; and the Nominating and Corporate Governance Committee, chaired by John A.C. Swainson. In their capacities as independent committee chairs, Messrs. Carney, Matschullat, Swainson and Ms. Morrison each have responsibilities that contribute to the Board’s oversight of management, as well as facilitating communication among the Board and management.

Board of Directors and Committee Evaluations

Our Board recognizes that a robust and constructive Board and committee evaluation process is an essential component of board effectiveness. As such, our Board and each of our committees conduct an annual evaluation facilitated by an independent third party, which includes a qualitative assessment by each director of the performance of the Board and the committee or committees on which the director sits. The Board also conducts an annual peer review, which is designed to assess individual director performance. The Nominating and Corporate Governance Committee, in conjunction with the Lead Independent Director, oversees the evaluation process.

Feedback Incorporated

Over the past few years, the evaluation process has led to a broader scope of topics covered in the board meetings, improvements in board process, and changes to board and committee composition and structure.

This year’s evaluation identified areas for continued focus, including:

•  strategy and broader market trends
•  enhancements to board effectiveness
•  risk management, including the Board’s role in a crisis
•  Board composition in support of long-term strategy, and
•  management and director succession planning

Director Succession Planning and Board Refreshment

In addition to executive and management succession, the Nominating and Corporate Governance Committee regularly oversees and plans for director succession and refreshment of the Board to ensure a mix of skills, experience, tenure, and diversity that promote and support the Company’s long-term strategy. In doing so, the Nominating and Corporate Governance Committee takes into consideration the overall needs, composition and size of the Board, as well as the criteria adopted by the Board regarding director candidate qualifications, which are described in the section entitled Criteria for Nomination to the Board of Directors and Diversity. Individuals identified by the Nominating and Corporate Governance Committee as qualified to become directors are then recommended to the Board for nomination or election.

Independence of Directors

The NYSE’s listing standards and our Corporate Governance Guidelines provide that a majority of our Board and every member of the Audit and Risk, Compensation, and Nominating and Corporate Governance committees must be “independent.” Our Certificate of Incorporation further requires that at least 58% of our Board be independent. Under the NYSE’s listing standards, our Corporate Governance Guidelines and our Certificate of Incorporation, no director will be considered to be independent unless our Board affirmatively determines that such director has no direct or indirect material relationship with Visa or our management. Our Board reviews the independence of its members annually and has adopted guidelines to assist it in making its independence determinations. For details, see our Corporate Governance Guidelines, which can be found on the Investor Relations page of our website at http://investor.visa.com under “Corporate Governance.”

In October 2020, with the assistance of legal counsel, our Board conducted its annual review of director independence and affirmatively determined that each of our non-employee directors (Lloyd A. Carney, Mary B. Cranston, Francisco Javier Fernández-Carbajal, Ramon Laguarta, John F. Lundgren, Robert W. Matschullat, Denise M. Morrison, Suzanne Nora Johnson, John A. C. Swainson and Maynard G. Webb, Jr.) is “independent” as that term is defined in the NYSE’s listing standards, our independence guidelines and our Certificate of Incorporation. In connection with her appointment to the Board in November 2020, our Board reviewed and affirmatively determined that Ms. Rendle is independent under the same standard.

In making the determination that the directors listed above are independent, the Board considered relevant transactions, relationships and arrangements, including those specified in the NYSE listing standards and our independence guidelines, and determined that these relationships were not material relationships that would impair the director’s independence. In this regard, the Board considered that certain directors serve as directors of other companies with which the Company engages in ordinary-course-of-business transactions, and that, in accordance with our director independence guidelines, none of these relationships constitute material relationships that would impair the independence of these individuals. Discretionary contributions to certain charitable organizations with which some of our directors are affiliated also were considered, and the Board determined that the amounts contributed to each of these charitable organizations in the past fiscal year were less than $120,000 and that these contributions otherwise created no material relationships that would impair the independence of those individuals.

In addition, each member of the Audit and Risk Committee and the Compensation Committee meets the additional, heightened independence criteria applicable to such committee members under the applicable NYSE rules.

Executive Sessions of the Board of Directors

The non-employee, independent members of our Board and all committees of the Board generally meet in executive session without management present during their regularly scheduled in-person board and committee meetings, and on an as-needed basis during telephonic and special meetings. John Lundgren, our Lead Independent Director, presides over executive sessions of the Board and the committee chairs, each of whom is independent, preside over executive sessions of the committees.

Limitation on Other Board and Audit Committee Service

Our Corporate Governance Guidelines establish the following limits on our directors serving on publicly-traded company boards and audit committees:

Director Category	Limit on publicly-traded board and committee service, including Visa
All directors	4 boards
Directors who are executives of a publicly-traded company	2 boards
Directors who serve on our Audit and Risk Committee	3 audit committees

The Nominating and Corporate Governance Committee may grant exceptions to the limits on a case-by-case basis after taking into consideration the facts and circumstances of the request. The Guidelines provide that prior to accepting an invitation to serve on the board or audit committee of another publicly-traded company, a director should advise the Chair of the Board and the Nominating and Corporate Governance Committee of the invitation so that the Board, through the Nominating and Corporate Governance Committee, has the opportunity to review the director’s ability to continue to fulfill his or her responsibilities as a member of the Company’s Board or Audit and Risk Committee. When reviewing such a request, the Nominating and Corporate Governance Committee may consider a number of factors, including the director’s other time commitments, record of attendance at board and committee meetings, potential conflicts of interest and other legal considerations, and the impact of the proposed directorship or audit committee service on the director’s availability.

Mr. Carney serves as chief acquisition officer of Carney Technology Acquisition Corp. II (CTAC), a special purpose acquisition company (SPAC). Mr. Carney reports to the CEO of CTAC and does not serve on the board of directors. After any CTAC initial public offering, Mr. Carney will not be considered an executive of a publicly-traded company for purposes of the Board’s policy limiting service on other public company boards given that service as an officer of a SPAC does not have the same demands as being an executive officer of a typical publicly-traded company.

Management Development and Succession Planning

Our Board believes that one of its primary responsibilities is to oversee the development and retention of executive talent and to ensure that an appropriate succession plan is in place for our Chief Executive Officer and other members of senior management. Each quarter, the Nominating and Corporate Governance Committee meets with our Executive Vice President, Human Resources and other executives to discuss management succession and development planning and to address potential vacancies in senior leadership. The Nominating and Corporate Governance Committee also annually reviews with the Board succession planning for our Chief Executive Officer.

The Board of Directors’ Role in Risk Oversight

Our Board recognizes the importance of effective risk oversight in running a successful business and in fulfilling its fiduciary responsibilities to Visa and its stockholders. While the Chief Executive Officer, Chief Risk Officer, General Counsel, Vice Chairman and Chief Financial Officer, President, Technology and other members of our senior leadership team are responsible for the day-to-day management of risk, our Board is responsible for promoting an appropriate culture of risk management within the Company and for setting the right “tone at the top,” overseeing our aggregate risk profile and monitoring how the Company addresses specific risks, such as strategic and competitive risks, financial risks, brand and reputation risks, cybersecurity and technology risks, ecosystem risks, legal and compliance risks, regulatory risks and operational risks.

Audit and Risk Committee

Oversees risks related to our enterprise risk framework and programs, including:

•  financial statements, financial reporting and internal controls

•  legal and regulatory

•  corporate risk profile, top risks and key operational risks

•  technology, including information security and cybersecurity

•  global privacy program

•  compliance and ethics program, including AML and sanctions; and

•  business continuity program

Compensation Committee

Oversees risks related to employees and compensation, including:

•  our compensation policies and practices for all employees; and

•  our incentive and equity- based compensation plans

For additional information regarding the Compensation Committee’s review of compensation-related risk, please see the section entitled Risk Assessment of Compensation Programs.

Finance Committee

Oversees risks related to mergers and acquisitions and certain financial matters, including:

•  capital investments

•  debt

•  credit and liquidity

•  capital structure; and

•  tax strategy

Nominating and Corporate Governance Committee

Oversees risks related to our overall corporate governance, including:

•  board effectiveness

•  board and committee composition

•  board size and structure

•  director independence

•  board succession

•  senior management succession

•  our corporate responsibility, sustainability and philanthropy; and

•  political participation and contributions

In addition, each of the Committees meets in executive session with management to discuss our risks and exposures. For example, the Audit and Risk Committee meets regularly with our Chief Risk Officer, General Counsel, Vice Chairman and Chief Financial Officer, Chief Auditor and other members of senior management to discuss our major risk exposures and other programs.

Stockholder Engagement on Corporate Governance, Corporate Responsibility and Executive Compensation Matters

Our Board and management team greatly value the opinions and feedback of our stockholders, which is why we have proactive, ongoing engagement with our stockholders throughout the year focused on corporate governance, corporate responsibility and executive compensation, in addition to the ongoing dialogue among our stockholders and our Chairman and Chief Executive Officer, Vice Chairman and Chief Financial Officer and Investor Relations team on Visa’s financial and strategic performance. Our Lead Independent Director and Chairman and Chief Executive Officer met with several of our investors this year to discuss corporate governance, corporate responsibility and executive compensation matters.

Prior to Annual Meeting

•  We reach out to our top 50 investors to discuss corporate governance, corporate responsibility and executive compensation matters, and solicit feedback.

•  Our Board is provided with our stockholders’ feedback for consideration.

•  Board and management discuss feedback and whether action
should be taken.

•  Disclosure enhancements are considered.

•  We review vote proposals and solicit support for Board recommendations on management and stockholder proposals.

Annual Meeting of Stockholders Our stockholders vote on election of directors, executive compensation, ratification of our auditors and other management and stockholder proposals.

Post Annual Meeting

•  Our Board and management review the vote results from our annual meeting.

•  Board and management discuss vote results and whether action should be taken.

•  We start preparing our agenda for our next proxy season outreach.

Feedback from this year’s investor meetings was positive overall with many investors expressing appreciation for the increased transparency in our disclosures on corporate governance, executive compensation and corporate responsibility matters. Topics covered during our discussions with investors included:

•	impact of COVID-19 on operations and employees

•	board composition, including diversity and skills criteria

•	board risk oversight, including cybersecurity and business continuity

•	our executive compensation program and philosophy

•	corporate responsibility and sustainability, including human capital management

A summary of the feedback we received was discussed and considered by the Board, and enhancements have been made to our disclosures to improve transparency in these areas.

Stockholders and other interested parties who wish to communicate with us on these or other matters may contact our Corporate Secretary electronically at corporatesecretary@visa.com or by mail at Visa Inc., P.O. Box 193243, San Francisco, CA 94119.

Communicating with the Board of Directors

Our Board has adopted a process by which stockholders or other interested persons may communicate with the Board or any of its members. Stockholders and other interested parties may send communications in writing to any or all directors (including the Chair or the non-employee directors as a group) electronically to board@visa.com or by mail c/o our Corporate Secretary, Visa Inc., P.O. Box 193243, San Francisco, CA 94119. Communications that meet the procedural and substantive requirements of the process approved by the Board will be delivered to the specified member of the Board, non-employee directors as a group or all members of the Board, as applicable, on a periodic basis, which generally will be in advance of or at each regularly scheduled meeting of the Board. Communications of a more urgent nature will be referred to the General Counsel, who will determine whether it should be delivered more promptly. Additional information regarding the procedural and substantive requirements for communicating with our Board may be found on our website at http://investor.visa.com, under “Corporate Governance – Contact the Board.”

All communications involving accounting, internal accounting controls, and auditing matters, possible violations of, or non-compliance with, applicable legal and regulatory requirements or the Codes, or retaliatory acts against anyone who makes such a complaint or assists in the investigation of such a complaint, may be made via email to businessconduct@visa.com; through our Confidential Compliance Hotline at (888) 289-9322 or our Confidential Online Compliance Hotline at https://visa.alertline.com; or by mail to Visa Inc., Business Conduct Office, P.O. Box 193243, San Francisco, CA 94119. All such communications will be handled in accordance with our Whistleblower Policy, a copy of which may be obtained by contacting our Corporate Secretary.

Attendance at Board, Committee and Annual Stockholder Meetings

Our Board and its committees meet throughout the year on a set schedule, hold special meetings as needed, and act by written consent from time to time. The Board met 10 times during fiscal year 2020. Each director attended at least 92% or more of the aggregate of: (i) the total number of meetings of the Board held during the period in fiscal year 2020 for which he or she served as a director, and (ii) the total number of meetings held by all committees of the Board on which such director served as a member during the period in fiscal year 2020. The total number of meetings held by each committee is listed below, under the heading Committees of the Board of Directors. It is our policy that all members of the Board should endeavor to attend the annual meeting of stockholders. All of our then current directors attended the 2020 Annual Meeting of Stockholders. Ms. Rendle joined the Board in November 2020 and, therefore, did not attend the 2020 Annual Meeting.

Codes of Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics, which applies to all directors, officers, employees and contingent staff of the Company. This Code includes a supplemental Code of Ethics for Certain Executives and Financial Officers, which applies to our Chief Executive Officer, Chief Financial Officer, Controller, General Counsel and other senior financial officers, whom we refer to collectively as senior officers. These Codes require the senior officers to engage in honest and ethical conduct in performing their duties, provide guidelines for the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, and provide mechanisms to report unethical conduct. Our senior officers are held accountable for their adherence to the Codes. If we amend or grant any waiver from a provision of our Codes for officers or directors, we will publicly disclose such amendment or waiver in accordance with and if required by applicable law, including by posting such amendment or waiver on our website at http://investor.visa.com or by filing a current report on Form 8-K with the Securities and Exchange Commission (SEC).

Political Engagement and Disclosure

Public sector decisions significantly affect our business and industry, as well as the communities in which we operate. For this reason, we participate in the political process through regular and constructive engagement with government officials and policy-makers, by encouraging the civic involvement of our employees, and by contributing to candidates and political organizations where permitted by applicable law. We are committed to conducting these activities in a transparent manner that reflects responsible corporate citizenship and best serves the interests of our stockholders, employees, and other stakeholders. Additional information regarding our political activities and oversight may be found at https://usa.visa.com/about-visa/operating-responsibly.html.

Visa has a Political Participation, Lobbying and Contributions Policy (the “Policy”) that prohibits our directors, officers and employees from using Company resources to promote their personal political views, causes or candidates, and specifies that the Company will not directly or indirectly reimburse any personal political contributions or expenses. Directors, officers and employees also may not lobby government officials on the Company’s behalf absent the pre-approval of the Company’s Global Government Engagement department. As such, our lobbying and political spending seek to promote the interests of the Company and its stockholders, and not the personal political preferences of our directors or executives.

Under the Policy, the Nominating and Corporate Governance Committee must pre-approve the use of corporate funds for political contributions, including contributions made to trade associations to support targeted political campaigns and contributions to organizations registered under Section 527 of the U.S. Internal Revenue Code to support political activities. The Policy further requires the Company to make reasonable efforts to obtain from U.S. trade associations whose annual membership dues exceed $25,000 the portion of such dues that are used for political contributions. This information must then be included in the annual contributions report that is posted on our website.

We endeavor to maintain a healthy and transparent relationship with governments around the world by communicating our views and concerns to elected officials and policy-makers. As an industry leader, we encounter challenges and opportunities on a wide range of policy matters. These issues may include regulations and policies on interchange fees, cybersecurity, data security, privacy, intellectual property, surcharging, payroll and prepaid cards, mobile payments, tax, international trade and market access, and financial inclusion, among others.

The Nominating and Corporate Governance Committee annually reviews our political contributions and lobbying expenditures, which includes information regarding memberships in, or payments to, tax-exempt organizations that write and endorse model legislation. Additional information on our political contributions and lobbying expenditures can be found on our website, including our annual contributions report and links to our quarterly U.S. federal lobbying activities and expenditures reports.

In 2020, the Center for Political Accountability assessed our disclosures for its annual CPA-Zicklin Index of Corporate Political Disclosure and Accountability, and designated Visa a “Trendsetter” (the highest designation in the CPA-Zicklin Index).

Corporate Responsibility and Sustainability

We believe that as a trusted brand in payments, Visa has an opportunity and responsibility to contribute to a more inclusive, equitable and sustainable world. As we work toward this goal, we are committed to managing the risks and opportunities that arise from ESG issues.

Integrated Approach

As detailed below, Visa takes an integrated approach to managing ESG performance and transparency, which consists of governance, engagement and reporting on our initiatives.

•

Strategy / Materiality: To inform our corporate responsibility and sustainability strategy, Visa maintains engagement with various stakeholder groups. We also conduct a biennial ESG materiality assessment in accordance with ESG reporting guidelines and reassess our approach to managing priority topics during interim years. We organize and calibrate our corporate responsibility and sustainability strategy around these topics.

•

Governance: At Visa, corporate responsibility and sustainability activities are managed at a functional level across our strategic and operational areas, with executive and Board oversight. Our Chief Sustainability Officer is responsible for leading the development and oversight of our global ESG efforts. In addition, the Visa Corporate Responsibility and Sustainability Leadership Council serves as a central coordinating body facilitating our ESG strategy and reporting efforts. The Leadership Council includes cross-functional representation from more than a dozen senior leaders. The Nominating and Corporate Governance Committee of the Board has formal responsibility to oversee and review our management of ESG matters, including overall ESG strategy, stakeholder engagement, formal reporting, and policies and programs in specific areas such as environmental sustainability, climate change, human rights, political activities and expenditures, social impact and philanthropy.

•

Engagement: Understanding the views and concerns of Visa stakeholders supports our work across our business and ESG strategic priorities. We regularly engage with our stakeholders to help inform our ESG strategy, priorities and actions.

•	Reporting: We are committed to operating with transparency, including through our annual Visa Corporate Responsibility and Sustainability Report as well as additional ESG disclosures and submissions.

Key Focus Areas of ESG Strategy and Recent Progress

Our corporate responsibility and sustainability strategy focuses on priority issues in five areas, each informed by our materiality assessment and stakeholder engagement.

✓ Digitally enabling 50M small/micro businesses worldwide through programs, solutions and partnerships

✓ Formed the Visa Economic Empowerment Institute focused on economic and societal issues

✓ Achieved our 2015 goal to provide 500M unbanked or underserved people with access to a Visa branded payment account by 2020

✓ Committed $210M from the Visa Foundation for pandemic relief and longer-term small/micro business recovery

✓ Supported women’s economic empowerment through new partnerships with iFundWomen and Hand in Hand International, our She’s Next and She Trades initiatives, and our expanded sponsorship of women athletes, teams and sports events

✓ Highest rating in our sector from Gartner Consulting during our 2020 Cybersecurity program review

✓ Decreased overall payment fraud volume during an unprecedented volatility in spend patterns and active/creative fraud attacks

✓ Partnered across the payments ecosystem to share payment intelligence that identified and prevented fraud attacks worldwide

✓ Implemented the California Consumer Privacy Act (CCPA) and prepared for other pending privacy regulations

✓ Matured our Data Use Council and provided global training on data use principles

✓ Supported our employees during COVID-19 through expanded opportunities for remote work, specialized engagement initiatives, broadened childcare and benefit offerings, wellbeing investment/resources, and a commitment to no pandemic-related layoffs in 2020

✓ Created a three-pronged approach to support racial equality including establishing a $10M Visa Black Scholars & Jobs program, ongoing education through a newly created Race Talks series, and increased reporting and tracking of diversity metrics through quarterly business reviews with the Executive Committee

✓ Represented by our Chairman and CEO on the board of directors of Catalyst, a non-profit focused on gender equity research and best practices

✓ Joined Gender and Diversity KPI Alliance (GDKA) to support measurement of gender and diversity progress

✓ Introduced the Visa Learning Hub, our new AI-powered platform for learning that brings together more than 80,000 resources from Visa and our world-class providers

✓ Hosted the second Visa Learning Festival dedicated to virtual learning focused on a growth mindset

✓ Transitioned to 100% renewable electricity across our offices and data centers

✓ Issued our inaugural $500M green bond to finance the transition to low-carbon operations and economy

✓ Launched with CPI Card Group the Earthwise high-content, upcycled payment card

✓ Advanced our sustainable living initiatives, including support of a 27-market study on Healthy & Sustainable Living, lead sponsorship of Netflix’s “Down to Earth w/ Zac Efron” and participation in Travalyst (sustainable travel) and Brands for Good

✓ Participated in education and advocacy in support of climate change policy action

✓ Recognized as a “Trendsetter” for the fifth consecutive year by the Center for Political Accountability for our disclosures related to corporate political contributions

✓ Expanded paid time off for voting in U.S. and joined the Time to Vote Coalition to support our employees in exercising their right to vote

✓ Maturing our business and human rights program, by completing our Human Rights Impact Assessment and ongoing involvement in the Centre for Sport & Human Rights

✓ Expanded supplier diversity program and continued implementation of Visa Supplier Code of Conduct

Third Party Recognition of our Progress

We continued to receive recognition of our ESG leadership by third-party organizations:

•	Dow Jones Sustainability North America Index – In 2020, placed on DJSI for fourth consecutive year

•	FTSE4Good Index – Continued to be named to this Index

•	MSCI – Maintained “A” rating

•	Sustainalytics – Low Risk – ESG Risk Rating

•	America’s 100 Most Just Companies

•	100 Best Corporate Citizens 2020

•	World’s Most Ethical Companies – Named for the eighth consecutive time in 2020

•	America’s Most Responsible Companies 2020

•	Global 2000 World’s Best Employers

•	Best Employers for Diversity

We encourage you to read more about how we are working to build a more inclusive, equitable and sustainable world for everyone, everywhere on our website and in our 2019 Corporate Responsibility & Sustainability Report. Our 2019 Corporate Responsibility & Sustainability Report is not part of or incorporated by reference into this proxy statement.

COMMITTEES OF THE BOARD OF DIRECTORS

The current standing committees of the Board are the Audit and Risk Committee, the Compensation Committee, the Finance Committee, and the Nominating and Corporate Governance Committee. Each of the standing committees operates pursuant to a written charter, which are available on the Investor Relations page of our website at http://investor.visa.com under “Corporate Governance – Committee Composition.”

Audit and Risk Committee

Committee members: Lloyd A. Carney*, Chair Ramon Laguarta Denise M. Morrison* Suzanne Nora Johnson* John A. C. Swainson* * Audit Committee Financial Expert Number of meetings in fiscal year 2020: 7

“In 2020, we faced unique challenges due to the COVID-19 pandemic and as a result, the Committee focused on Visa’s operational resiliency, and key risks, including credit settlement, technology, cybersecurity, fraud and supplier risks.”

– Lloyd A. Carney, Chair

Key Activities in 2020

•

Monitored the integrity of our financial statements, our compliance with legal and regulatory requirements, our internal control over financial reporting and the performance of our internal audit function and KPMG, our independent registered public accounting firm;

•	Discussed the qualifications and independence of KPMG and recommended their re-appointment for FY2020;
•	Selected, approved the compensation of, and oversaw the work of KPMG, including the scope of and plans for the audit for FY2021;
•

Reviewed and discussed with management the disclosures required to be included in our annual report on Form 10-K and our quarterly reports on Form 10-Q, including the Company’s significant accounting policies, and areas subject to significant judgment and estimates;

•	Discussed with KPMG their critical audit matters;
•	Approved fees for KPMG for FY2020 and all audit, audit-related and non-audit fees and services consistent with our pre-approval policy;
•	On a quarterly basis, reviewed audit results and findings prepared by internal audit;
•	Reviewed and recommended the Board approve amendments to our Audit and Risk Committee charter;
•	Monitored compliance with our Code of Business Conduct and Ethics, and reviewed the implementation and effectiveness of the Company’s compliance and ethics program;
•

Reviewed and discussed with management the Company’s financial risks, top risks and other risk exposures and the steps taken to monitor and control those exposures, including our enterprise risk framework and programs, and our acquired entities risk profiles;

•	Monitored the Company’s technology risks, including business continuity, privacy and data protection, and cybersecurity;
•	Reviewed and approved the FY2020 Global Business Continuity Program plan, Risk Appetite Framework, M&A Framework, the FY2020 internal audit plan and the Internal Audit Charter;
•	Reviewed the Company’s insurance coverage and programs;
•	Reviewed and approved our Related Person Transactions Policy, ARC Pre-approval Policy and the Policy on Hiring of Employees and Former Employees of KPMG; and
•

Reviewed and approved the Company’s Whistleblower Policy, procedures for the receipt, retention and treatment of complaints we receive including regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Certain Relationships and Related Person Transactions

The Audit and Risk Committee has adopted a written Statement of Policy with respect to Related Person Transactions (the “Statement of Policy”), governing any transaction, arrangement or relationship between the Company and any related person where the aggregate amount involved will or may be expected to exceed $120,000 and any related person had, has or will have a direct or indirect material interest. Under the Statement of Policy, the Audit and Risk Committee reviews related person transactions and may approve or ratify them only if it is determined that they are in, or not inconsistent with, the best interests of the Company and its stockholders. When reviewing a related person transaction, the Audit and Risk Committee may take into consideration all of the relevant facts and circumstances available to it, including: (i) the material terms and conditions of the transaction or transactions; (ii) the related person’s relationship to Visa; (iii) the related person’s interest in the transaction, including their position or relationship with, or ownership of, any entity that is a party to or has an interest in the transaction; (iv) the approximate dollar value of the transaction; (v) the availability from other sources of comparable products or services; and (vi) an assessment of whether the transaction is on terms that are comparable to the terms available to us from an unrelated third party.

In the event we become aware of a related person transaction that was not previously approved or ratified under the Statement of Policy, the Audit and Risk Committee will evaluate all options available, including ratification, revision or termination of the related person transaction. The Statement of Policy is intended to augment and work in conjunction with our other policies that include code of conduct or conflict of interest provisions, including our Code of Business Conduct and Ethics.

We engage in transactions, arrangements and relationships with many other entities, including financial institutions and professional organizations, in the ordinary course of our business. Some of our directors, executive officers, greater than five percent stockholders and their immediate family members, each a related person under the Statement of Policy, may be directors, officers, partners, employees or stockholders of these entities. We carry out transactions with these entities on customary terms, and, in many instances, our directors and executive officers may not be aware of them. To our knowledge, since the beginning of fiscal year 2020, no related person has had a material interest in any of our business transactions or relationships.

Report of the Audit and Risk Committee

The Committee, composed of independent directors, is responsible for monitoring and overseeing Visa’s financial reporting process on behalf of the Board. The functions of the Committee are described in greater detail in the Audit and Risk Committee Charter, adopted by the Board, which may be found on the Company’s website at http://investor.visa.com under “Corporate Governance – Committee Composition.” Visa’s management has the primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements, and for the public reporting process. KPMG LLP, Visa’s independent registered public accounting firm, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States of America, and on the Company’s internal control over financial reporting.

In this context, the Committee has reviewed and discussed with management the Company’s audited consolidated financial statements for the fiscal year ended September 30, 2020. In addition, the Committee has discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission.

The Committee also has received the written disclosures and the letter from KPMG required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and the Committee has discussed the independence of KPMG with that firm. The Committee also has considered whether KPMG’s provision of non-audit services to the Company impairs the auditor’s independence, and concluded that KPMG is independent from the Committee, the Company and the Company’s management.

Based on the Committee’s review and discussions noted above, the Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020, for filing with the Securities and Exchange Commission.

Audit and Risk Committee of the Board of Directors

Lloyd A. Carney (Chair)

Ramon Laguarta

Denise M. Morrison

Suzanne Nora Johnson

John A. C. Swainson

Compensation Committee

Committee members: Francisco Javier Fernández-Carbajal John F. Lundgren Robert W. Matschullat Denise M. Morrison, Chair Maynard G. Webb, Jr. Number of meetings in fiscal year 2020: 7

“During this extraordinary year, the Committee was actively involved in ensuring that Visa’s compensation program remained aligned with our pay for performance philosophy and our stockholders’ interests. The Committee focused on ensuring that the compensation program is a fair reflection of corporate and individual performance, while motivating and retaining high-performing executives, mitigating compensation-related risks, and recognizing the continued uncertainty caused by COVID-19.”

– Denise M. Morrison, Chair

Key Activities in 2020

•	Reviewed the overall executive compensation philosophy for the Company;
•	Reviewed and approved corporate goals and objectives relevant to our Chief Executive Officer’s and other named executive officers’ compensation, including annual performance objectives;
•

Carefully monitored and assessed the impact of COVID-19 on the executive compensation program and considered the appropriateness of the program by reference to its guiding principles, including pay for performance, alignment with stockholders’ interests, and motivation and retention of key talent;

•

Evaluated the performance of our Chief Executive Officer and other named executive officers in light of corporate and individual goals and objectives and, based on this evaluation, determined, approved and reported to the Board the annual compensation of our Chief Executive Officer and other named executive officers, including salary, bonus, equity and other benefits;

•	Reviewed and recommended to the independent members of the Board the form and amount of compensation of our directors;
•

Oversaw administration and regulatory compliance with regard to the Company’s incentive and equity-based compensation plans, and in October 2020 recommended amendments to the equity incentive plan to the Board;

•	Reviewed the operations of the Company’s executive compensation program to determine whether they are properly coordinated and achieving their intended purposes;
•

Reviewed an annual compensation-risk assessment report and considered whether the Company’s compensation policies and practices contain incentives for executive officers and employees to take risks in performing their duties that are reasonably likely to have a material adverse effect on the Company;

•	Reviewed the Company’s stock ownership guidelines for directors and named executive officers, as well as individual compliance;
•	Reviewed and recommended the Board approve amendments to our Compensation Committee charter;
•	Reviewed and discussed with management the compensation disclosures required to be included in the Company’s annual filings;
•	Oversaw the Company’s submissions to a stockholder vote on executive compensation matters, including the advisory vote on executive compensation (“Say-on-Pay”);
•	Reviewed the results of stockholder votes on executive compensation matters and discussed with management the appropriate engagement with stockholders in response to the votes;
•	Selected an appropriate peer group for executive pay and performance comparisons;
•	Reviewed the Company’s programs and practices related to executive workforce diversity and the administration of the executive compensation program in a non-discriminatory manner; and
•	Received and reviewed updates on regulatory and compensation trends and compliance.

Compensation Committee Interlocks and Insider Participation

None of the members who served on the Compensation Committee (Denise M. Morrison, Francisco Javier Fernández-Carbajal, John F. Lundgren (since April 21, 2020), Robert W. Matschullat, Suzanne Nora Johnson (until February 1, 2020), and Maynard G. Webb, Jr.) was or had ever been one of our officers or employees. In addition, during the last fiscal year, none of our executive officers served as a member of the board of directors or the compensation committee of any other entity that has one or more executive officers serving on our Board or Compensation Committee.

Risk Assessment of Compensation Programs

The Compensation Committee annually considers potential risks when reviewing and approving our compensation program. We have designed our compensation program, including our incentive compensation plans, with specific features to address potential risks while rewarding employees for achieving long-term financial and strategic objectives through prudent business judgment and appropriate risk-taking. The following elements have been incorporated in our compensation program for executive officers:

A Balanced Mix of Compensation Elements

•  The compensation mix for our executive officers is composed of salary, annual cash incentives and long-term equity incentives, representing a mix that is not overly weighted toward short-term cash incentives.

Multiple Performance Factors

•  Our incentive compensation plans use multiple Company-wide metrics and individual performance goals, which encourage the achievement of objectives for the overall benefit of the Company.

Long-Term Incentives • Our long-term incentives are equity-based and generally have a three-year vesting schedule to complement our annual cash-based incentives.

Capped Incentive Awards • Annual incentive awards and performance share awards are capped at 200% of target for executive officers.	Stock Ownership Guidelines • Our guidelines call for significant stock ownership, which aligns the interests of our executive officers with the long-term interests of our stockholders.

Recoupment Policies

•  Our Clawback Policy authorizes the Board to recover past incentive compensation or cancel outstanding awards in the event of a material restatement of the Company’s financial results due to fraud, intentional misconduct or gross negligence of the executive officer.

•  Our equity award agreements also provide for forfeiture of equity-based awards in the event of specified detrimental activity in the absence of a restatement.

Additionally, the Compensation Committee annually considers an assessment of compensation-related risks. Based on this assessment, the Compensation Committee concluded that our compensation program does not create risks that are reasonably likely to have a material adverse effect on Visa. In making this determination, the Compensation Committee reviewed the key design elements of our compensation program in relation to industry “best practices” as presented by Frederic W. Cook & Co. (FW Cook), the Compensation Committee’s independent compensation consultant, as well as the means of mitigating potential risks, such as through our internal controls and oversight by management and the Board. In addition, management completed an inventory of incentive programs below the executive level and reviewed the design of these incentives both internally and with external legal counsel to conclude that such programs do not encourage excessive risk-taking.

Compensation Committee Report

The Compensation Committee has:

•   reviewed and discussed the section entitled Compensation Discussion and Analysis with management; and

•   based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis section be included in this proxy statement.

COMPENSATION COMMITTEE

Denise M. Morrison (Chair)

Francisco Javier Fernández-Carbajal

John F. Lundgren

Robert W. Matschullat

Maynard G. Webb, Jr.

Finance Committee

  Committee members:

  Mary B. Cranston

  Francisco Javier Fernández-Carbajal

  Robert W. Matschullat, Chair

  Linda J. Rendle (effective   November 23, 2020)

  Maynard G. Webb, Jr.

  Number of meetings in
  fiscal year 2020: 8

“The Committee was active in 2020, reviewing several potential M&A transactions and strategic investments, including the proposed acquisition of Plaid, in addition to discussing Visa’s capital structure, financial condition, capital investments, treasury activities and tax strategy.”

– Robert W. Matschullat, Chair

Key Activities in 2020

•	Reviewed several potential M&A transactions and strategic investments, including the proposed acquisition of Plaid;
•	Reviewed the financial and operational performance of prior acquisitions, including integration scorecards;
•	Reviewed and recommended the Company’s quarterly dividend and a $9.5 billion increase to the Class A share buyback program;
•	Reviewed the Company’s capital structure and financial condition, including target leverage ratio and credit ratings;
•	Discussed the Company’s tax strategy;
•	Reviewed insurance coverage and programs;
•	Discussed the Company’s treasury activities and strategy; and
•	Reviewed potential capital investments in advance of FY21 budget approval.

Nominating and Corporate Governance Committee

  Committee members:

  Mary B. Cranston

  Ramon Laguarta

  John F. Lundgren

  Suzanne Nora Johnson

  Linda J. Rendle (effective

  November 23, 2020)

  John A. C. Swainson, Chair

  Number of meetings in
  fiscal year 2020: 3

“This year we focused on management succession planning, board composition, including the addition of Ramon Laguarta and Linda Rendle to the Board, and oversight of Visa’s ESG and shareholder engagement programs.”

– John A. C. Swainson, Chair

Key Activities in 2020

•

Identified, selected and recommended a new director, Linda J. Rendle, to serve as a member of the Board, Finance Committee and Nominating and Corporate Governance Committee, effective November 23, 2020;

•	Recommended to the Board changes to the leadership of the Board’s committees, which resulted in rotating the Compensation Committee Chair;
•	Reviewed the criteria used to identify individuals qualified to become directors to ensure it aligns with our current business needs and long-term strategy;
•	Regularly discussed board composition and reviewed director candidates in light of our director qualification criteria, current business needs and long-term strategy;
•	Reviewed and recommended updates to the Company’s governance practices and policies, which were approved by the Board, including:
•

Bylaws/Certificate of Incorporation, which were revised to include an emergency bylaw provision in the Bylaws, and to permit Class A common stockholders a right to call a special meeting (subject to stockholder approval of Proposal 5);

•

Corporate Governance Guidelines, which were revised to reflect addition of the Finance Committee and reflect current practices regarding board evaluation, director orientation and management succession planning; and

•	Nominating and Corporate Governance Committee Charter, which was updated to reflect current practices regarding ESG oversight and board evaluation.
•	Reaffirmed the Board’s categorical director independence standards, and reviewed the qualifications and determined the independence of the members of the Board and its committees;
•	Reviewed each director’s compliance with the requirements of the Corporate Governance Guidelines relating to service on other boards or audit committees of publicly-traded companies;
•	Reviewed succession and development plans for management, including the succession plan for the Chief Executive Officer in the event of an emergency or retirement;
•	Oversaw the annual evaluation of the Board, its committees and directors;
•	Oversaw our stockholder engagement program on corporate governance, corporate responsibility and executive compensation matters;
•	Discussed two stockholder proposals (Proposals 6 and 7) with management and the Board;
•	Reviewed and approved the 2020 corporate political contribution plan, and oversaw the Company’s political contributions and lobbying activities; and
•	Reviewed corporate responsibility and sustainability developments and oversaw the Company’s charitable giving.

Process for Nomination of Director Candidates

The Nominating and Corporate Governance Committee regularly reviews the composition of the Board, including the qualifications, expertise and characteristics that are represented in the current Board as well as the criteria it considers needed to support Visa’s long-term strategy. After an in-depth review of the candidates, the Nominating and Corporate Governance Committee recommends candidates to the Board in accordance with its charter, our Certificate of Incorporation and Bylaws, our Corporate Governance Guidelines and the criteria adopted by the Board regarding director candidate qualifications. After careful review and consideration, the Board will nominate candidates for election, or re-election, at our annual meeting of stockholders. The Board may appoint a director to the Board during the course of the year to serve until the next meeting of stockholders.

Sources for Candidate Pool	In-Depth Review	Full Board Review	Board Nominates
• Independent directors • Independent search firm • Our management • Stockholders	• Consider skills matrix • Consider diversity • Review independence and potential conflicts For New Candidates: • Screen qualifications • Meet with our directors	Review selected candidates for election / appointment at recommendation by NCGC	Candidates for election to Board at Annual Meeting of Stockholders / appoints to Board during the year

Stockholder Recommended Candidates

Stockholders may recommend a director candidate to be considered for nomination by the Nominating and Corporate Governance Committee by providing the information specified in our Corporate Governance Guidelines to our Corporate Secretary within the timeframe specified for stockholder nominations of directors in our Bylaws. For additional information regarding the process for proposing director candidates to the Nominating and Corporate Governance Committee for consideration, please see our Corporate Governance Guidelines. Stockholders who wish to nominate a person for election as a director at an annual meeting of stockholders must follow the procedure described under the heading Other Information – Stockholder Nomination of Director Candidates and Other Stockholder Proposals for 2022 Annual Meeting on page 125 of this proxy statement. For additional information regarding this process, please see our Bylaws.

Criteria for Nomination to the Board of Directors and Diversity

The Nominating and Corporate Governance Committee applies the same standards in considering director candidates submitted by stockholders as it does in evaluating other candidates, including incumbent directors. The identification and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors and will be significantly influenced by the particular needs of the Board from time to time. As a result, there is no specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and NYSE listing requirements and the provisions of our Certificate of Incorporation, Bylaws, Corporate Governance Guidelines and charters of the Board’s committees. However, the Nominating and Corporate Governance Committee and the Board have identified the ten skills and qualifications listed below as important criteria for membership on the Visa Board.

Payments	Technology	Senior Leadership	Public Company Boards	Financial

Global Markets	Marketing | Brand	Risk	Government | Geo-political	ECommerce | Mobile

In addition to the above qualities, the Board, through the Nominating and Corporate Governance Committee, strives to be a board which reflects the diversity of our key constituencies around the world (clients, customers, employees, business partners and stockholders). While the Board does not have a formal policy on diversity, in assembling our Board, our objective is to have wide diversity in terms of business experiences, functional skills, gender, race, ethnicity and cultural backgrounds. To support this objective, the Nominating and Corporate Governance Committee considers women and minority candidates in the pool from which the Nominating and Corporate Governance Committee considers director candidates.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

We compensate non-employee directors for their service on the Board with a combination of cash and equity awards, the amounts of which are commensurate with their role and involvement, and consistent with peer company practices. In setting director compensation, we consider the significant amount of time our directors expend in fulfilling their duties as well as the skill level required of members of our Board. We intend to compensate our non-employee directors in a way that is competitive, attracts and retains a high caliber of directors, and aligns their interests with those of our stockholders. Mr. Kelly, our Chairman and Chief Executive Officer, does not receive additional compensation for his service as a director.

The Compensation Committee, which is composed solely of independent directors, has the primary responsibility for reviewing and considering any revisions to our director compensation program. The Compensation Committee undertook its annual review of the type and form of compensation paid to our non-employee directors in connection with their service on the Board and its committees for fiscal year 2020, which included an independent analysis completed by FW Cook. As part of this analysis, FW Cook reviewed non-employee director compensation trends and data from peer companies used by the Compensation Committee in connection with its review of executive compensation. Pursuant to the review, and after considering FW Cook’s advice on peer group data, the Compensation Committee approved an increase of the annual cash retainer for non-employee directors to $110,000 from $105,000, effective October 1, 2019, and an increase in the grant date value of the annual equity grant for non-employee directors to $215,000 from $200,000 for grants made on or after the date of the 2020 Annual Meeting of Stockholders. Further, the Compensation Committee approved an increase in the annual cash retainer for membership in each of the Compensation Committee, Finance Committee, and Nominating and Corporate Governance Committee to $15,000 from $10,000, effective October 1, 2019.

Highlights of our Non-Employee Director Compensation Program

AMONG THE HIGHLIGHTS OF OUR PROGRAM ARE:

No Fees for Board or Committee Meeting Attendance: Meeting attendance is an expected part of board service.
Emphasis on Equity: There is an emphasis on equity in the overall compensation mix to further align interests with stockholders.
Recognition of Special Roles: Special roles (such as Lead Independent Director and Committee Chairs) are fairly recognized for their additional time commitments.
Formulaic Annual Equity Grants with Immediate Vesting: Equity awards are granted annually under a fixed-value formula with immediate vesting to support independence.
Robust Stock Ownership Guidelines: A guideline of five times the annual board membership cash retainer supports alignment with stockholders’ interests.
Limited Perquisites and No Related Tax Gross-Ups: Other benefits, such as matching charitable contributions, are limited.

Annual Retainers Paid in Cash

Each non-employee director receives an annual cash retainer for his or her service on the Board, as well as additional cash retainers if he or she serves as the Lead Independent Director, on a committee or as the chair of a committee. The following table lists the cash retainer amounts in effect during fiscal year 2020.

Type of Retainer	Amount of Retainer

Annual Board Membership	$110,000

Lead Independent Director	$75,000

Audit and Risk Committee Membership	$20,000

Compensation Committee Membership	$15,000

Finance Committee Membership	$15,000

Nominating and Corporate Governance Committee Membership	$15,000

Audit and Risk Committee Chair	$25,000 (in addition to member retainer)

Compensation Committee Chair	$20,000 (in addition to member retainer)

Finance Committee Chair	$20,000 (in addition to member retainer)

Nominating and Corporate Governance Committee Chair	$20,000 (in addition to member retainer)

U.S.-based directors may defer the payment of all or a portion of the cash retainer payments. All cash retainers are paid in quarterly installments throughout the year unless a director elected to defer the payment. Directors are also reimbursed for customary expenses incurred while attending meetings of the Board and its committees.

Equity Compensation

Each non-employee director also receives an annual equity grant under our 2007 Equity Incentive Compensation Plan, which limits the total grant date value of equity grants that may be made to our non-employee directors to $500,000 in a single fiscal year. On January 28, 2020, the date of our Annual Meeting of Stockholders, each non-employee director received a restricted stock unit grant determined by dividing $215,000 by the per share closing price of our Class A common stock on that date, rounded to the nearest whole share. Following the date of a director’s election or appointment to the Board on a date other than at an Annual Meeting of Stockholders, the director receives a prorated initial grant based on the partial year of board service. Accordingly, Ramon Laguarta, who was appointed to the board on November 20, 2019, received a restricted stock unit grant determined by dividing $33,333 by the per share closing price of our Class A common stock on December 15, 2019, rounded to the nearest whole share. Restricted stock unit grants to all non-employee directors vest immediately upon grant. Directors may elect to defer settlement of all or a portion of their equity grants.

Stock Ownership Guidelines

The stock ownership guidelines for our non-employee directors specify that each director should own shares of our common stock equal to five times the annual board membership cash retainer. Equity interests that count toward the satisfaction of these guidelines include shares owned outright by the director, shares jointly owned and restricted stock units payable in shares. Directors have five years from the date they become a member of the Board to attain these ownership levels. Each non-employee director with at least five years of service on our Board currently meets or exceeds the ownership guidelines. We also have an insider trading policy which, among other things, prohibits directors from hedging the economic risk of their stock ownership or pledging their shares.

Charitable Matching Gift Program

Our non-employee directors may participate in our Board Charitable Matching Gift Program. Under this program, Visa will match contributions to eligible non-profit organizations, up to a maximum of $15,000 per director per calendar year. Our non-employee directors may also participate in our Political Action Committee (“PAC”) Charitable Matching Program. Under this program, when non-employee directors make a contribution to the Visa PAC, Visa will match their contribution to a qualifying charity or charities the non-employee director selects, up to a maximum of $5,000 per director per calendar year.

Director Compensation Table for Fiscal Year 2020

The following tables provide information on the total compensation earned by each of our non-employee directors who served during fiscal year 2020. Ms. Rendle was appointed to the Board effective November 23, 2020. As a result, she did not receive director compensation during fiscal year 2020.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)

Lloyd A. Carney	155,000	215,021	5,000	375,021

Mary B. Cranston	142,500	215,021	35,000	392,521

Francisco Javier Fernández-Carbajal	140,000	215,021	15,000	370,021

Ramon Laguarta(4)	108,750	248,346	-	357,096

John F. Lundgren	203,750	215,021	5,000	423,771

Robert W. Matschullat	160,000	215,021	20,000	395,021

Denise M. Morrison	155,000	215,021	10,000	380,021

Suzanne Nora Johnson	152,500	215,021	20,000	387,521

John A. C. Swainson	165,000	215,021	19,500	399,521

Maynard G. Webb, Jr.	140,000	215,021	20,000	375,021

(1)	Additional information describing these fees is included under the heading Fees Earned or Paid in Cash.

(2)

Represents the aggregate grant date fair value of the awards granted to each director computed in accordance with stock-based accounting rules (Financial Standards Accounting Board (“FASB”) ASC Topic 718). Assumptions used in the calculation of these amounts are included in Note 17 – Share-based Compensation to our fiscal year 2020 consolidated financial statements, which are included in our Annual Report on Form 10-K filed with the SEC on November 19, 2020 (the “Form 10-K”).

(3)

Amounts include the matching contributions we made on behalf of the following directors for fiscal year 2020 pursuant to our Board Charitable Matching Gift Program: $30,000 for Ms. Cranston; $15,000 for each of Mr. Fernández-Carbajal, Mr. Matschullat, Ms. Nora Johnson, and Mr. Webb; $14,500 for Mr. Swainson; and $5,000 for Ms. Morrison. For Ms. Cranston, the amount shown exceeds the charitable match limit of $15,000 for calendar year 2020 because her fiscal year total includes fiscal year 2020 contributions made during calendar year 2019. The amounts also include the $5,000 matching contributions we made on behalf of each of the following directors for fiscal year 2020 pursuant to our PAC Charitable Matching Program: Mr. Carney, Ms. Cranston, Mr. Lundgren, Mr. Matschullat, Ms. Morrison, Ms. Nora Johnson, Mr. Swainson and Mr. Webb.

(4)

Mr. Laguarta received an additional prorated stock award in the form of restricted stock units for his initial partial year of service as a director for the period from his appointment to the Board on November 20, 2019 through January 28, 2020.

Fees Earned or Paid in Cash

The following table sets forth additional information with respect to the amounts reported in the “Fees Earned or Paid in Cash” column in the Director Compensation Table above for fiscal year 2020.

Name	Board Retainer ($)	Independent Chair/Lead Independent Director Retainer ($)	Audit and Risk Committee Chair/ Member Retainer ($)	Compensation Committee Chair/ Member Retainer ($)	Finance Committee Chair/ Member Retainer ($)	Nominating and Corporate Governance Committee Chair/ Member Retainer ($)
Lloyd A. Carney	110,000	-	45,000	-	-	-
Mary B. Cranston	110,000	-	10,000	-	7,500	15,000
Francisco Javier Fernández-Carbajal	110,000	-	-	15,000	15,000	-
Ramon Laguarta	82,500	-	15,000	-	-	11,250
John F. Lundgren	110,000	75,000	-	3,750	-	15,000
Robert W. Matschullat	110,000	-	-	15,000	35,000	-
Denise M. Morrison	110,000	-	20,000	25,000	-	-
Suzanne Nora Johnson	110,000	-	10,000	17,500	-	15,000
John A. C. Swainson	110,000	-	20,000	-	-	35,000
Maynard G. Webb, Jr.	110,000	-	-	15,000	15,000	-

Note:	Certain directors rotated Committee assignments during the fiscal year. Fees have been prorated to reflect the portion of the fiscal year that the directors served on the Committee.

Fiscal Year 2021 Director Compensation

After consultation with FW Cook, and pursuant to the annual compensation review process described above, the Compensation Committee determined that it would not make any changes to the non-employee director compensation program for fiscal year 2021.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Board currently consists of twelve directors, each of whom is nominated for election at our Annual Meeting, including eleven independent directors and our Chairman and Chief Executive Officer. Each director is elected to serve a one-year term, with all directors subject to annual election.

At the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the following twelve persons to serve as directors for the term beginning at the Annual Meeting on January 26, 2021: Lloyd A. Carney, Mary B. Cranston, Francisco Javier Fernández-Carbajal, Alfred F. Kelly, Jr., Ramon Laguarta, John F. Lundgren, Robert W. Matschullat, Denise M. Morrison, Suzanne Nora Johnson, Linda J. Rendle, John A. C. Swainson and Maynard G. Webb, Jr. Ms. Rendle was recommended by a non-management director and was vetted by a global search firm. She was nominated by the Nominating and Corporate Governance Committee after an extensive and careful search was conducted by this search firm, and numerous candidates were considered. The primary functions served by the search firm included identifying potential candidates who meet the key attributes, experience and skills described under “Criteria for Nomination to the Board of Directors and Diversity” above, as well as compiling information regarding each candidate’s attributes, experience, skills and independence and conveying the information to the Nominating and Corporate Governance Committee.

Unless proxy cards are otherwise marked, the persons named as proxies will vote all executed proxies FOR the election of each nominee named in this section. Proxies submitted to Visa cannot be voted at the Annual Meeting for nominees other than those nominees named in this proxy statement. However, if any director nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee designated by the Board. Alternatively, the Board may reduce the size of the Board. Each nominee has consented to serve as a director if elected, and the Board does not believe that any nominee will be unwilling or unable to serve if elected as a director. Each director will hold office until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES TO SERVE AS DIRECTORS.

Summary of Director Qualifications and Experience

Payments		●	●	●			●		●		●	●
Technology	●			●			●		●		●	●
Senior Leadership	●	●	●	●	●	●	●	●	●	●	●	●
Public Company Boards	●	●	●	●	●	●	●	●	●	●	●	●
Financial	●	●	●	●	●	●	●	●	●	●	●	●
Global Markets	●	●	●	●	●	●	●	●	●	●	●	●
Marketing | Brand				●		●	●	●		●		●
Risk	●	●	●	●		●	●	●	●	●	●
Government | Geo-political	●	●	●	●					●
E-Commerce | Mobile				●				●		●		●
Gender Diversity		●						●	●	●
African-American / Black	●
Latinx / Spanish Heritage			●		●
Years on Board	5	13	13	7	1	3	13	2	13	<1	13	7

DIRECTOR NOMINEE BIOGRAPHIES

The following is additional information about each of the director nominees as of the date of this proxy statement, including their professional background, director positions held currently or at any time during the last five years, and the specific qualifications, experience, attributes or skills that caused the Nominating and Corporate Governance Committee and our Board to determine that the nominee should serve as one of our directors.

Lloyd A. Carney Age: 58 Independent Director Since: June 2015 Board Committees: Audit and Risk Committee

Public Company Directorships:

(current) Grid Dynamics Holdings Inc. (Chairman); Nuance Communications, Inc. (Chairman); Vertex Pharmaceuticals; Visa Inc.

(prior) Brocade Communications Systems, Inc., Cypress Semiconductor Corporation; Micromuse, Inc. (Chairman)

Career Highlights:

•  Chief Acquisition Officer of Carney Technology Acquisition Corp. II, a special purpose acquisition corporation, since September 2020

•  Chief Executive Officer, Carney Global Ventures, LLC, an early round investor, since March 2007

•  Chief Executive Officer and director of Brocade Communications Systems, Inc., a global supplier of networking hardware and software from January 2013 to November 2017

•  Chief Executive Officer and director of Xsigo Systems, an information technology and hardware company, from 2008 to 2012

•  Chief Executive Officer and chairman of the board of Micromuse, Inc., a networking management software company, acquired by IBM, from 2003 to 2006

•  B.S. degree in Electrical Engineering Technology and an Honorary PhD from the Wentworth Institute of Technology, and a M.S. degree in Applied Business Management from Lesley College

Specific Qualifications, Experience, Attributes and Skills:

•  Held senior leadership roles at Juniper Networks, Inc., a networking equipment provider, Nortel Networks Inc., a former telecommunications and data networking equipment manufacturer, and Bay Networks, Inc., a computer networking products manufacturer

•  As former Chief Executive Officer for Brocade and prior to that for multiple technology companies, he has extensive experience with information technology, strategic planning, finance and risk management

•  As a director of a number of public and private companies, he has experience with corporate governance, financial reporting and controls, risk management and business strategy and operations

Mary B. Cranston Age: 72 Independent Director Since: October 2007 Board Committees: Finance Committee; Nominating and Corporate Governance Committee

Public Company Directorships:

(current) The Chemours Company; McAfee Corp.; Visa Inc.

(prior) MyoKardia, Inc.; Exponent, Inc.; GrafTech International, Inc.; International Rectifier Corporation; Juniper Networks, Inc.

Career Highlights:

•  Retired Senior Partner of Pillsbury Winthrop Shaw Pittman LLP, an international law firm

•  Chair and Chief Executive Officer of Pillsbury from January 1999 to April 2006; continued to serve as Chair of the firm until December 2006; Firm Senior Partner until January 2012

•  A.B. degree in Political Science from Stanford University, a J.D. degree from Stanford Law School and a M.A. degree in Educational Psychology from the University of California, Los Angeles

Specific Qualifications, Experience, Attributes and Skills:

•  Gained a broad understanding of the business and regulation of the financial services industry as well as of the management of a global enterprise through tenure at the Pillsbury law firm

•  Represented banks and financial institutions for over 30 years, and as Chief Executive Officer of the law firm, regularly met with senior executives from banking clients, covering concerns and issues relevant to the financial services industry

•  Oversaw the opening of the firm’s offices in London, Singapore, Sydney and Hong Kong, and expanded the Tokyo office

•  Substantial expertise in complex antitrust, class action and securities law cases and was recognized by the National Law Journal in 2002 as one of the “100 Most Influential Lawyers in America”

•  Regularly reviewed corporate strategies and financial and operational risks as a director of other U.S. publicly-traded companies

•  Identified and managed legal risks for many Fortune 500 companies throughout her legal career

•  Experience and background provide her with significant insight into the legal and regulatory issues facing Visa and its clients, as well as into the challenges of operating a diverse, multinational enterprise

Francisco Javier Fernández-Carbajal Age: 65 Independent Director Since: October 2007 Board Committees: Compensation Committee; Finance Committee

Public Company Directorships:

(current) ALFA S.A.B. de C.V.; CEMEX S.A.B. de C.V.; Fomento Economico Mexicano, S.A.B. de C.V.; Visa Inc.

(prior) El Puerto de Liverpool, S.A.B. de C.V.; Fresnillo, plc; Grupo Aeroportuario del Pacifico, S.A.B. de C.V.; Grupo Bimbo, S.A.B. de C.V.; Grupo Gigante, S.A.B. de C.V.; Grupo Lamosa, S.A.B. de C.V.; IXE Grupo Financiero S.A.B. de C.V.

Career Highlights:

•  Consultant for public and private investment transactions and wealth management advisor since January 2002

•  Chief Executive Officer of Servicios Administrativos Contry S.A. de C.V., a privately held company that provides central administrative and investment management services, since June 2005

•  Chief Executive Officer of the Corporate Development Division of Grupo Financiero BBVA Bancomer, S.A., a Mexico-based banking and financial services company that owns BBVA Bancomer, one of Mexico’s largest banks from July 2000 to January 2002; held other senior executive positions at Grupo Financiero BBVA Bancomer since joining in September 1991, serving as President from October 1999 to July 2000, and as Chief Financial Officer from October 1995 to October 1999

•  Degree in Mechanical and Electrical Engineering from the Instituto Tecnológico y de Estudios Superiores de Monterrey and an M.B.A. degree from Harvard Business School

Specific Qualifications, Experience, Attributes and Skills:

•  Substantial payment systems, financial services and leadership experience from his tenure with Grupo Financiero BBVA Bancomer, for which he served in a variety of senior executive roles, including Chief Executive Officer of the Corporate Development Division, Executive Vice President of Strategic Planning, Deputy President of Systems and Operations, Chief Information Officer, Deputy President, President and Chief Financial Officer

•  Background and career in the payments and financial services industry in Mexico enable him to bring global perspectives to the board and to provide relevant insights regarding Visa’s strategies, operations and management. In addition, he chaired the BBVA Bancomer’s Assets and Liabilities Committee, Credit Committee and Operational Risk Committee, which enhanced his understanding of risk management of large, complex organizations

•  As the Chief Financial Officer of a large publicly-traded company, and through his board and committee membership with several large companies in Mexico, he has accumulated extensive experience in corporate finance and accounting, financial reporting and internal controls, human resources and compensation, which contributes to his service on our Compensation and Finance Committees

Alfred F. Kelly, Jr. Age: 62 Director Since: January 2014 Board Committees: None

Public Company Directorships:

(current) Visa Inc.

(prior) MetLife Inc.; Affinion Group Holdings, Inc.; Affinion Group, Inc.

Career Highlights:

•  Chief Executive Officer, Visa Inc. since December 2016 and Chairman since April 2019

•  Chief Executive Officer and President of Intersection, a digital technology and media company, from March 2016 to October 2016

•  Management Advisor, TowerBrook Capital Partners L.P. from April 2015 to February 2016

•  Chairman, President and Chief Executive Officer of the 2014 NY/NJ Super Bowl Host Company, the entity created to raise funds for and host Super Bowl XLVIII, from April 2011 to August 2014

•  Held senior positions at the American Express Company, a global financial services company, for 23 years, including serving as President from July 2007 to April 2010, Group President, Consumer, Small Business and Merchant Services from June 2005 to July 2007, and Group President, U.S. Consumer and Small Business Services from June 2000 to June 2005

•  Former head of information systems at the White House from 1985 to 1987

•  Held various positions in information systems and financial planning at PepsiCo Inc. from 1981 to 1985

•  B.A. degree in Computer and Information Science and an M.B.A. degree from Iona College

Specific Qualifications, Experience, Attributes and Skills:

•  As the President of American Express, he was responsible for the company’s global consumer businesses, including consumer and small business cards, customer service, global banking, prepaid products, consumer travel and risk and information management

•  Significant tenure and experience as a senior executive of a global financial services and payment card company provide him with a thorough understanding of our business and industry

•  Has experience in information technology and data management, both areas relevant to our business, from his service as the head of information systems of the White House and his roles at PepsiCo

•  His previous service as a member of the Audit Committee of MetLife, and as Chair of the Audit Committees of Affinion Group Holdings, Inc. and its wholly-owned subsidiary, Affinion Group, Inc., enhanced his expertise in the areas of corporate finance, accounting, internal controls and procedures for financial reporting, risk management oversight and other audit committee functions

Ramon Laguarta Age: 57 Independent Director Since: November 2019 Board Committees: Audit and Risk Committee; Nominating and Corporate Governance Committee

Public Company Directorships:

(current) PepsiCo, Inc.; Visa Inc.

(prior) none

Career Highlights:

•  Chief Executive Officer of PepsiCo, Inc. since October 2018 and Chairman of the Board since February 2019

•  Held several other senior positions at PepsiCo for over 20 years, including: President (2017-2018); Chief Executive Officer, Europe Sub-Saharan Africa (2015-2017); Chief Executive Officer, Europe (2015); President, Developing and Emerging Markets, PepsiCo Europe (2012-2015); President, Eastern Europe, PepsiCo Europe (2008-2012); Commercial Vice President, Snacks and Beverages, PepsiCo Europe (2006-2008); General Manager, Iberia Snacks and Juices (2003-2006); General Manager, Spain Snacks (2001-2003); General Manager, Greece and Cyprus (1999-2001); and Vice President, Business Development (1996-1999)

•  M.B.A. in international business from ESADE Business School in Spain and a Masters in international management from Thunderbird School of Global Management at Arizona State University

Specific Qualifications, Experience, Attributes and Skills:

•  Strong leadership skills and extensive consumer packaged goods experience gained from the 20-plus years he spent in a variety of senior operational and executive roles at PepsiCo enables him to provide valuable market and consumer insights.

•  His numerous international senior management positions, including living in Europe and leading PepsiCo’s Europe Sub-Saharan Africa division, which has operations that span three continents and is composed of developed, developing and emerging markets, provides invaluable perspectives on the global marketplace and sustainability. He speaks multiple languages including English, Spanish, French, German and Greek.

•  His deep experience and strong understanding of the key strategic challenges and opportunities of running a large global business make him well-positioned to oversee strategic planning, operations, marketing, brand development and logistics.

John F. Lundgren Age: 69 Independent Director Since: April 2017 Board Committees: Compensation Committee; Nominating and Corporate Governance Committee

Public Company Directorships:

(current) Callaway Golf Company (Chairman); Visa Inc.

(prior) Stanley Black & Decker, Inc.; Staples, Inc.

Career Highlights:

•  Lead Independent Director of our Board since April 2019

•  Chief Executive Officer of Stanley Black & Decker, Inc. from March 2010 until his retirement in July 2016; also served as Chairman until December 2016

•  Chairman and Chief Executive Officer of The Stanley Works, a worldwide supplier of consumer products, industrial tools and security solutions for professional, industrial and consumer use, from March 2004 until its merger with Black & Decker in March 2010

•  President of European Consumer Products of Georgia-Pacific Corporation from January 2000 to February 2004

•  President of European Consumer Products of James River Corporation from 1995 to 1997 and Fort James Corporation from 1997 to 2000 until its acquisition by Georgia-Pacific

•  B.A. degree from Dartmouth College and an M.B.A. from Stanford University

Specific Qualifications, Experience, Attributes and Skills:

•  Substantial executive leadership and brand experience having served over 12 years as Chief Executive Officer and Chairman of Stanley Black & Decker and The Stanley Works

•  Knowledge and experience with consumer market in Europe having served as President, European Consumer Products of Georgia Pacific Corporation, Fort James Corporation and James River Corporation for over 14 years

•  Currently serves as a member of the Audit Committee of Callaway Golf Company, providing him with experience in the areas of corporate finance, accounting, internal controls and procedures for financial reporting, risk management oversight and other audit committee functions

•  As a director of other public companies, he has experience with corporate governance, risk management, and business strategy and operations

Robert W. Matschullat Age: 73 Independent Director Since: October 2007 Board Committees: Compensation Committee; Finance Committee

Public Company Directorships:

(current) Visa Inc.

(prior) The Clorox Company; The Walt Disney Company; McKesson Corporation; Morgan Stanley & Co. Incorporated; The Seagram Company Limited

Career Highlights:

•  Independent Chair of our Board from April 2013 to April 2019

•  Independent Lead Director (November 2012 to July 2015); interim Chairman and interim Chief Executive Officer (March 2006 to October 2006); Presiding Director (January 2005 to March 2006), and Chairman of the board (January 2004 to January 2005) of the Clorox Company, a global consumer products company

•  Vice Chairman of the board of directors and Chief Financial Officer of The Seagram Company Limited, a global company with entertainment and beverage operations, from 1995 until 2000

•  Head of worldwide investment banking at Morgan Stanley & Co. Incorporated, a securities and investment firm, from 1991 to 1995

•  Served on the board of directors of The Clorox Company from 2004 to 2020, The Walt Disney Company from 2002 to 2018, McKesson Corporation from 2002 to 2007, and Morgan Stanley from 1992 to 1995

•  B.A. degree in Sociology from Stanford University and an M.B.A. degree from the Stanford Graduate School of Business

Specific Qualifications, Experience, Attributes and Skills:

•  Substantial executive leadership, financial services and risk management experience, having served as the head of worldwide investment banking and a director of Morgan Stanley, the Vice Chairman and Chief Financial Officer of Seagram, and the Chairman and interim Chief Executive Officer of Clorox

•  Was responsible for all finance, strategic planning, corporate communications, government, tax, accounting and internal auditing, mergers and acquisitions and risk management functions at Seagram

•  Served as the chair of the Audit Committee of Disney and Clorox, and as chair of the Finance Committee and a member of the Audit Committee of McKesson. These roles enhanced his expertise in the areas of corporate finance, accounting, internal controls and procedures for financial reporting, risk management oversight and other audit committee functions

•  Has experience managing complex, multinational operations from his tenure at Morgan Stanley, which operates in over 42 countries around the world, as well as Seagram and Clorox, whose products are sold in over 100 countries

Denise M. Morrison Age: 66 Independent Director Since: August 2018 Board Committees: Audit and Risk Committee; Compensation Committee

Public Company Directorships:

(current) MetLife, Inc.; Quest Diagnostics; Visa Inc.

(prior) Campbell Soup Company

Career Highlights:

•  Founder of Denise Morrison & Associates, LLC, a consulting firm, since October 2018

•  President and Chief Executive Officer (August 2011 to May 2018), and a Board member (October 2010 to May 2018); Executive Vice President and COO (October 2010 to July 2011); Senior Vice President, President of North America Soup, Sauces and Beverages (October 2007 to September 2010); President, Campbell USA (June 2005 to September 2007); and President, Global Sales and Chief Customer Officer (April 2003 and May 2005) of Campbell Soup Company, a food and beverage company

•  Held senior positions at Kraft Foods, Inc., a food and beverage company, including Executive Vice President and General Manager, Snacks Division from 2001 to 2003; Executive Vice President and General Manager, Confections Division in 2001; Senior Vice President and General Manager, Nabisco Down the Street Division in 2000; Senior Vice President, Nabisco Sales and Integrated Logistics from 1998 to 2000; Vice President, Nabisco Foods Sales and Integrated Logistics from 1997 to 1998 and Area Vice President, West, Nabisco Sales and Integrated Logistics from 1995 to 1997

•  Held various senior marketing and sales positions at Nestle SA from 1984 to 1995

•  Held Business Development manager position at PepsiCo, Inc. from 1982 to 1984

•  Held various manager and sales positions at The Procter & Gamble Company from 1975 to 1982

•  B.S. degrees in Economics and Psychology from Boston College

Specific Qualifications, Experience, Attributes and Skills:

•  Distinguished record of building strong businesses and growing iconic brands, having served over 15 years as Chief Executive Officer and other senior management roles at Campbell Soup Company, whose products are sold in over 120 countries around the world

•  Her extensive executive leadership experience provides her with a strong understanding of the key strategic challenges and opportunities of running a large, complex business, including financial management, operations, risk management, talent management and succession planning, which contributes to her service on our Audit and Risk and Compensation Committees

•  Her prior experience in sales, marketing, operations and business development in leading consumer product companies add to her deep understanding of the consumer and retail market

•  Her board and committee service with public and private companies provide her with a strong understanding of the effective functioning of corporate governance structures

Suzanne Nora Johnson Age: 63 Independent Director Since: October 2007 Board Committees: Audit and Risk Committee; Nominating and Corporate Governance Committee

Public Company Directorships:

(current) Intuit Inc.; Pfizer Inc.; Visa Inc.

(prior) American International Group, Inc.

Career Highlights:

•  Vice Chairman of the Goldman Sachs Group, Inc., a bank holding company and a global investment banking, securities and investment management firm, from November 2004 until her retirement in January 2007

•  Served in various leadership roles at Goldman Sachs, including Chair of the Global Markets Institute, head of the Global Investment Research Division and head of the Global Healthcare Business; founded the firm’s Latin American business

•  B.A. degree in Economics, Philosophy/Religion and Political Science from the University of Southern California and a J.D. degree from Harvard Law School

Specific Qualifications, Experience, Attributes and Skills:

•  Extensive financial services, international and executive leadership experience from her 21-year tenure at Goldman Sachs. As Vice Chairman of the firm, as well as in her prior roles as Chair of the Global Markets Institute, head of the Global Investment Research Division and head of the firm’s Global Healthcare Business, she gained expertise in strategic and financial planning, risk oversight and multinational operations, which enables her to provide sound guidance and insight regarding Visa’s strategies and management

•  Significant financial experience from her work in investment banking and investment research, including a thorough understanding of financial statements, corporate finance, accounting and capital markets

•  Clerked for the United States Court of Appeals for the Fourth Circuit and practiced transactional and banking law at a pre-eminent national law firm, a background that provides her with insight into the laws and regulations that impact Visa

•  Her board and committee service for Intuit and Pfizer similarly contribute to her strong understanding of corporate governance and the best practices of effective publicly-traded company boards

Linda J. Rendle Age: 42 Independent Director Since: November 2020 Board Committees: Finance Committee; Nominating and Corporate Governance Committee

Public Company Directorships:

(current) The Clorox Company; Visa Inc.

(prior) none

Career Highlights:

•  Chief Executive Officer of The Clorox Company since September 2020

•  Held several other senior positions at Clorox for nearly 20 years, including: President (May 2020-September 2020); EVP, Global Operations & Strategy, Cleaning and International (July 2019-May 2020); EVP, Global Operations & Strategy, International, Better Health (January 2019-July 2019); EVP and General Manager, Cleaning, Professional Products and Strategy (June 2018-January 2019); SVP and General Manager, Cleaning and Professional Products (April 2017-June 2018); SVP and General Manager, Cleaning (August 2016-April 2017); VP and General Manager, Home Care (October 2014-August 2016); VP, Sales, Cleaning (April 2012-October 2014); other positions of increasing responsibility, including VP, Sales, Directors of Sales Planning and Senior Sales Analyst (January 2003-April 2012)

•  Held several positions in sales management at Procter & Gamble from August 2000 to December 2002

•  Bachelor’s degree in Economics from Harvard University

Specific Qualifications, Experience, Attributes and Skills:

•  Strong track record of outstanding business results and values-led leadership, gained from nearly 20 years spent in a variety of senior operational and executive roles across many of Clorox’s businesses, provide her with a diverse perspective on global sales, product innovation and business strategy.

•  As CEO of a global company, her extensive experience and instrumental role in developing key corporate strategies provide important insights and perspectives with respect to global product development, growth and long-range planning.

John A. C. Swainson Age: 66 Independent Director Since: October 2007 Board Committees: Audit and Risk Committee; Nominating and Corporate Governance Committee

Public Company Directorships:

(current) Schneider National, Inc.; Visa Inc.

(prior) Assurant Inc.; Broadcom Corporation, CA, Inc.; Cadence Design Systems Inc.

Career Highlights:

•  Executive Partner, Siris Capital Group, a private equity firm, since November 2017

•  President of the Software Group of Dell Inc., a global computer manufacturer and information technology solutions provider, from February 2012 to November 2016

•  Senior Advisor to Silver Lake Partners, a global private investment firm, from June 2010 to February 2012

•  Chief Executive Officer of CA, Inc. (now CA Technologies), an information technology management software company, from February 2005 to December 2009 and was President and a director of CA, Inc. from November 2004 to December 2009

•  Vice President of Worldwide Sales for the Software Group of International Business Machines Corporation (IBM), a globally integrated technology company, from July 2004 to November 2004

•  General Manager of the Application Integration Middleware division of IBM from 1997 to 2004

•  Bachelor of Applied Science degree in Engineering from the University of British Columbia

Specific Qualifications, Experience, Attributes and Skills:

•  Significant experience in the information technology industry, as well as in executive management, international operations, strategy, sales and marketing, from his tenure at Dell, CA Inc., and IBM

•  Responsible for leading Dell’s worldwide software businesses as the President of the Software Group, including software delivered as part of Dell’s hardware and services operations.

•  Oversaw the strategic direction and day-to-day operations as the Chief Executive Officer and director of CA, Inc., which is a multinational enterprise software business serving clients around the globe

•  Spent 26 years as a senior executive at IBM, including as Vice President of Worldwide Software Sales, where he oversaw sales for all IBM software products globally

•  Served as the General Manager of the Application Integration and Middleware Division, IBM’s largest software division, where he and his team developed, marketed and launched highly successful middleware products

•  Member of IBM’s Worldwide Management Council, strategy team and senior leadership team

•  Extensive executive experience from his roles at Dell, CA Inc., and IBM enables him to provide valuable insight into Visa’s product and growth strategies and other key aspects of the Company’s day-to-day business and management

•  Prior board and committee service for Cadence Design Systems Inc., Assurant Inc. and Broadcom Corporation broadened his exposure to new technologies, and provided him with expertise in the corporate governance of U.S. publicly-traded companies, which is relevant to his service on our Nominating and Corporate Governance Committee and Audit and Risk Committee

Maynard G. Webb, Jr. Age: 65 Independent Director Since: January 2014 Board Committees: Compensation Committee; Finance Committee

Public Company Directorships:

(current) Salesforce.com. Inc.; Visa Inc.

(prior) Extensity, Inc.; Gartner, Inc.; Hyperion Solutions Corporation; LiveOps, Inc.; Niku Corporation; Yahoo! Inc.

Career Highlights:

•  Founder of Webb Investment Network, an early stage investment firm, and a co-founder of Everwise Corporation, a provider of workplace mentoring solutions

•  Chairman of the Board of LiveOps Inc., a cloud-based call center, from 2008 to 2013 and was its Chief Executive Officer from December 2006 to July 2011

•  Chief Operating Officer of eBay, Inc., a global commerce and payments provider, from June 2002 to August 2006, and President of eBay Technologies from August 1999 to June 2002

•  Senior Vice President and Chief Information Officer at Gateway, Inc., a computer manufacturer, from July 1998 to August 1999

•  Vice President and Chief Information Officer at Bay Networks, Inc., a computer networking products manufacturer, from February 1995 to July 1998

•  Bachelor of Applied Arts degree from Florida Atlantic University

Specific Qualifications, Experience, Attributes and Skills:

•  Significant experience in developing, managing and leading high-growth technology companies, both from his roles as an investor and as a senior executive of LiveOps and eBay

•  Substantial leadership and operational experience, having served as the Chief Executive Officer of LiveOps, Chief Operating Officer of eBay, Inc., President of eBay Technologies, and as Chief Information Officer of Gateway and Bay Networks

•  His experience and expertise in engineering and information technology, as well as his prior and current service on the boards of several large, publicly-traded technology companies, enable him to contribute to the board’s understanding and oversight of Visa’s management, operations, systems and strategies

BENEFICIAL OWNERSHIP OF EQUITY SECURITIES

Except where otherwise indicated, we believe that the stockholders named in the tables below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The following tables are based on 1,695,676,759 shares of Class A common stock outstanding as of November 27, 2020.

Directors and Executive Officers

The following table sets forth information known to the Company as of December 1, 2020 with respect to beneficial ownership of our Class A common stock by:

•	each member of the Board;

•	our named executive officers for fiscal year 2020; and

•	all current executive officers and directors of Visa as a group.

None of the directors, named executive officers, individually, or directors and current executive officers as a group, beneficially owned more than 1% of the total number of shares of our Class A common stock outstanding as of December 1, 2020.

Name of Beneficial Owner	Class A common stock	Class A common stock obtainable within 60 days	Total
Directors and Named Executive Officers:
Rajat Taneja	250,856	540,557	791,413
Ryan Mclnerney	142,139	615,933	758,072
Alfred F. Kelly, Jr.	168,087	497,673	665,760(1)
Vasant M. Prabhu	73,633	346,086	419,719
Paul Fabara	9,098	39,182	48,280
Suzanne Nora Johnson	110,373	-	110,373
John A. C. Swainson	71,233	-	71,233
Robert W. Matschullat	59,909	-	59,909(1)
Francisco Javier Fernández-Carbajal	27,413	-	27,413
Mary B. Cranston	18,428	-	18,428(1)
Denise M. Morrison	4,283	-	4,283
John F. Lundgren	3,945	-	3,945
Lloyd A. Carney	2,962	-	2,962
Maynard G. Webb, Jr.	1,481	-	1,481(1)
Ramon Laguarta	1,446	-	1,446
Linda J. Rendle	-	-	-
All Directors and Executive Officers as a Group (18 persons)	1,021,141	2,250,975	3,272,116

(1)

Total does not include the following number of shares deferred by each of our directors, as to which no voting or investment power currently exists: Matschullat (2,880), Cranston (11,641), Kelly (3,525) and Webb (10,160).

Principal Stockholders

The following table shows those persons known to the Company to be the beneficial owners of more than 5% of the Company’s Class A common stock based on the information disclosed in the SEC filings identified below and the number of the Company’s Class A common stock outstanding as of November 27, 2020. In furnishing the information below, the Company has relied on information filed with the SEC by the beneficial owners.

Name and Address of Beneficial Owner	Date of Schedule 13G/A Filing	Amount and Nature of Beneficial Ownership(1)	Percent of Class (%)
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	February 12, 2020	147,937,455	8.72
BlackRock Inc. 55 East 52nd Street New York, NY 10055	February 6, 2020	125,231,790	7.39
FMR LLC 245 Summer Street Boston, MA 02210	February 7, 2020	88,341,075	5.21

(1)

Beneficial Owner	Sole Power to Vote	Shared Power to Vote	Sole Power to Dispose	Shared Power to Dispose
Vanguard	2,656,326	498,552	144,939,913	2,997,542
BlackRock	107,209,497	0	125,231,790	0
FMR	13,216,229	0	88,341,075	0

EXECUTIVE OFFICERS

Biographical data for each of our current executive officers is set forth below, excluding Mr. Kelly’s biography, which is included under the heading Director Nominee Biographies above. Of our seven executive officers, 43% are diverse by race or ethnicity (Messrs. Fabara, Prabhu and Taneja) and 29% are women (Mses. Biggar and Mahon Tullier).

Lynne Biggar Executive Vice President and Chief Marketing and Communications Officer Age: 58

•  Joined Visa in February 2016

•  Leads all global efforts driving Visa’s global brand and surrounding marketing and client/consumer engagement efforts, including brand positioning, sponsorship management and activation, media and channel strategies, data and insights development, and internal and external communications

•  Former Executive Vice President – Consumer Marketing and Revenue for Time Inc., one of the largest branded media companies, from November 2013 to January 2016, where she was responsible for driving consumer revenue for Time Inc. brands and products across all channels, consumer insights, data solutions and customer service.

•  Held many senior positions at American Express Company, a multinational financial services corporation, from 1992 to 2013, most recently as Executive Vice President & General Manager – International Card Products and Experiences from January 2012 to November 2013, and Executive Vice President & General Manager – US Membership Rewards and Strategic Card Services in 2011

•  Member of the Board of Directors of Voya Financial, Inc.

•  Received her B.A. in international relations from Stanford University and an M.B.A. from Columbia University

Paul Fabara Executive Vice President and Chief Risk Officer Age: 55

•  Joined Visa in September 2019

•  Responsible for maintaining the integrity and security of the Visa payment system, while also serving as the principal liaison with regulatory agencies

•  Ensures that Visa continues to deliver industry-leading services to prevent, detect and mitigate the impact of fraud and security attacks on Visa’s clients and other payment system stakeholders

•  Held many senior positions at American Express Company, a multinational financial services corporation, from 2011 to 2019, most recently as President, Global Services Group from February 2018 to September 2019, where he was responsible for the company’s global servicing functions, including customer service, credit and fraud operations, as well as enterprise-wide strategic initiatives; and Chief Risk Officer and President, Global Risk, Banking & Compliance, where he promoted strong capabilities and disciplined, integrated risk controls, from February 2016 to February 2018

•  Held senior positions at Barclays, a multinational investment bank and financial services company, including Managing Director, Global Head of Operations, Regulatory Implementation and Planning from February 2009 to January 2011, and Global Chief Operating Officer, Barclaycard from August 2006 to February 2009

•  Former Chief Operating Officer, Card Services at Alliance Data Systems, provider of loyalty and marketing services, from June 2002 to August 2006

•  Started his career at Providian Financial Corporation, where he served in many capacities including risk management, underwriting, marketing, sales and service and credit administration

Ryan McInerney President Age: 45

•  Joined Visa in May 2013

•  Responsible for delivering value to Visa’s financial institutions, acquirers, merchants and strategic partners in more than 200 countries and territories around the world

•  Oversees Visa’s market leadership teams, client services, innovation and strategic partnerships, and global product solutions

•  Served as Chief Executive Officer of Consumer Banking for JPMorgan Chase, a global financial services firm, from June 2010 to May 2013, where he oversaw a business with more than 75,000 employees and revenues of approximately $14 billion; was responsible for a banking network serving 20 million customers in 23 states

•  Served as Chief Operating Officer for Home Lending and as Chief Risk Officer for Chase’s consumer businesses, overseeing all credit risk management in credit card, home lending, auto finance, education finance, consumer banking and business banking; also served as Chase’s head of Product and Marketing for Consumer Banking

•  Former Principal at McKinsey & Company in the firm’s retail banking and payments practices

•  Received a finance degree from the University of Notre Dame

Vasant M. Prabhu Vice Chairman and Chief Financial Officer Age: 60

•  Joined Visa in February 2015

•  Responsible for the Company’s financial strategies, planning and reporting, in addition to all finance operations and investor relations

•  Served as Chief Financial Officer for NBCUniversal, a multinational media conglomerate, from May 2014 to February 2015, where he oversaw the company’s financial planning and operations and played a key role in NBCUniversal’s strategic business initiatives. Also managed the Operations and Technical Services division, which included NBCUniversal’s technical operations, physical plant, corporate services and information technology functions

•  Served as Chief Financial Officer for Starwood Hotels & Resorts Worldwide, Inc., a hotel company that is now part of Marriott International, from 2004 to May 2014

•  Former Executive Vice President, Chief Financial Officer and President, E-Commerce for Safeway, Inc., the $35 billion supermarket retailer

•  Gained experience in the media sector as President of the Information and Media Group, The McGraw-Hill Companies, where he led a $1 billion division comprising Business Week, Broadcast television stations and Business Information Services

•  Held senior positions at PepsiCo, including Senior Vice President of Finance & Chief Financial Officer, Pepsi-Cola International

•  Started his career at Booz, Allen & Hamilton, the management consulting firm, where he rose to become a Partner serving Media and Consumer companies

•  Received his M.B.A. from the University of Chicago and a B.S. in Engineering from the Indian Institute of Technology

Rajat Taneja President, Technology Age: 56

•  Joined Visa in November 2013

•  Responsible for the Company’s technology innovation and investment strategy, product engineering, global IT and operations infrastructure

•  Served as Executive Vice President and Chief Technology Officer of Electronic Arts Inc., a video game company, from October 2011 to November 2013, where he was responsible for platform engineering, data center operations and IT supporting the company’s global customer base

•  Worked at Microsoft Corporation, including most recently as the Corporate Vice President, Commerce Division, in 2011 and the General Manager and Corporate Vice President, Online Services Division, from 2007 to 2011

•  Holds a B.E. in Electrical Engineering from Jadavpur University and an M.B.A. from Washington State University

Kelly Mahon Tullier Executive Vice President, General Counsel and Corporate Secretary Age: 54

•  Joined Visa in June 2014

•  Leads the global legal and compliance functions for Visa

•  Served as Senior Vice President and Deputy General Counsel at PepsiCo, Inc., a multinational food, snack and beverage corporation, from August 2011 to June 2014, and managed the global legal teams supporting the business around the world, as well as centralized teams responsible for mergers and acquisitions, intellectual property, regulatory, litigation and procurement legal matters; also served as Senior Vice President and General Counsel for PepsiCo’s Asia Pacific, Middle East and Africa division, based in Dubai

•  Former Vice President and General Counsel for Frito-Lay, Inc., with responsibility for a wide range of legal, policy and compliance issues

•  Former associate at Baker Botts LLP and also served as a law clerk for the Honorable Sidney A. Fitzwater, U.S. District Court, Northern District of Texas

•  Received her B.A. from Louisiana State University and her J.D., magna cum laude, from Cornell Law School

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis describes our executive compensation philosophy and programs, and compensation decisions made under those programs for our named executive officers, or NEOs, for fiscal year 2020. Our NEOs are listed below.

Name	Title
Alfred F. Kelly, Jr.	Chairman and Chief Executive Officer
Vasant M. Prabhu	Vice Chairman and Chief Financial Officer
Ryan McInerney	President
Rajat Taneja	President, Technology
Paul Fabara	Executive Vice President and Chief Risk Officer

Philosophy of our Compensation Program

We maintain compensation plans that tie a substantial portion of our NEOs’ overall target annual compensation to the achievement of corporate and individual performance goals. The Compensation Committee employs multiple performance measures and strives to award an appropriate mix of annual and long-term equity incentives to avoid overweighting short-term objectives. Annual goals promote and incorporate ESG factors that are relevant to the Company’s strategic objectives or to each NEO’s individual scope of responsibility.

Principles of our Compensation Program
Pay for Performance	The key principle of our compensation philosophy is pay for performance.
Alignment with Stockholders’ Interests	We reward performance that meets or exceeds the performance goals that the Compensation Committee establishes with the objective of increasing stockholder value.
Variation Based on Performance

We favor variable pay opportunities that are based on performance over fixed pay. The total compensation received by our NEOs varies based on corporate and individual performance measured against annual and long-term goals.

Motivate and Retain Key Talent

We design our compensation program to motivate and retain key talent. This item has been added to the “Principles of Our Compensation Program” this year to reflect the Compensation Committee’s existing commitment to this principle.

Key Elements of our Fiscal Year 2020 Compensation Program

Components of Executive Compensation

Compensation Component	Type of Pay	Key Characteristics	Purpose

Annual Cash Compensation

Base Salary	Fixed	Reviewed annually based on individual performance, market pay levels and internal pay equity.	Attracts, retains and rewards NEOs by providing a fixed source of income to reward experience, skills and competencies.

Annual Incentive Awards

Cash Incentive Awards	Performance- Based	Variable cash compensation component based on performance against pre-established individual and corporate performance goals, including key operating financial goals and other strategic goals that drive long-term stockholder value. A number of individual goals promote and incorporate ESG factors.	Focuses NEOs on our results and aligns NEOs’ interests with stockholders’ interests by rewarding corporate and individual performance and achievement of strategic goals.

Long-term Incentive Awards

Equity Granted in the Form of Stock Options, Restricted Stock Units and Performance Shares	Performance- Based	Stock option and restricted stock unit awards vest annually over a three-year period. Performance shares vest at the end of a three-year performance period.

Aligns NEOs’ interests with long-term stockholders’ interests by linking a substantial portion of each NEO’s compensation to long-term corporate performance and operational efficiency.

Retains NEOs through multi-year vesting of equity awards and three-year performance periods, as applicable.

Provides opportunities for stock ownership, which attracts and motivates our NEOs and promotes retention.

Fiscal Year 2020 Overview

Fiscal year 2020 brought unique challenges to Visa, our employees, clients and the communities in which we live and operate. Following the start of the COVID-19 global pandemic, Visa’s executive officers mobilized quickly to ensure that our employees were safe, secure, engaged and productive. To support our employees during this time, we expanded remote work, established specialized engagement and feedback initiatives, broadened benefit offerings, and in April 2020 committed that there would be no employee layoffs in calendar year 2020 related to COVID-19. Our Chairman and Chief Executive Officer has provided video updates to all employees every week since the onset of COVID-19, our regional leaders host weekly town hall meetings, and we offered additional Employee Assistance Program counseling sessions and conducted global Employee Pulse Surveys to understand and respond to employee needs.

Visa made and fulfilled significant commitments to social and environmental causes in fiscal year 2020. This included establishing a goal to increase our underrepresented population at the Vice President and above level in the U.S. by 50% over three years and our overall underrepresented employee population in the U.S. by 50% over five years, a $10 million investment in the Visa Black Scholars & Jobs program, double matching of employee donations to racial justice charities, and a global commitment to elevate 50 million small and micro businesses worldwide in an effort to get local communities back to business in the wake of COVID-19. We also met our commitment to use 100% renewable energy by calendar year 2020 through energy sources such as solar and wind and issued our inaugural $500 million green bond to finance projects in green buildings, renewable energy, and energy and water efficient operations.

Despite the extraordinary challenges posed by COVID-19 on the global economy and our business, there were many trends that accelerated the demand for global payments, new flows, and value added services, which help our business and align with our long-term strategy. Many small and medium-sized businesses expanded their ecommerce presence, and consumers are increasingly becoming more comfortable making online purchases. In face to face transactions, consumers and merchants are recognizing that contactless payments are safe, easy and secure, offering a touch-free option at checkout in addition to speed and convenience. Governments around the world have worked with Visa to efficiently provide stimulus and unemployment benefits to their constituents using Visa Direct or prepaid cards.

COVID-19 Considerations

During fiscal year 2020, the Compensation Committee considered the impact of COVID-19 on our executive compensation program by reference to the principles of the program, including pay for performance, alignment with stockholders’ interests, and motivation and retention of key talent, which includes maintaining a program that is a fair reflection of corporate and individual performance.

In light of these considerations and the unique and unforeseen challenges posed by COVID-19, the Compensation Committee considered the appropriate allocation between corporate and individual performance in the annual incentive plan design for fiscal year 2020. Following the start of the global pandemic, our NEOs were necessarily focused on individual operational goals and on leading Visa and our employees through the significant impact of COVID-19. These updated priorities, including keeping employees safe, engaged, and motivated; securing the integrity of our network; delivering high quality client service and support; advancing ESG initiatives; maintaining liquidity; and continuing to pursue Visa’s long-term strategy, drove the NEOs’ actions in the second half of the fiscal year and would define their success during this period. As a result, in consultation with FW Cook, in August 2020 the Compensation Committee placed more emphasis on individual performance in the annual incentive plan for fiscal year 2020 by increasing the weighting of the individual performance component to 50% for all of our NEOs, from last year’s weighting of 20% for our Chairman and Chief Executive Officer and 30% for the other NEOs. The individual performance goals for our NEOs were also updated in April 2020 to reflect changing business priorities and the extraordinary circumstances caused by COVID-19, and to ensure that our NEOs remain focused on the well-being of our employees, clients, and the communities in which we operate. Additional information regarding individual performance goals is available under the heading Fiscal Year 2020 Compensation – Individual Performance Goals and Results for Fiscal Year 2020.

The Compensation Committee did not modify the corporate performance goals that were established at the beginning of the fiscal year, prior to the onset of COVID-19, for the annual cash incentive plan or outstanding performance share awards. As a result, the portion of the annual cash incentive plan that relates to fiscal year 2020 Net Income Growth and Net Revenue Growth resulted in no annual incentive payment to our NEOs. Similarly, one-third of each outstanding performance share award held by our NEOs resulted in a fiscal year 2020 Earnings Per Share (“EPS”) performance factor of 0%.

How Fiscal Year 2020 Named Executive Officer Compensation Is Tied to Performance

Corporate and individual performance were key factors in our fiscal year 2020 NEO compensation program:

Link to Performance

•

For fiscal year 2020, 93% of our Chairman and Chief Executive Officer’s total direct compensation was performance-based and 90% of the average of our other NEOs’ total direct compensation was performance-based. Our Compensation Committee chose Net Income Growth, Net Revenue Growth, Earnings Per Share and relative Total Shareholder Return (“TSR”) as key financial metrics that drive stockholder value, which we use as the basis to compensate our NEOs for corporate performance.

•

Individual performance is an important part of our executive compensation program. Our annual incentive program includes an individual performance component that rewards our NEOs for the achievement of strategic goals that are designed to position the Company competitively, and that promote and incorporate ESG principles. As described under the heading Fiscal Year 2020 Overview, to reflect new priorities caused by the global pandemic, the Compensation Committee placed increased emphasis on individual performance in fiscal year 2020 by adjusting the weighting of the individual component to 50% from the initial weighting of 20% for our Chairman and Chief Executive Officer and 30% for the other NEOs. The individual performance goals for our NEOs were also updated in April 2020 to reflect changing business priorities and the extraordinary circumstances caused by COVID-19, and to ensure that our NEOs focused on the well-being of our employees, clients, and the communities in which we operate. The Compensation Committee also considers individual performance when it determines the values of long-term equity grants.

Utilize Annual and Long-Term Awards

•

Each NEO’s performance-based compensation includes an annual cash incentive award and long-term performance shares. For the annual cash incentive, the target award is established at the beginning of the fiscal year and the actual award is determined based on performance against pre-established goals. Performance shares provide the opportunity for shares to be earned at the end of a three-year performance period if pre-established financial goals are met. We also grant time-based stock options and restricted stock units, which provide value based on the Company’s stock price performance.

Individual and Corporate Performance Results

•

The corporate metrics approved for the fiscal year 2020 annual incentive plan were Net Income Growth and Net Revenue Growth. In this proxy statement, we refer to these metrics as Net Income Growth – VIP adjusted and Net Revenue Growth – VIP adjusted. Although the Company’s financial performance in the first half of the fiscal year was on track to result in a payment under the annual incentive plan, final performance for each metric fell below the baseline established by the Compensation Committee at the beginning of the fiscal year. Accordingly, the NEOs received no payment under the annual incentive plan for the portion of the plan related to corporate performance in fiscal year 2020.

•

Our NEOs demonstrated exceptional leadership during the fiscal year, and in consultation with FW Cook, the Compensation Committee determined that the portion of the annual incentive attributable to achievement of individual performance goals should pay out at 160% of the target individual performance component percentage established by the Compensation Committee for each NEO. The Compensation Committee reached this conclusion after careful consideration of the NEOs’ performance against pre-established goals that were designed to align with our strategic objectives, including key ESG initiatives, as described under the heading Individual Performance Goals and Results for Fiscal Year 2020. As described in more detail below under the heading Annual Incentive Plan, because each NEO received no payment for the portion of the annual incentive plan related to corporate performance, each NEO received a total fiscal year 2020 annual incentive payout below his target payout percentage.

•

The performance shares granted to our NEOs are based on our average EPS result over the three separate years applicable to the particular performance share award and our relative TSR for the three-year period. In this proxy statement, we refer to this metric as EPS – PS adjusted. Our fiscal year 2020 EPS – PS adjusted fell below the minimum established for fiscal year 2020, resulting in a performance factor of 0% for the relevant portion of each award. This performance factor negatively affected the number of performance shares that vested in November 2020, and it will continue to affect the number of performance shares that are scheduled to vest in the following two years.

•

The performance shares previously awarded on November 19, 2017 completed their three-year performance period following the 2020 fiscal year-end. Performance shares earned pursuant to these awards were based on EPS – PS adjusted for fiscal years 2018, 2019 and 2020 and our three-year relative TSR (measured against the S&P 500). As described under the heading Compensation Discussion and Analysis – Determination of Shares Earned for Performance Shares Previously Awarded on November 19, 2017, performance against the two metrics resulted in the vesting of 127.7% of the target number of performance shares subject to these awards.

•

The adjustments made to the financial metrics used in our annual incentive plan and performance shares were pre-approved at the beginning of the respective performance periods, consistent with the terms of the applicable plans and as further described below in this Compensation Discussion & Analysis.

Highlights of our Compensation Program

WHAT WE DO
Pay for Performance: A significant portion of each NEO’s target annual compensation is tied to corporate and individual performance.

Annual Say-on-Pay Vote: We conduct an annual Say-on-Pay advisory vote. At our 2020 Annual Meeting of Stockholders, approximately 95% of the votes cast on the Say-on-Pay proposal were in favor of the fiscal year compensation of our NEOs.

Recoupment Policies: Our Clawback Policy authorizes the Board to recapture past incentive compensation or cancel outstanding awards in the event of a material restatement of the Company’s financial results due to fraud, intentional misconduct or gross negligence of the executive officer, and our equity award agreements provide for the forfeiture of equity-based awards in the event of specified detrimental activity in the absence of a restatement.

Short-Term and Long-Term Incentives/Measures: Our annual and long-term plans provide a balance of incentives and include complementary measures of performance.
Capped Incentive Award: Payouts under our annual incentive and long-term performance shares are capped at 200% of target.
Independent Compensation Consultant: The Compensation Committee engages an independent compensation consultant, who provides no other services to the Company.

Stock Ownership Guidelines: To further align the interests of management with our stockholders, we have significant stock ownership guidelines that require our executive officers to hold a multiple of their annual base salary in equity.

Limited Perquisites: We provide limited special benefits to executive officers and no tax gross-ups except on business-related relocation expenses and tax equalization for employees on expatriate assignments, as provided in our relocation and tax equalization policies, and in limited circumstances related to the reimbursement of certain expenses incurred in connection with the hiring process.

Engagement with Stockholders: Our Board and management team greatly value the opinions and feedback of our stockholders, which is why we have proactive, ongoing engagement with our stockholders throughout the year focused on executive compensation.

WHAT WE DON’T DO

Gross-up for Excise Taxes: Our Executive Severance Plan does not contain a gross-up for excise taxes that may be imposed as a result of severance or other payments deemed to be made in connection with a change of control. Similarly, we generally do not provide for tax gross-ups on our limited perquisites.

Repricing of Stock Options: Our equity incentive plan prohibits the repricing of stock options and stock appreciation rights without prior stockholder approval.
Fixed-Term Employment Agreements: Employment of our executive officers is “at will” and may be terminated by either the Company or the employee at any time.

Single-Trigger Severance Arrangements: Our Executive Severance Plan and equity award agreements generally require a qualifying termination of employment in addition to a change of control before any change of control payments or benefits are triggered.

Hedging and Pledging: Our insider trading policy prohibits all employees and directors from hedging their economic interest in the Visa shares they hold or pledging Visa shares as collateral for a loan.

How our Incentive Program is Tied to our Long-Term Strategy

Visa’s mission is to connect the world through the most innovative, reliable and secure digital payment network — enabling individuals, businesses and economies to thrive. Two of Visa’s strategies include accelerating growth by broadening our revenue streams in consumer payments, new flows and value added services as we expand the network into the Network of Networks, and fortifying our foundation by building upon Visa’s strong brand, leading technology, fortress security and exemplary talent. These objectives are designed to position the Company competitively and thereby deliver superior operational and financial performance, which will in turn create value for our stockholders and benefit our employees, clients and communities.

As illustrated below, we tie our executive compensation program to our long-term business strategy by rewarding our executive officers for the achievement of goals and fulfillment of activities that support the strategy. A number of these individual goals promote and incorporate ESG factors. In addition, achieving our strategic objectives helps drive the long-term corporate performance metrics used in our executive compensation program.

Annual Incentive Plan: Individual and Corporate Performance

●  Corporate performance goals are a key component of our annual incentive plan

●  A significant portion of our executive officers’ individual performance goals is tied to one or more of our strategic objectives (as explained further in this proxy statement under Individual Performance Goals and Results for Fiscal Year 2020)

●  The executive officers’ individual performance goals also include relevant ESG factors such as:

• Inclusion and diversity

•  Employee leadership and development

•  Employee health, safety, productivity, and engagement

•  Cybersecurity and data privacy

•  Financial inclusion and access

•  Corporate governance

Aligns executive officers’ interests with stockholders’ interests by:

●  rewarding individual performance for achievement of strategic goals (designed to position the Company competitively)

●  promoting strong financial results

Long-Term Equity Grants: Individual and Corporate Performance

●  We link a substantial portion of compensation to long-term corporate performance through the use of long-term incentives, including performance shares that use EPS and relative TSR as financial metrics

●  We consider individual performance (which is tied to our strategic objectives, including relevant ESG factors) in setting the value of our executive officers’ long-term equity grant

Further aligns executive officers’ interests with long-term stockholders’ interests by:

●  taking individual performance (which is tied to our strategic objectives) into account in making equity grants

●  linking a substantial portion of long-term compensation to long-term corporate performance and operational efficiency

Say-on-Pay

At the 2020 Annual Meeting of Stockholders, approximately 95% of the votes cast on the Company’s annual Say-on-Pay proposal supported our NEO compensation program. We believe these results represent strong investor support of our overall compensation philosophy and decisions for fiscal year 2019. Accordingly, the Compensation Committee did not make any changes to the underlying structure of our executive compensation program for fiscal year 2020 directly as a result of the Say-on-Pay vote. Nevertheless, the Compensation Committee regularly reviews the compensation program to ensure it remains competitive and aligned with our stockholders’ interests and the principles of the program.

Setting Executive Compensation

Compensation Committee and Management

Our Compensation Committee, which consists solely of independent directors, is responsible for establishing and reviewing the overall compensation philosophy and program for our NEOs.

As discussed in detail under the heading Risk Assessment of Compensation Programs, when establishing the annual compensation program for our NEOs, the Compensation Committee takes into consideration the potential risks associated with the program and structures it to provide appropriate incentives without encouraging excessive risk taking.

Setting Performance Goals and Making Compensation Determinations

●   Compensation Committee begins with a review of our compensation program, including determining if our compensation levels are competitive with our peer companies and if any changes should be made to the program for the next fiscal year.

●   Compensation Committee determines the principal components of compensation for the NEOs and the individual performance goals of the Chairman and Chief Executive Officer and sets the performance goals for each corporate performance-based compensation component.

●   Chairman and Chief Executive Officer sets individual performance goals for each of the other NEOs, which are reviewed by the Compensation Committee. The individual performance goals are designed to drive our corporate goals and strategic objectives.

●   Compensation Committee meets regularly throughout the year, with management and in executive session, and reviews the Company’s performance to date against the corporate performance goals. The Compensation Committee also reviews the executive compensation program to ensure that it remains competitive and aligned with our stockholders’ interests and the other principles of the program.

●   Compensation Committee conducts a multi-part review of each NEO and the Company’s performance for the preceding fiscal year measured against the pre-established performance goals and makes annual compensation determinations. The Compensation Committee’s objective is to ensure that the level of compensation approved is consistent with the level of corporate and individual performance delivered.

●   Our Chairman and Chief Executive Officer reviews the performance of each NEO (other than his own performance, which is reviewed by the Compensation Committee) relative to the individual performance goals established for the fiscal year and presents his compensation recommendations to the Compensation Committee.

●   Compensation Committee exercises discretion in modifying any compensation recommendations relating to NEOs that were made by our Chairman and Chief Executive Officer and approves all compensation decisions for our NEOs.

●   For his own performance review, the Chairman and Chief Executive Officer prepares a self-assessment, which is reviewed by each independent director and discussed by the Compensation Committee and the other independent directors of the Board. When making compensation decisions for our Chairman and Chief Executive Officer and other NEOs, the Compensation Committee considers the views of the other independent directors.

Role of Independent Consultant

Our Compensation Committee has the sole authority to retain and replace compensation consultants to provide it with independent advice. The Compensation Committee has engaged FW Cook as its independent consultant to advise it on executive and non-employee director compensation matters. This selection was made without the input or influence of management. Under the terms of its agreement with the Compensation Committee, FW Cook will not provide any other services to the Company, unless directed to do so by the Compensation Committee and within the scope of the Compensation Committee’s charter. During fiscal year 2020, FW Cook provided no services to the Company other than to advise the Compensation Committee on executive and non-employee director compensation issues. In addition, at the start of fiscal year 2020, the Compensation Committee conducted a formal evaluation of the independence of FW Cook and, based on this review, did not identify any conflict of interest raised by the work performed by FW Cook. When conducting this evaluation, the Compensation Committee took into consideration the factors set forth in Exchange Act Rule 10C-1 and the NYSE’s listing standards.

Compensation Peer Group

As part of its annual compensation review process, the Compensation Committee discussed with FW Cook an analysis of our fiscal year 2020 executive compensation program, including total compensation and the elements used to compensate our NEOs. It then compared their compensation to that of similarly situated named executive officers of other companies in our compensation peer group. The review was based on public compensation data for our compensation peer group and data from third-party compensation surveys.

To best inform their pay decisions based on where the Company competes for talent, the Compensation Committee has established two categories for identifying peer companies:

•	Direct business competitors, plus any companies listed as peers by a majority of these companies that would be considered “peers of peers.”

•

Related-industry competitors who are S&P 500 companies (a) classified as financial services or technology, excluding hardware and manufacturing, (b) with a 12-month average market capitalization value between 1/4th and 4x Visa’s average market capitalization, and (c) with annual revenues of less than $150 billion.

A list of 22 companies identified as peers for fiscal year 2020 is shown below. These remain unchanged from our fiscal year 2019 peer group:

Direct Peers	Related Industry Peers
	Financial Services	Technology
– American Express Company – Discover Financial Services – Mastercard Incorporated – PayPal Holdings, Inc.

– Bank of America Corporation

– BlackRock, Inc.

– Capital One Financial Corporation

– Citigroup Inc.

– JPMorgan Chase & Co.

– Morgan Stanley

– The Bank of New York Mellon Corporation

– The Goldman Sachs Group, Inc.

– The PNC Financial Services Group, Inc.

– U.S. Bancorp

– Wells Fargo & Company

– Accenture plc – Facebook, Inc. – Alphabet Inc. – IBM Corporation – Microsoft Corporation – Oracle Corporation – salesforce.com, inc.

In July 2020, using the methodology described above, the Compensation Committee reviewed the peer companies and added Adobe Inc. to the list of companies for fiscal year 2021. The Compensation Committee also considered Adobe Inc., in addition to the other companies listed above, when it made compensation decisions at the end of fiscal year 2020.

Use of Market Data

In order to attract and retain key executives, we consider total compensation for our NEOs by reference to the range of compensation paid to similarly situated executive officers of our compensation peer group. This includes salary, annual incentive targets and long-term incentive values. The actual level of our NEOs’ total direct compensation is determined based on both individual and corporate performance and can vary based on such factors as expertise, performance or advancement potential.

Internal Equity and Tally Sheets

As part of its annual compensation review, the Compensation Committee compares our NEOs’ target annual compensation levels to ensure they are internally equitable. The Compensation Committee also regularly reviews tally sheets for each NEO to ensure that it is considering a complete assessment of all compensation and benefits. The tally sheets include the aggregate amount of equity awards and other compensation values accumulated by each NEO and potential payments upon termination or termination following a change of control.

Summary of Fiscal Year 2020 Base Salary and Incentive Compensation

In November 2020, the Compensation Committee determined our NEOs’ total direct compensation based on corporate and individual performance for fiscal year 2020. Their total direct compensation is composed of the following elements: base salary; annual incentive plan payments earned for performance in fiscal year 2020; and long-term equity incentives consisting of performance shares, stock options, and restricted stock units granted on November 19, 2020.

The table below reflects these components for each NEO for fiscal year 2020. As the long-term incentive awards for fiscal year 2020 set forth in the following table were awarded after the end of the fiscal year, they are discussed under the heading Fiscal Year 2021 Compensation. The equity awards discussed under the heading Fiscal Year 2020 Compensation – Long-Term Incentive Compensation refer to the equity awards made on November 19, 2019, during fiscal year 2020.

The table below differs substantially from the Summary Compensation Table for Fiscal Year 2020 later in this proxy statement in that the equity awards included in the table for fiscal year 2020 below were awarded on November 19, 2020 while the equity awards included in the Summary Compensation Table were granted on November 19, 2019. This supplemental table is not intended as a substitute for the information in the Summary Compensation Table for Fiscal Year 2020, which is required by the SEC.

		Incentive Compensation
Name	Base Salary ($)(1)	Annual Incentive Plan ($)(2)	Value of Performance Shares (target value) ($)(3)	Value of Stock Options ($)(4)	Value of Restricted Stock/ Units ($)(4)	Total ($)
Alfred F. Kelly, Jr.	1,550,000	3,100,000	10,250,000	5,125,000	5,125,000	25,150,000
Vasant M. Prabhu	1,100,000	1,760,000	5,250,000	2,625,000	2,625,000	13,360,000
Ryan McInerney	1,100,000	1,760,000	6,425,000	3,212,500	3,212,500	15,710,000
Rajat Taneja	1,100,000	1,760,000	6,100,000	3,050,000	3,050,000	15,060,000
Paul Fabara	750,000	900,000	1,912,500	956,250	956,250	5,475,000

(1)	Reflects the NEO’s rate of base salary as of September 30, 2020, which was effective October 1, 2019.
(2)

Reflects the payment pursuant to the annual incentive plan approved by the Compensation Committee in November 2020 and paid on November 13, 2020. These amounts are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal Year 2020.

(3)

Reflects the target dollar value of performance shares approved by the Compensation Committee in November 2020 and awarded on November 19, 2020. Please see the heading Fiscal Year 2021 Compensation for additional information regarding these awards.

(4)

Reflects the dollar value of restricted stock units and stock option grants approved by the Compensation Committee in November 2020 and granted on November 19, 2020. The grant date fair value of these awards will be included in the fiscal year 2021 Summary Compensation Table in the proxy statement for the 2022 annual meeting of stockholders. Please see the heading Fiscal Year 2021 Compensation for additional information regarding these awards.

Fiscal Year 2020 Compensation

Base Salary

When setting our NEOs’ base pay, the Compensation Committee generally considers the range of compensation paid to similarly situated executive officers of our compensation peer group. The Compensation Committee may set salaries relative to this range based on considerations including the expertise, performance or advancement potential of each NEO, including relative to other NEOs. The base salary levels of our NEOs typically are considered annually as part of our performance review process, and upon an NEO’s promotion or other change in job responsibilities.

During its annual review of the base salaries of our NEOs for fiscal year 2020, the Compensation Committee considered:

•	market data of our compensation peer group;

•	an internal review of each NEO’s compensation, both individually and relative to other NEOs; and

•	the individual performance of each NEO.

Based on this review, in consultation with FW Cook, the Compensation Committee decided that it was appropriate to increase Mr. Kelly’s base salary to $1,550,000 from $1,400,000 and to increase Mr. McInerney’s, Mr. Taneja’s, and Mr. Prabhu’s base salaries to $1,100,000 from $900,000, $900,000 and $1,000,000, respectively, for fiscal year 2020, effective October 1, 2019.

Annual Incentive Plan

Incentive Plan Target Percentage. During fiscal year 2020, each of our NEOs was eligible to earn an annual cash incentive award under the Visa Inc. Incentive Plan, or VIP, which we sometimes refer to as our annual incentive plan. Each NEO’s potential award was expressed as a percentage of his base salary, including threshold, target and maximum percentages. After the end of the fiscal year, the Compensation Committee determined the amount of each NEO’s actual annual incentive award based upon the achievement of a combination of pre-determined corporate and individual goals. As described in more detail below and detailed in the table entitled Annual Incentive Plan Awards for Fiscal Year 2020, each NEO received a total fiscal year 2020 annual incentive payout below his target payout percentage.

The annual incentive plan balances the NEOs’ shared responsibility to achieve both corporate and individual goals. If the baseline goal is not reached for both the Net Income Growth and the Net Revenue Growth metrics, then the amount paid for the portion of the annual incentive attributable to corporate performance will be zero. The portion of the annual incentive attributable to individual performance is evaluated separately and may be paid regardless of Net Income Growth or Net Revenue Growth results.

For our NEOs other than our Chairman and Chief Executive Officer, the performance factor weightings were initially set at 70% for Corporate Performance and 30% for Individual Performance. For our Chairman and Chief Executive Officer, the weightings were initially set at 80% for Corporate Performance and 20% for Individual Performance. Implications of the global pandemic, however, caused the Compensation Committee to consider the appropriate allocation between corporate and individual performance in the annual incentive plan design for fiscal year 2020. Following the start of the global pandemic, our NEOs were necessarily focused on individual operational goals and on leading Visa and our employees through the significant impact of COVID-19. These updated priorities, including keeping employees safe, engaged, and motivated; securing the integrity of our network; delivering high quality customer service and support; advancing ESG initiatives; maintaining liquidity; and continuing to pursue Visa’s long-term strategy, drove the NEOs’ actions in the second half of the fiscal year and would define their success during this period. As a result, and in consultation with FW Cook, the Compensation Committee decided to place increased emphasis on individual performance by adjusting the weighting of the Individual Performance component to 50% for these executives. The Compensation Committee also decided not to revise the financial goals in the Corporate Performance component in light of the ongoing global economic uncertainty caused by COVID-19.

This change to the weighting was due to global factors outside the scope of management’s control and was implemented to recognize the updated operational priorities and to motivate and incentivize our NEOs to focus on the overall success of our business, employees, clients, and communities during this extraordinary year. The Compensation Committee determined that this change would be reflective of the performance-based nature of the annual incentive plan, with the NEOs’ contributions measured against pre-established performance goals. The payout percentage for the Corporate Performance component would have been 0% under the original allocation, as it was under the revised weighting.

Corporate Performance Measures and Results for Fiscal Year 2020

In November 2019, the Compensation Committee approved the corporate performance weightings, targets and metrics for fiscal year 2020, as well as the potential payout ranges for the NEOs, as displayed in the table below. The table below also includes actual fiscal year 2020 results and the final payout of 0% of target for each NEO.

Metric	Weight	Baseline	Below Target	Below Target	Target	Above Target	Above Target	Above Target	Significantly Above Target	Result	Payout
Net Income Growth – VIP adjusted	70%	5-6.5%	6.5-8%	8-9.5%	9.5-11%	11-12.5%	12.5-14%	14-15.5%	15.5%+	-9.1%	0%
Net Revenue Growth – VIP adjusted	30%	6-8%	8-9%	9-10%	10-11%	11-12%	12-13%	13-14%	14%+	-4.9%	0%

Payout as a % of Target		50-70%	70-85%	85-100%	100-115%	115-135%	135-155%	155-175%	175-200%		0%

For purposes of the annual incentive plan, our Net Income Growth – VIP adjusted for fiscal year 2020 was determined by adjusting our U.S. GAAP Net Income to exclude the impact of certain items that we believe were not representative of our continuing operations, as they may have been non-recurring or had no cash impact, and may distort our long-term operating trends, as well as other pre-established adjustments made in accordance with the terms of the annual incentive plan determined at the beginning of fiscal year 2020, such as VIP expenses and net income related to acquisitions closed during fiscal 2020. The result, as shown above, was below the baseline established by the Compensation Committee for our NEOs to receive any payment related to the Net Income Growth component.

Our Net Revenue Growth – VIP adjusted for fiscal year 2020 was determined as year-over-year growth in gross revenues net of client incentives, adjusted to exclude pre-established adjustments made in accordance with the terms of the annual incentive plan determined at the beginning of fiscal year 2020, such as the net revenue related to acquisitions closed during fiscal year 2020. The result, as shown above, was also below the baseline established by the Compensation Committee for our NEOs to receive any payment related to the Net Revenue Growth component.

Even with the extraordinary efforts of the executive team to manage the impact of COVID-19 during the year, the financial climate in the second half of fiscal year 2020, particularly the decline in cross-border travel, prevented the achievement of the Net Revenue Growth and Net Income Growth goals that the Compensation Committee established for the annual incentive plan in November 2019, prior to the start of the global pandemic. Although the Company’s financial performance in the first half of the fiscal year was on track to result in a payment under the annual incentive plan, final performance for each metric fell below the minimum goal established by the Compensation Committee at the beginning of the fiscal year. The Compensation Committee decided not to revise the financial goals in light of the ongoing global economic uncertainty caused by COVID-19. As a result, our NEOs received no payout for the portion of the annual incentive plan attributable to achievement of corporate financial results.

Individual Performance Goals and Results for Fiscal Year 2020

Fiscal year 2020 individual goals for each of our NEOs were initially set in October 2019 through January 2020, prior to the onset of COVID-19. The individual goals were updated in April 2020 to reflect changing business priorities and the extraordinary circumstances caused by COVID-19, and to ensure that our executive officers remain focused on the well-being of our employees, clients, and the communities in which we operate; the security of our network; delivering high quality client service and support; advancing ESG initiatives; maintaining liquidity; and continuing to pursue Visa’s long-term strategy. The updated goals focused on the following:

•	employee health, safety, engagement, inclusion and diversity, and development of a re-entry program for returning to the office;

•	ensuring the efficiency and security of our network so that cyber protections remain the highest priority while also maintaining overall system performance;

•	engaging with governments to support their needs for data and advice and pursuing programs to disburse public funds;

•	continuing to partner with and support clients and securing new deals;

•	effectively but thoughtfully reducing expenses; and

•

strategic planning for executing Visa’s business beyond fiscal year 2020, including development of a plan to assist in spending recovery, managing key risks facing Visa, and continuing to develop M&A strategy.

The Compensation Committee believes that our NEOs’ performance goals should support the Company’s long-term strategy. Individual goals may be tied to NEOs’ specific areas of responsibility, or they may be common goals that are shared by every executive officer. Individual performance goals for the Chairman and Chief Executive Officer were established with the oversight of the Compensation Committee. Individual performance goals for the other NEOs were proposed by the Chairman and Chief Executive Officer and confirmed by the Compensation Committee.

As described under How our Incentive Program is Tied to our Long-Term Strategy earlier in this proxy statement, these goals were established by reference to our corporate strategy, which is designed to position the Company competitively and thereby deliver superior performance, and which should in turn create value for our stockholders and benefit our employees, clients and communities. To ensure that our executive officers stay focused on these objectives, a significant number of their individual performance goals were tied to one or more of the strategic objectives. Of note, our strategy includes fortifying our strong foundation by continuing to invest in our technology platforms, security and talent. Prior to and following the onset of COVID-19, our executive officers had goals to attract and retain top talent, including creating an inclusive environment for our employees, and a commitment to attract, develop and retain diverse employees, including women and underrepresented talent. Following the commencement of the global pandemic, our executive officers also had goals focused on the health, safety, engagement and productivity of our employees and developing an effective return to offices plan. At the start of the fiscal year and continuing through the global pandemic, our executive officers also had goals to ensure the security of our technology platforms for our business and clients.

After the end of the fiscal year, the Compensation Committee, based on each NEO’s self-assessment and Mr. Kelly’s input, evaluated each NEO’s accomplishments against his previously identified individual performance goals. Based on this assessment, an NEO could receive 0% to 200% of the individual portion of his annual incentive award. When making its award determinations, the Compensation Committee did not assign a specific weighting to any of the individual goals, but instead evaluated each NEO’s accomplishments against his individual goals in the aggregate. The following is a summary description of each NEO’s individual performance achievements for fiscal year 2020.

Mr. Kelly	Performance Results

FY2020 Performance Results

•  Effectively managed expenses and liquidity; maintained strong settlement and credit risk monitoring; and ensured resiliency of business operations

•  Successfully delivered on key partnerships and deepened client engagement

•  Demonstrated exceptional leadership of Visa employees, including committing to no employee layoffs in 2020 due to COVID-19, increased communication and employee engagement, and championing inclusion and diversity

•  Worked with governments to support their needs, including programs for disbursement of public funds

•  Continued to build on strong global brand and strong control environment

Mr. Prabhu	Performance Results

FY2020 Performance Results

•  Performed strongly against financial measures, including maintaining strong liquidity position during COVID-19 and access to debt markets

•  Effectively controlled expenditures and instituted rigorous finance processes in response to the pandemic

•  Provided leadership on acquisitions and ventures

•  Demonstrated progress in attracting, developing, and retaining diverse talent

Mr. McInerney	Performance Results

FY2020 Performance Results

•  Successfully renewed key partnerships and completed new partnerships that will drive future growth

•  Executed strategies to grow revenue from Value Added Services

•  Drove initiatives to grow new money movement flows via Network of Networks strategy

•  Successfully executed regional and country business strategies

•  Led global programs to help Visa, its employees, and partners successfully navigate challenges related to COVID-19

Mr. Taneja	Performance Results

FY2020 Performance Results

•  Secured Visa assets from cyber threats by deepening our technical and security defenses

•  Demonstrated operational excellence, including continued focus on high resilience of our transaction systems

•  Delivered strong support of product innovation priorities and continued strategic transformation of Visa technology

•  Continued focus on diversity, including hiring and career development opportunities

Mr. Fabara	Performance Results

FY2020 Performance Results

•  Maintained strong risk, control, and compliance environment and enhanced Visa’s ability to detect and monitor internal risks

•  Developed new capabilities to monitor and eradicate ecosystem risk, as well as new prevention and protection capabilities

•  Enhanced data privacy support, governance, data usage practices, and data incident response

•  Developed employee engagement and inclusion and diversity programs

In addition to the individual accomplishments described above, as a group the NEOs contributed to the following key performance results:

•	Visa met its commitment to use 100% renewable energy by calendar year 2020 through energy sources such as solar and wind.

•

Visa expanded its commitment to sustainability through the launch of its inaugural $500 million green bond, believed to be the first issued by a digital payments network, to help advance our commitment to environmental sustainability and a sustainable payments ecosystem.

•

Visa fulfilled its five-year commitment to provide 500 million previously unbanked or underserved people, of which 54% are women and around one-third are rural or lower income account holders, with access to a Visa branded payment account by calendar year 2020.

•	Visa made a global commitment to elevate 50 million small and micro businesses worldwide in an effort to get local communities back to business in the wake of COVID-19.

•	In June 2020, Visa announced five actions it would take in support of social justice, including the establishment of the Visa Black Scholars & Jobs program.

•

In July 2020, Visa announced a goal to increase our underrepresented employee population at the Vice President and above level in the U.S. by 50% over three years and our overall underrepresented employee population in the U.S. by 50% over five years.

Based on each NEO’s performance in managing his function and the Compensation Committee’s evaluation of each NEO’s specific accomplishments relative to the individual goals as discussed above, the Compensation Committee, in its discretion, determined that the portion of the annual incentive attributable to achievement of individual performance goals would be paid at 160% of the target established by the Compensation Committee for each NEO.

Annual Incentive Plan Awards for Fiscal Year 2020

The payouts under our annual incentive plan are computed based on individual and corporate performance, as outlined above. The fiscal year 2020 annual cash incentive award payments are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal Year 2020, and are set forth in the following table.

Annual Base Salary	×	Target Annual Incentive %	×	[	Corporate Performance	×	Corporate Weighting	+	Individual Performance	×	Individual Weighting	]	=	Final Award

		Target(1)		Actual
	Annual Base Salary	Target Annual Incentive %	Target Annual Cash Incentive $	Corporate				Individual		Final Award $	Final Award as % of Target
				Performance %		Factor Weighting		Performance %	Factor Weighting

Alfred F. Kelly, Jr.	$1,550,000	250%	$3,875,000	0%	x	50%	+	160%	× 50%	$3,100,000	80%

Vasant M. Prabhu	$1,100,000	200%	$2,200,000	0%	x	50%	+	160%	× 50%	$1,760,000	80%

Ryan McInerney	$1,100,000	200%	$2,200,000	0%	x	50%	+	160%	× 50%	$1,760,000	80%

Rajat Taneja	$1,100,000	200%	$2,200,000	0%	x	50%	+	160%	× 50%	$1,760,000	80%

Paul Fabara	$750,000	150%	$1,125,000	0%	x	50%	+	160%	× 50%	$900,000	80%

(1)	The “threshold” and “maximum” amounts are provided under the Grants of Plan-Based Awards in Fiscal Year 2020 Table.

Long-Term Incentive Compensation

The Visa Inc. 2007 Equity Incentive Compensation Plan, which we refer to as the equity incentive plan, is intended to promote our long-term success and increase stockholder value by attracting, motivating and retaining our non-employee directors, officers, and employees. Additionally, to better align our executive officers’ long-term interests with those of our stockholders, the equity incentive plan does not allow the repricing of stock grants once they are awarded, without prior stockholder approval.

The Compensation Committee administers the equity incentive plan with respect to our NEOs and determines, in its discretion and in accordance with the terms of the equity incentive plan, the recipients who may be granted awards, the form and amount of awards, the terms and conditions of awards (including vesting and forfeiture conditions), the timing of awards, and the form and content of award agreements.

Long-Term Incentive Awards Granted in Fiscal Year 2020

In determining the types and amounts of annual equity awards to be granted to our NEOs in fiscal year 2020, the Compensation Committee considered, in consultation with FW Cook, factors including the practices of companies in our compensation peer group, the actual compensation levels of similarly situated executive officers of companies in our compensation peer group, corporate and individual performance, recommendations from our Chairman and Chief Executive Officer (for awards to the NEOs other than himself) and each NEO’s total compensation. The Compensation Committee also considered the incentives provided by different award types, including increasing stockholder value, avoiding excessive risk taking and encouraging employee retention.

The annual equity awards granted to each NEO in fiscal year 2020 consisted of 25% stock options, 25% restricted stock units, and 50% performance shares. Each award type is used to retain and incentivize key executive officers. Stock options generate value only if Visa’s stock price appreciates after the grant date, and performance shares are designed so that the number of shares that are earned varies based on corporate performance results.

The following table displays the total combined value of annual equity awards approved by the Compensation Committee for our NEOs in fiscal year 2020, and the award value broken down by component.

	Total Combined Value of Equity Awards ($)	Components of annual awards granted on November 19, 2019
		Value of Stock Options ($)	Value of Restricted Stock Units ($)	Value of Performance Shares at Target ($)(1)

Alfred F. Kelly, Jr.	18,250,000	4,562,500	4,562,500	9,125,000

Vasant M. Prabhu	8,500,000	2,125,000	2,125,000	4,250,000

Ryan McInerney	10,500,000	2,625,000	2,625,000	5,250,000

Rajat Taneja	10,000,000	2,500,000	2,500,000	5,000,000

Paul Fabara	3,125,000	781,250	781,250	1,562,500

(1)

As the aggregate grant date fair values of the performance shares displayed in the Summary Compensation Table for Fiscal Year 2020 and the Grants of Plan-Based Awards in Fiscal Year 2020 Table later in this proxy statement are computed in accordance with stock-based accounting rules and will be displayed in multiple years, the values in those tables differ from the value displayed in the table above.

Stock Options and Restricted Stock Units

The dollar value of the annual equity awards in the table above were converted to a specific number of options or restricted stock units on the November 19, 2019 grant date, based on the fair market value of our Class A common stock on that date and the Black-Scholes value of stock options. The stock options and restricted stock units vest in three substantially equal annual installments beginning on the first anniversary of the date of grant, subject to continued employment through each such vesting date.

Performance Shares

The value displayed for performance shares in the table above reflects the target value of the annual award. The target number of performance shares is determined at the beginning of a three-year performance period and the number of shares earned at the end of the three-year period will range from zero to 200% of target depending on our corporate performance, as measured by:

•	the annual EPS goal established for each fiscal year; and

•	an overall modifier based on Visa’s TSR ranked relative to S&P 500 companies, or TSR Rank, over the three-year performance period.

Vesting of the performance shares is generally subject to the NEOs’ continued employment through the entire three-year performance period, except upon certain terminations of employment due to death, disability, retirement, and certain qualifying (“double-trigger”) terminations in connection with a change in control.

FY2020-FY2022 Performance Share Design

Impact of Stock Buybacks on EPS

The amount of stock buy-backs are budgeted at the beginning of the year. If Visa repurchased stock significantly above or below this level, the EPS result would be adjusted for the difference.

The TSR Rank Modifier

The TSR Rank modifier will reduce the number of shares that are earned for periods when our stockholders’ value increase is below the median of the companies comprising the S&P 500 and will increase the number of shares that are earned for periods when our stockholders’ value increase exceeds the median of the companies comprising the S&P 500. The total number of shares that may be earned at the end of the three-year period is capped at 200% of the target number of shares.

EPS Goals

One-third of the target performance shares awarded on November 19, 2019 was tied to the fiscal year 2020 EPS goal that the Compensation Committee established within the first ninety days of fiscal year 2020. The remaining two-thirds of the target shares awarded is tied to the EPS goals for each of fiscal years 2021 and 2022, which will be set by the Compensation Committee within the first ninety days of the respective fiscal year. The actual EPS result will be used to determine the percentage of target shares credited from each of the three award segments. At the end of fiscal year 2020, the Compensation Committee reviewed our EPS – PS adjusted of $5.01, which was determined by excluding from U.S. GAAP EPS the aforementioned adjustments from U.S. GAAP Net Income described under the heading Corporate Performance Measures and Results for Fiscal Year 2020, as well as other adjustments including net income related to acquisitions closed during fiscal year 2020. All of the Compensation Committee’s adjustments were made in accordance with terms determined at the beginning of fiscal year 2020, as described earlier under Setting Performance Goals and Making Compensation Determinations. The Compensation Committee determined that the final EPS – PS adjusted result of $5.01 was below the minimum goal of $5.68 for fiscal year 2020. As a result, the payout percentage of target is zero for the portion of the performance shares related to fiscal year 2020 EPS performance.

At the completion of the entire three-year performance period in November 2022, the shares credited from the above EPS calculations for the three fiscal years (including the zero shares for fiscal year 2020) will be totaled and the overall number of shares will be modified based on Visa’s TSR Rank for the full three-year period. This TSR Rank modification may increase or decrease the final number of shares earned by a maximum of 25% (see chart below); however, the final number of shares earned at the end of the three-year period, after the modification is applied, is capped at 200% of the initial target number.

	Threshold Performance	Target Performance	Maximum Performance
Modifying Metric	75%	100%	125%
3 Year Visa TSR Rank vs. S&P 500	25th Percentile or Below	50th Percentile(1)	75th Percentile or Above

(1)	Results between the 25th percentile and the 50th percentile and between the 50th percentile and the 75th percentile are interpolated between 75% and 100% or 100% and 125%, respectively.

The EPS goal for fiscal year 2020 and actual EPS results discussed above also apply to the third portion of the performance shares previously awarded to our NEOs on November 19, 2017 and the second portion of the performance shares previously awarded to our NEOs on November 19, 2018 (see illustration below).

Consistent with Financial Standards Accounting Board ASC Topic 718, the value of the performance share awards for fiscal year 2020 included in the “Stock Awards” column of the Summary Compensation Table for Fiscal Year 2020 later in this proxy statement represents the third segment of the award made on November 19, 2017, the second segment of the award made on November 19, 2018 and the first segment of the award made on November 19, 2019.

Determination of Shares Earned for Performance Shares Previously Awarded on November 19, 2017

The performance shares previously awarded to NEOs on November 19, 2017 completed their three-year performance period following fiscal year 2020. As a result, the Compensation Committee determined and certified the Company’s actual results over the three-year period in November 2020, which determined the final number of shares earned pursuant to those awards. As illustrated below, based on the annual EPS results for fiscal years 2018, 2019 and 2020, and our TSR Rank over the three-year period, the performance shares earned equated to 127.7% of the target award established on November 19, 2017.

Primary Metric	Threshold ($)	Target ($)	Maximum ($)	Result ($)	EPS Result as % of Target(1)
Fiscal Year 2018 EPS	3.77	4.05	4.33	4.27	179.5% of Target
Fiscal Year 2019 EPS	4.98	5.35	5.72	5.45	127.0% of Target
Fiscal Year 2020 EPS	5.68	6.11	6.54	5.01	0.0% of Target

Average Result					102.2% of Target

(1)	Percentage is based on unrounded values.

Modifying Metric	Threshold (75% modifier)	Target (100% modifier)	Maximum (125% modifier)	Result	Modifier %
3 Year TSR Rank v. S&P 500	25th percentile	50th percentile	75th percentile	83rd percentile	125%

Primary Metric Result	Times	Modifying Metric	Equals	Final Payout Result as a % of Target (capped at 200%)
102.2%	x	125%	=	127.7%

Based on this Final Payout Result of 127.7%, on November 30, 2020, Mr. Kelly, Mr. McInerney, Mr. Prabhu, and Mr. Taneja earned shares equal to 127.7% of the target number of shares granted to each of them on November 19, 2017. As a result, Mr. Kelly earned 81,397 shares versus his target of 63,741 shares, Mr. McInerney earned 52,326 shares versus his target of 40,976 shares, Mr. Prabhu earned 46,512 shares versus his target of 36,423 shares, and Mr. Taneja earned 49,420 shares versus his target of 38,700 shares.

One-Time Compensation Arrangements for Mr. Fabara

The Compensation Committee may approve compensation during the fiscal year to attract new executive officers and incentivize them to join Visa. The following one-time compensation arrangements are not considered to be a part of Mr. Fabara’s ongoing target annual compensation.

In connection with his hiring, on October 15, 2019, Mr. Fabara was granted a one-time, new hire equity award with a grant date fair market value of $1,200,000, consisting of $300,000 in stock options and $900,000 in restricted stock units. Fifty percent of this new hire award vested on October 15, 2020, and the balance of the award is scheduled to vest, subject to Mr. Fabara’s continued employment, on October 15, 2021.

Mr. Fabara was granted an additional one-time equity award to compensate him for the value of unvested equity and other incentives that were forfeited when he left his prior employer. The grant date fair market value of this award was $9,200,000, consisting of $2,300,000 in stock options and $6,900,000 in restricted stock units. Thirty-four percent of this award vested on January 31, 2020, and thirty-three percent is scheduled to vest, subject to Mr. Fabara’s continued employment, on each of January 31, 2021 and January 31, 2022.

Also in connection with his hiring, Mr. Fabara was required to reimburse his prior employer for the value of certain incentive compensation. The Company agreed to reimburse Mr. Fabara for the value of this reimbursement, including a gross-up for certain taxable amounts. This payment is reported in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2020. In the event Mr. Fabara voluntarily terminates his employment or is terminated involuntarily for Cause (as defined in the applicable reimbursement agreement) prior to September 3, 2022, Mr. Fabara is required to reimburse Visa amounts paid under the reimbursement arrangement on a pro-rata basis.

Retirement and Other Benefits

Our benefits program is designed to be competitive and cost-effective. It is our objective to provide core benefits, including medical, retirement, life insurance, paid time off and leaves of absence, to all employees and to allow for supplementary non-core benefits to accommodate regulatory, cultural and practical differences in the various geographies in which we have operations.

We sponsor a frozen tax-qualified defined benefit pension plan, which we refer to as the retirement plan. We also sponsor a tax-qualified defined contribution 401(k) plan, which we refer to as the 401k plan, to provide market driven retirement benefits to all eligible employees in the United States.

We maintained a non-qualified excess retirement benefit plan and a non-qualified excess 401k plan to make up for the limitations imposed on our tax-qualified plans by the Internal Revenue Code. New contributions to these non-qualified plans ceased effective February 1, 2014. We also sponsor an unfunded, non-qualified deferred compensation plan, which we refer to as the deferred compensation plan, which allows executive officers and certain other highly compensated employees to defer a portion of their annual incentive awards and sign-on bonuses to help them with tax planning and to provide competitive benefits. For additional information on these plans, see the sections entitled Executive Compensation – Pension Benefits Table for Fiscal Year 2020 and Executive Compensation – Non-qualified Deferred Compensation for Fiscal Year 2020.

Perquisites and Other Personal Benefits

We provide limited perquisites and other personal benefits to facilitate the performance of our NEOs’ management responsibilities. For instance, we maintain a company car and driver that allows for additional security, which are used by the Chairman and Chief Executive Officer for both business and personal use, as well as some business and limited personal use by other executive officers. From time to time, our NEOs also may use the Company’s tickets for sporting, cultural or other events for personal use rather than business purposes. If an incremental cost is incurred for such use, it is included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2020 if the aggregate amount paid by the Company in Fiscal Year 2020 for an executive equaled $10,000 or more.

In addition, we have a policy that allows for companion travel on business-related flights on our corporate aircraft by the Chairman and Chief Executive Officer, the President and other key employees, as approved by the Chairman and Chief Executive Officer. It is our policy that NEOs are responsible for all income taxes related to their personal usage of the Company car or corporate aircraft, as well as travel by their companions. Additionally, no NEO may use the corporate aircraft for exclusive personal use (not related to business) except under the terms and conditions outlined in the Company’s aircraft time-sharing agreement with the Chairman and Chief Executive Officer, or under extraordinary circumstances with the advance approval of the Chairman and Chief Executive Officer. In fiscal year 2020, the Compensation Committee mandated that Mr. Kelly use the aircraft for all business and personal travel, based on an independent third party finding of a bona fide security concern, which recommended that Mr. Kelly use the aircraft for all travel. Related to this requirement, the Compensation Committee approved an amendment to the time-sharing agreement to provide that, effective as of November 1, 2019, Mr. Kelly is required to reimburse Visa for personal use of the aircraft for amounts in excess of $200,000 per fiscal year. Any personal use of the aircraft in excess of this limit by our Chairman and Chief Executive Officer pursuant to the aircraft time-sharing agreement requires him to reimburse Visa an amount (as determined by the Company) equal to the lesser of: (i) the amount that would, absent reimbursement, be reportable with respect to the Chairman and Chief Executive Officer in the Summary Compensation Table (which we refer to as the SEC Cost), or (ii) the expenses of operating such flight that may be charged pursuant to Federal Aviation Regulation Section 91.501(d) as in effect from time to time (which we refer to as the FAR Expenses). The Chairman and Chief Executive Officer’s personal use of the corporate aircraft is also subject to an annual cap of $500,000, as determined by the Company using the lesser of the SEC Cost and the FAR Expenses.

Severance

We believe that it is appropriate to provide severance to an executive officer in certain circumstances. We do not provide for gross-ups for excise taxes that may be imposed as a result of severance payments and, for payments payable upon or following a change of control, we generally require a qualifying termination of employment in addition to the change of control. Please see the section entitled Employment Arrangements and Potential Payments upon Termination or Change of Control – Executive Severance Plan for additional information.

Offer Letter with Paul Fabara

We have outstanding obligations under an executed offer letter with Mr. Fabara, in connection with his commencement of employment by Visa. Please see the description of the offer letter in the section entitled Employment Arrangement and Potential Payments upon Termination or Change of Control – Offer Letter with Paul Fabara.

Fiscal Year 2021 Compensation

On November 3, 2020, the Compensation Committee approved fiscal year 2021 compensation for the NEOs, which included no change to their base salaries or annual incentive target opportunities. In light of the ongoing global economic uncertainty caused by COVID-19 and the desire to better balance annual incentive determinations based on financial and non-financial strategic and individual performance considerations, the Compensation Committee approved a scorecard approach for fiscal year 2021 annual incentive awards. Performance metrics are in four categories, under which formulaic and non-formulaic goals will be pre-established in each category, reviewed during the year, and evaluated at year-end. The categories are Financial Goals; Client Goals; Foundational Business Goals; and ESG, Technology, and Other Corporate Priority Goals.

The Compensation Committee also approved the annual equity awards for our NEOs to be granted on November 19, 2020, using a combination of 25% of the total value of equity awards in stock options, 25% in restricted stock units, and 50% in performance shares, reflecting the same mix as used in prior years. The actual number of performance shares earned will be based on the following:

•	the annual EPS goal established for each of the three fiscal years in the performance period; and

•	an overall modifier based on our TSR Rank over the three-year performance period.

Vesting of the equity awards is generally subject to the NEOs’ continued employment through the entire three-year performance period, except upon certain terminations of employment due to death, disability, retirement, and certain qualifying (“double-trigger”) terminations in connection with a change in control.

Consistent with prior fiscal years, the total combined value of each equity award was approved by the Compensation Committee after considering, in consultation with FW Cook, the practices of companies in our compensation peer group, the actual compensation levels of similarly situated executive officers of companies in our compensation peer group, corporate and individual performance during fiscal year 2020, recommendations from our Chairman and Chief Executive Officer (for awards to the NEOs other than himself) and each NEO’s total compensation. The Compensation Committee also considered the value of outstanding awards held by the NEOs. The table below displays the total grant date fair value of the grants approved in November 2020 as well as the value of each component.

		Components
	Total Value of Equity Awards ($)	Value of Stock Options ($)	Value of Restricted Stock Units ($)	Value of Performance Shares ($)
Alfred F. Kelly, Jr.	20,500,000	5,125,000	5,125,000	10,250,000
Vasant M. Prabhu	10,500,000	2,625,000	2,625,000	5,250,000
Ryan McInerney	12,850,000	3,212,500	3,212,500	6,425,000
Rajat Taneja	12,200,000	3,050,000	3,050,000	6,100,000
Paul Fabara	3,825,000	956,250	956,250	1,912,500

Other Equity Grant Practices and Policies

Stock Grant Practices

The Compensation Committee maintains an equity grant policy, which contains procedures to prevent stock option backdating and other grant timing issues. Under the equity grant policy, the Compensation Committee approves annual grants to executive officers and other members of the executive committee at a meeting to occur during the quarter following each fiscal year end. The Board has delegated the authority to Mr. Kelly as the sole member of the stock committee to make annual awards to employees who are not members of the executive committee. The grant date for annual awards to all employees has been established as November 19 of each year.

In addition to the annual grants, stock awards may be granted at other times during the year to new hires, employees receiving promotions, and in other special circumstances. The equity grant policy provides that only the Compensation Committee may make such “off-cycle” grants to NEOs and other members of management’s executive committee. The Compensation Committee has delegated the authority to the stock committee to make “off-cycle” grants to other employees, subject to guidelines established by the Compensation Committee. Any “off-cycle” awards approved by the stock committee or the Compensation Committee are granted on the 15th day of the calendar month or on such other date determined by the stock committee, Compensation Committee or the Board.

For all newly issued stock option awards, the exercise price will be the closing price of our Class A common stock on the NYSE on the date of the grant. If the grant date for the annual awards falls on a non-trading day, the exercise price of stock option awards will be the closing price of our Class A common stock on the NYSE on the last trading day preceding the date of grant.

Stock Ownership Guidelines

The Compensation Committee maintains stock ownership guidelines for our executive officers as follows:

Officer	Stock Ownership Guidelines
Alfred F. Kelly, Jr.	6 x base salary
Vasant M. Prabhu	4 x base salary
Ryan McInerney	4 x base salary
Rajat Taneja	4 x base salary
Paul Fabara	3 x base salary

Equity interests that count toward the satisfaction of the ownership guidelines include shares owned outright by the NEO, shares jointly owned, restricted stock and restricted stock units payable in shares. Newly hired or promoted executives have five years from the date of the commencement of their appointment to attain these ownership levels. Each NEO currently meets or exceeds the applicable guideline set forth in the table above. If an executive officer does not meet the applicable guideline by the end of the five-year period, the executive officer is required to hold a minimum of 50% of the net shares resulting from any future vesting of restricted stock, restricted stock units, performance shares or exercise of stock options until the guideline is met. These guidelines reinforce the importance of aligning the interests of our executive officers with the interests of our stockholders and encourage our executive officers to consider the long-term perspective when managing the Company.

Hedging and Pledging Prohibition

As part of our insider trading policy, all employees, including our NEOs, and non-employee directors are prohibited from engaging in short sales of our securities, establishing margin accounts related to our securities, pledging our securities as collateral for a loan, buying or selling puts or calls on our securities or otherwise engaging in hedging transactions (such as zero-cost collars, exchange funds, and forward sale contracts) involving our securities.

Policy Regarding Clawback and Forfeiture of Incentive Compensation

We have a Clawback Policy pursuant to which NEOs and other key executive officers may be required to reimburse or forfeit incentive compensation paid to them if the financial results upon which the awards were based are materially restated due to fraud, intentional misconduct or gross negligence of the executive officer.

The Clawback Policy permits the Board to determine in its discretion if it will seek to recover applicable compensation, taking into account the following considerations as it deems appropriate:

•

Whether the amount of any bonus or equity compensation paid or awarded during the covered time period, based on the achievement of specific performance targets, would have been reduced based on the restated financial results;

•	The likelihood of success of recouping the compensation under governing law relative to the effort involved;

•	Whether the recoupment may prejudice Visa’s interest in any related proceeding or investigation;

•	Whether the expense required to recoup the compensation is likely to exceed the amount to be recovered;

•	The passage of time since the occurrence of the misconduct;

•	Any pending legal action related to the misconduct;

•	The tax consequences to the affected individual; and

•	Any other factors the Board may deem appropriate under the circumstances.

Under the Clawback Policy, we can require reimbursement or forfeiture of all or a portion of any bonus, incentive payment, equity-based award (including performance shares, restricted stock or restricted stock units and outstanding stock options) or other compensation to the fullest extent permitted by law. Reimbursement or forfeiture may include compensation paid or awarded during the period covered by the restatement and applies to compensation awarded in periods occurring subsequent to the adoption of the Clawback Policy.

We believe our Clawback Policy is sufficiently broad to reduce the potential risk that an executive officer would intentionally misstate results in order to benefit under an incentive program and provides a right of recovery in the event that an executive officer took actions that, in hindsight, should not have been rewarded. In addition, appropriate language regarding the policy has been included in applicable documents and award agreements and our executive officers are required to acknowledge in writing that compensation we have awarded to them may be subject to reimbursement, clawback or forfeiture pursuant to the terms of the policy and/or applicable law. Further, the equity forfeiture provisions in applicable award agreements would also apply in the event of specified detrimental activity in the absence of a restatement.

Tax Implications – Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits our ability to deduct for tax purposes compensation in excess of $1,000,000 that is paid to certain executive officers, except that historically Section 162(m) provided an exemption for compensation paid pursuant to a plan that has been approved by our stockholders and is performance-related and non-discretionary. The Compensation Committee has in prior years reviewed and considered the deductibility of executive compensation under Section 162(m). The Tax Cuts and Jobs Act of 2017 repealed the exemption from the Section 162(m) deduction limit for performance-based compensation, effective for taxable years beginning after December 31, 2017, but provides a transition rule with respect to remuneration that is provided pursuant to a written binding contract which was in effect on November 2, 2017 and which was not materially modified after that date. As a result, subject to certain exceptions, we expect that compensation paid to our named executives in excess of $1,000,000 generally will not be deductible. When designing our compensation structure, the Compensation Committee believes that it needs to consider all relevant factors that attract, retain and reward executives responsible for our success.

For information regarding the Compensation Committee’s review of compensation-related risk, please see the section entitled Risk Assessment of Compensation Programs.

EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Year 2020

The following table and related footnotes describe the total compensation earned for services rendered during fiscal years 2020, 2019 and 2018 by our NEOs. The primary elements of each NEO’s total compensation as reported in the table are base salary, annual incentive compensation and long-term incentive compensation in the form of stock options, restricted stock units and performance shares. Certain other benefits are listed in the “All Other Compensation” column and additional detail about these benefits is provided in the All Other Compensation in Fiscal Year 2020 Table.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Alfred F. Kelly, Jr. Chairman and Chief Executive Officer	2020	1,550,076	-	17,026,616	4,562,500	3,100,000	-	125,736	26,364,928
	2019	1,400,059	-	14,246,423	4,312,489	4,270,000	-	36,800	24,265,771
	2018	1,300,038	-	8,693,984	3,500,008	5,973,500	-	26,416	19,493,946
Vasant M. Prabhu Vice Chairman and Chief Financial Officer	2020	1,100,050	-	8,039,757	2,124,987	1,760,000	1,209	23,850	13,049,853
	2019	1,000,040	-	6,493,501	1,625,005	2,440,000	1,372	26,800	11,586,718
	2018	1,000,038	-	5,848,193	1,999,994	3,704,000	1,215	16,500	12,569,940
Ryan McInerney President	2020	1,100,050	-	9,439,901	2,624,994	1,760,000	3,227	27,100	14,955,272
	2019	900,047	-	7,133,141	1,825,008	2,196,000	3,600	30,621	12,088,417
	2018	900,035	-	6,777,537	2,250,003	3,333,600	3,351	21,500	13,286,026
Rajat Taneja President, Technology	2020	1,100,050	-	8,939,651	2,500,007	1,760,000	1,743	20,850	14,322,301
	2019	900,047	-	6,977,836	1,712,503	2,196,000	1,969	22,215	11,810,570
	2018	900,035	-	6,803,356	2,125,007	3,306,600	1,769	17,750	13,154,517
Paul Fabara Executive Vice President and Chief Risk Officer	2020	750,035	-	9,128,814	3,381,227	900,000	-	8,899,802	23,059,878

Stock Awards

(1)

Represents restricted stock units awarded and performance shares granted in each of fiscal years 2020, 2019 and 2018. The amounts represent the aggregate grant date fair value of the awards granted to each NEO computed in accordance with stock-based accounting rules.

The table below sets forth the details of the components that make up the fiscal year 2020 stock awards for our NEOs. Annual restricted stock units vest in three substantially equal annual installments beginning on the first anniversary of the date of grant. Consistent with the requirements of ASC Topic 718, the value of the performance shares displayed in the table below, at their probable and maximum levels, is based on one-third of the full number of shares for which an EPS goal was established in fiscal year 2020 under the awards made on: (i) November 19, 2017, which vested on November 30, 2020, (ii) November 19, 2018, which are scheduled to vest on November 30, 2021 and (iii) November 19, 2019, which are scheduled to vest on November 30, 2022. The remaining portions of the awards granted in November 2018 and November 2019 will be linked to EPS goals for subsequent fiscal years and will be reported in the Summary Compensation Table for those fiscal years. The amount for Mr. Fabara includes one-time restricted stock unit awards granted in connection with his hiring, as described under the heading One-Time Compensation Arrangements for Mr. Fabara.

	One-Time Stock Awards	Components of Annual Stock Awards		Additional Information
	Restricted Stock Units Value ($)	Restricted Stock Units Value ($)	Value of Performance Shares – Probable ($)	Value of Performance Shares – at Maximum ($)
Alfred F. Kelly, Jr.	-	4,562,488	12,464,128	24,928,254
Vasant M. Prabhu	-	2,125,067	5,914,690	11,829,379
Ryan McInerney	-	2,624,943	6,814,958	13,629,916
Rajat Taneja	-	2,499,928	6,439,723	12,879,445
Paul Fabara	7,799,935	781,159	547,720	1,095,441

Option Awards

(2)

Represents stock option awards granted in each of fiscal years 2020, 2019 and 2018. The amounts represent the aggregate grant date fair value of the awards granted to each NEO computed in accordance with stock-based accounting rules (FASB ASC Topic 718). Assumptions used in the calculation of these amounts are included in Note 17 – Share-based Compensation to our fiscal year 2020 consolidated financial statements, which are included in our Form 10-K. Annual stock option grants generally vest in three substantially equal annual installments beginning on the first anniversary of the date of grant. The amount for Mr. Fabara includes stock options granted in connection with his hiring, as described under the heading One-Time Compensation Arrangements for Mr. Fabara.

Non-Equity Incentive Plan Compensation

(3)

Amounts for fiscal year 2020 represent cash awards earned under the annual incentive plan and paid on November 13, 2020, based on: (i) actual performance measured against the corporate objectives established for Net Income Growth –VIP adjusted and Net Revenue Growth – VIP adjusted; and (ii) actual individual NEO performance against his individual goals. The table below includes the amount of the total award earned by each NEO and the portion of the award attributable to each component.

	Total Annual Incentive Award ($)	Corporate Performance ($)	Individual Performance ($)
Alfred F. Kelly, Jr.	3,100,000	-	3,100,000
Vasant M. Prabhu	1,760,000	-	1,760,000
Ryan McInerney	1,760,000	-	1,760,000
Rajat Taneja	1,760,000	-	1,760,000
Paul Fabara	900,000	-	900,000

Change in Pension Value

(4)

Represents the aggregate positive change in the actuarial present value of accumulated benefits under all pension plans during fiscal year 2020. These amounts were determined using interest rate and mortality rate assumptions consistent with those used in Note 11 – Pension, Postretirement and Other Benefits to our fiscal year 2020 consolidated financial statements, which are included in our Form 10-K. There are no above market or preferential earnings on non-qualified deferred compensation.

All Other Compensation

(5)	Additional detail describing the “All Other Compensation” for fiscal year 2020 is included in the All Other Compensation in Fiscal Year 2020 Table below.

All Other Compensation in Fiscal Year 2020 Table

The following table sets forth additional information with respect to the amounts reported in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2020.

	Incentive Compensation Repayment and Tax Reimbursement(1)	Corporate Aircraft ($)(2)	401k Plan Match ($)(3)	Other ($)(4)	Total ($)
Alfred F. Kelly, Jr.	-	93,636	17,100	15,000	125,736
Vasant M. Prabhu	-	-	17,100	6,750	23,850
Ryan McInerney	-	-	17,100	10,000	27,100
Rajat Taneja	-	-	17,100	3,750	20,850
Paul Fabara	8,871,452	-	28,350	-	8,899,802

(1)	Represents the reimbursement of certain incentive compensation reimbursed by Mr. Fabara to his prior employer in the amount of $8,641,826, plus $229,626 in associated tax gross-ups.
(2)	Represents the cost of personal use of the corporate/chartered aircraft.
(3)

The maximum 401k match for calendar year 2020 was $17,100. For Mr. Fabara, the amount shown exceeds this limit because the fiscal year totals also include fiscal year 2020 contributions made during calendar year 2019.

(4)

Includes contributions made on behalf of certain NEOs under our charitable contribution matching programs, under which personal contributions meeting the guidelines of our program are eligible for Company matching contributions. The total amount of charitable contributions included in the table is $10,000 for Mr. Kelly and $3,000 for Mr. Prabhu. The annual limit for these charitable matching contributions is $10,000 per calendar year. The amounts also include the matching contributions we made on behalf of the following executives for fiscal year 2020 pursuant to our PAC Charitable Matching Program: Mr. Kelly – $5,000; Mr. Prabhu – $3,750; Mr. McInerney – $10,000; and Mr. Taneja – $3,750. Because fiscal year 2020 overlaps two calendar years, amounts matched under our PAC Charitable Matching Program on behalf of Mr. McInerney are greater than $5,000 for fiscal year 2020, even though they are within our $5,000 per calendar year limit.

Grants of Plan-Based Awards in Fiscal Year 2020 Table

The following table provides information about non-equity incentive awards and long-term equity-based incentive awards granted during fiscal year 2020 to each of our NEOs. Cash awards are made pursuant to the Visa Inc. Incentive Plan and equity awards are made pursuant to the 2007 Equity Incentive Compensation Plan. Both plans have been approved by our stockholders. There can be no assurance that the grant date fair value of the equity awards will be realized by our NEOs.

					Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)(4)			All Other Stock Awards: Number of Shares or Stock/ Units (#)(4)		All Other Option Awards: Number of Securities Underlying Options (#)(4)(5)		Exercise or Base Price of Option Awards ($/ Share)(5)	Grant Date Fair Value of Stock and Option Awards($)(6)
Name	Award Type(1)	Grant Date		Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Alfred F. Kelly, Jr.	VIP				1,937,500	3,875,000	7,750,000
	PS	11/19/19	(7)	11/5/19				10,624	21,247	42,494						4,796,723(10)
	PS	11/19/19	(8)	11/5/19				10,667	21,334	42,668						4,467,980(10)
	PS	11/19/19	(9)	11/5/19				8,321	16,642	33,284						3,199,425(10)
	RSU	11/19/19		11/5/19							24,963					4,562,488
	Option	11/19/19		11/5/19									155,871		182.77	4,562,500
Vasant M. Prabhu	VIP				1,100,000	2,200,000	4,400,000
	PS	11/19/19	(7)	11/5/19				6,071	12,141	24,282						2,740,952(10)
	PS	11/19/19	(8)	11/5/19				4,020	8,039	16,078						1,683,608(10)
	PS	11/19/19	(9)	11/5/19				3,876	7,751	15,502						1,490,130(10)
	RSU	11/19/19		11/5/19							11,627					2,125,067
	Option	11/19/19		11/5/19									72,597		182.77	2,124,987
Ryan McInerney	VIP				1,100,000	2,200,000	4,400,000
	PS	11/19/19	(7)	11/5/19				6,829	13,658	27,316						3,083,430(10)
	PS	11/19/19	(8)	11/5/19				4,514	9,028	18,056						1,890,734(10)
	PS	11/19/19	(9)	11/5/19				4,788	9,575	19,150						1,840,794(10)
	RSU	11/19/19		11/5/19							14,362					2,624,943
	Option	11/19/19		11/5/19									89,679		182.77	2,624,994
Rajat Taneja	VIP				1,100,000	2,200,000	4,400,000
	PS	11/19/19	(7)	11/5/19				6,450	12,900	25,800						2,912,304(10)
	PS	11/19/19	(8)	11/5/19				4,236	8,472	16,944						1,774,291(10)
	PS	11/19/19	(9)	11/5/19				4,560	9,119	18,238						1,753,128(10)
	RSU	11/19/19		11/5/19							13,678					2,499,928
	Option	11/19/19		11/5/19									85,409		182.77	2,500,007
Paul Fabara	VIP				562,500	1,125,000	2,250,000
	PS	11/19/19	(9)	7/15/19				1,425	2,849	5,698						547,720(10)
	RSU	10/15/19		8/7/19							5,035	(11)				900,006
	RSU	10/15/19		7/15/19							38,601	(12)				6,899,929
	RSU	11/19/19		7/15/19							4,274					781,159
	Option	10/15/19		8/7/19									9,749	(13)	178.75	299,992
	Option	10/15/19		7/15/19									74,744	(14)	178.75	2,299,992
	Option	11/19/19		7/15/19									26,690		182.77	781,243

(1)	VIP refers to cash awards made pursuant to the Visa Inc. Incentive Plan.
PS refers to performance shares awarded under our 2007 Equity Incentive Compensation Plan.
RSU refers to restricted stock units granted under our 2007 Equity Incentive Compensation Plan.
Option refers to stock options granted under our 2007 Equity Incentive Compensation Plan.
(2)

Represents the range of possible cash awards under the VIP. Actual awards are dependent on actual results against: (i) the corporate performance measures of Net Income Growth – VIP adjusted and Net Revenue Growth – VIP adjusted, and (ii) pre-established individual goals as described under the heading Fiscal Year 2020 Compensation – Annual Incentive Plan. The threshold payment level is 50% of the target amount. The amounts shown in the “maximum” column are 200% of such target amount, which is the maximum possible award. The actual amounts awarded to our NEOs under the annual incentive plan for fiscal year 2020 are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal Year 2020.

(3)	Represents the range of possible awards of performance shares granted in fiscal year 2020. Awards are capped at the maximum of 200% and can be as low as zero.
(4)

Equity awards made pursuant to the 2007 Equity Incentive Compensation Plan will vest according to their terms, but may be subject to earlier vesting in full or continued vesting in the event of a termination of a grantee’s employment due to death, “disability” or “retirement” or a termination following a “change of control” of a grantee’s employment by us without “cause” or by the grantee for “good reason.” The terms disability, retirement, change of control, cause, and good reason are all defined in the applicable award agreement or the 2007 Equity Incentive Compensation Plan.

(5)

The stock options approved by the Compensation Committee on November 5, 2019 were granted on November 19, 2019. The exercise price of these stock options was the fair market value of our Class A common stock on the date of grant. The stock options generally vest in three substantially equal installments beginning on the first anniversary of the date of grant and expire ten years from the date of grant.

(6)

Amounts are not an actual dollar amount received by our NEOs in fiscal year 2020, but instead represent the aggregate grant date fair value of the equity awards calculated in accordance with ASC Topic 718. The aggregate grant date fair value calculation for the performance shares is discussed in more detail in footnote 10 below.

(7)

Consistent with the requirements of ASC Topic 718, the amount represents the third of three portions of the performance share award made on November 19, 2017 for which the grant date fair value was established on November 19, 2019. The shares earned from this award vested on November 30, 2020.

(8)

Consistent with the requirements of ASC Topic 718, the amount represents the second third of the performance share award made on November 19, 2018 for which the grant date fair value was established on November 19, 2019. The shares earned from this award are expected to vest on November 30, 2021.

(9)

Consistent with the requirements of ASC Topic 718, the amount represents the first third of the performance share award made on November 19, 2019 for which the grant date fair value was established on November 19, 2019. The shares earned from this award are expected to vest on November 30, 2022.

(10)

Represents the value of performance shares based on the probable outcome as of the date of grant. In accordance with FASB ASC Topic 718, this result is based on (i) achieving the target level of EPS; and (ii) a relative TSR result modeled using a Monte-Carlo simulation.

(11)	2,517 of these restricted stock units vested on October 15, 2020, and the balance are scheduled to vest on October 15, 2021.
(12)

13,124 of these restricted stock units vested on January 31, 2020; 12,738 of the restricted stock units are scheduled to vest on January 31, 2021; and 12,739 of the restricted stock units are scheduled to vest on January 31, 2022.

(13)

4,874 of these stock options vested on October 15, 2020, and the balance are scheduled to vest on October 15, 2021. The exercise price of these stock options was the fair market value of our Class A common stock on the date of grant. The stock options expire ten years from the date of grant.

(14)

25,412 of these options vested on January 31, 2020, and 24,666 of the options are scheduled to vest on each of January 31, 2021 and January 31, 2022. The exercise price of these stock options was the fair market value of our Class A common stock on the date of grant. The stock options expire ten years from the date of grant.

Outstanding Equity Awards at 2020 Fiscal Year-End Table

The following table presents information with respect to equity awards made to each of our NEOs that were outstanding on September 30, 2020.

				Option Awards				Stock Awards
Name	Award Type(1)	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)(5)	Equity Incentive Awards: Market or Payout Value of Unearned Shares or Units of Stock That Have Not Vested ($)(4)
Alfred F. Kelly, Jr.	PS	Various	(6)							186,792	37,352,796
	RSU	11/19/2019						24,963	4,991,851
	RSU	11/19/2018						21,334	4,266,160
	RSU	11/19/2017						10,624	2,124,481
	Option	11/19/2019		0	155,871	182.7700	11/19/2029
	Option	11/19/2018		55,529	111,060	134.7600	11/19/2028
	Option	11/19/2017		130,485	65,243	109.8200	11/19/2027
	Option	11/19/2016		149,904	0	80.8200	11/19/2026
Vasant M. Prabhu	PS	Various	(6)							96,675	19,332,100
	RSU	11/19/2019						11,627	2,325,051
	RSU	11/19/2018						8,039	1,607,559
	RSU	11/19/2017						6,071	1,214,018
	Option	11/19/2019		0	72,597	182.7700	11/19/2029
	Option	11/19/2018		20,924	41,849	134.7600	11/19/2028
	Option	11/19/2017		74,562	37,282	109.8200	11/19/2027
	Option	11/19/2016		99,852	0	80.8200	11/19/2026
	Option	11/19/2015		68,343	0	80.1500	11/19/2025
Ryan McInerney	PS	Various	(6)							109,583	21,913,313
	RSU	11/19/2019						14,362	2,871,969
	RSU	11/19/2018						9,029	1,805,529
	RSU	11/19/2017						6,830	1,365,795
	Option	11/19/2019		0	89,679	182.7700	11/19/2029
	Option	11/19/2018		23,499	47,000	134.7600	11/19/2028
	Option	11/19/2017		83,883	41,942	109.8200	11/19/2027
	Option	11/19/2016		103,450	0	80.8200	11/19/2026
	Option	11/19/2015		97,850	0	80.1500	11/19/2025
	Option	11/19/2014		77,596	0	62.4650	11/19/2024
	Option	11/19/2013		35,996	0	49.3475	11/19/2023
	Option	6/3/2013		98,324	0	45.0475	6/3/2023

				Option Awards					Stock Awards
Name	Award Type(1)	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(2)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)		Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)(5)	Equity Incentive Awards: Market or Payout Value of Unearned Shares or Units of Stock That Have Not Vested ($)(4)
Rajat Taneja	PS	Various	(6)									103,463	20,689,496
	RSU	11/19/2019							13,678		2,735,190
	RSU	11/19/2018							8,472		1,694,146
	RSU	11/19/2017							6,450		1,289,807
	Option	11/19/2019		0	85,409		182.7700	11/19/2029
	Option	11/19/2018		22,051	44,102		134.7600	11/19/2028
	Option	11/19/2017		79,223	39,612		109.8200	11/19/2027
	Option	11/19/2016		111,546	0		80.8200	11/19/2026
	Option	11/19/2015		105,836	0		80.1500	11/19/2025
	Option	11/19/2014		60,048	0		62.4650	11/19/2024
	Option	2/4/2014		71,721	0		53.6350	2/4/2024
Paul Fabara	PS	11/19/2019										2,849	569,715
	RSU	11/19/2019							4,274		854,672
	RSU	10/15/2019							25,477	(7)	5,094,636
	RSU	10/15/2019							5,035	(8)	1,006,849
	Option	11/19/2019		0	26,690		182.7700	11/19/2029
	Option	10/15/2019		25,412	49,332	(9)	178.7500	10/15/2029
	Option	10/15/2019		0	9,749	(10)	178.7500	10/15/2029

(1)	PS refers to performance shares awarded under our 2007 Equity Incentive Compensation Plan.
RSU refers to restricted stock units granted under our 2007 Equity Incentive Compensation Plan.
Option refers to stock options granted under our 2007 Equity Incentive Compensation Plan.
(2)

Other than the stock options granted to Mr. Fabara on October 15, 2019 (which are described in footnotes 9 and 10 to this table), stock options generally vest in three substantially equal annual installments beginning on the first anniversary of the date of grant and expire ten years from the date of grant.

(3)

Other than the restricted stock units granted to Mr. Fabara on October 15, 2019 (which are described in footnotes 7 and 8 to this table), restricted stock units generally vest annually in three substantially equal installments beginning on the first anniversary of the date of grant.

(4)	The value shown is based on the September 30, 2020 per share closing price of our Class A common stock of $199.97.
(5)

Represents unearned shares under the performance share awards made on November 19, 2017, November 19, 2018 and November 19, 2019. Based on guidance provided by the SEC, the maximum potential number of shares for the November 19, 2017 awards have been assumed, and the target number of shares for the November 19, 2018 and November 19, 2019 awards have been assumed based on the next higher performance measure that exceeds the completed fiscal years over which the performance is measured. The amounts shown for the performance shares awarded on November 19, 2017 include the full award for which the performance period ended on September 30, 2020. Following the fiscal year-end, the actual shares earned from this award were determined to be 127.7% of target. The amounts shown for the performance shares awarded on November 19, 2018 include only shares equal to the two-thirds of the award for which an EPS target has been established. The amounts shown for the performance shares awarded on November 19, 2019 include only shares equal to the one-third of the award for which an EPS target has been established. The table below provides additional detail.

(6)	The following table provides additional information as to the number of shares reported for performance shares as of September 30, 2020 in the Outstanding Equity Awards at 2020 Fiscal Year-End Table.

	Date when the Number of Performance Shares was Established	Date when Conditions for Grant were Established					Vest Date
		November 19, 2017	November 19, 2018	November 19, 2019	To be established in Fiscal Year 2021	To be established in Fiscal Year 2022
Alfred F. Kelly, Jr.	11/19/2017(a)	42,494	42,494	42,494			11/30/2020
	11/19/2018(b)		21,334	21,334	21,335		11/30/2021
	11/19/2019(b)			16,642	16,642	16,642	11/30/2022
	Total		186,792
Vasant M. Prabhu	11/19/2017(a)	24,282	24,282	24,282			11/30/2020
	11/19/2018(b)		8,039	8,039	8,039		11/30/2021
	11/19/2019(b)			7,751	7,751	7,751	11/30/2022
	Total		96,675
Ryan McInerney	11/19/2017(a)	27,318	27,318	27,316			11/30/2020
	11/19/2018(b)		9,028	9,028	9,029		11/30/2021
	11/19/2019(b)			9,575	9,575	9,575	11/30/2022
	Total		109,583
Rajat Taneja	11/19/2017(a)	25,800	25,800	25,800			11/30/2020
	11/19/2018(b)		8,472	8,472	8,472		11/30/2021
	11/19/2019(b)			9,119	9,119	9,119	11/30/2022
	Total		103,463
Paul Fabara	11/19/2019(b)			2,849	2,849	2,851	11/30/2022
	Total		2,849
(a)	Displayed at maximum possible award (200% of target); following the completion of the performance period the final result was determined to be 127.7% of target.
(b)	Displayed at the target number of performance shares subject to the award (100% of target).
(7)	12,738 of these restricted stock units are scheduled to vest on January 31, 2021 and 12,739 of these restricted stock units are scheduled to vest on January 31, 2022.
(8)	2,517 of these restricted stock units vested on October 15, 2020, and the balance are scheduled to vest on October 15, 2021.
(9)	These stock options are scheduled to vest in equal installments on January 31, 2021 and January 31, 2022.
(10)	4,874 of these stock options vested on October 15, 2020, and the balance are scheduled to vest on October 15, 2021.

Option Exercises and Stock Vested Table for Fiscal Year 2020

The following table provides additional information about the value realized by our NEOs on stock option award exercises, restricted stock and restricted stock units vesting and performance shares vesting during the fiscal year ended September 30, 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Alfred F. Kelly, Jr.	48,000	5,184,040	197,570	36,344,832

Vasant M. Prabhu	-	-	84,485	15,560,813

Ryan McInerney	-	-	88,418	16,283,952

Rajat Taneja	168,351	26,207,257	93,793	17,276,029

Paul Fabara	-	-	13,124	2,611,282
(1)	Amounts reflect the aggregate market value of Class A common stock on the day on which the restricted stock units or performance shares vested.

Pension Benefits Table for Fiscal Year 2020

The following table shows the present value of accumulated benefits payable to our NEOs and the number of years of service credited to each executive under the Visa Retirement Plan and the Visa Excess Retirement Benefit Plan. The value of the benefits is determined using interest rate and mortality rate assumptions consistent with those used in the Company’s consolidated financial statements.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Vasant M. Prabhu	Visa Retirement Plan	0.8	35,110	-
Ryan McInerney	Visa Retirement Plan	2.5	95,265	-
	Visa Excess Retirement Benefit Plan	2.5	-	-
Rajat Taneja	Visa Retirement Plan	2.1	50,887	-
	Visa Excess Retirement Benefit Plan	2.1	-	-

Note: Employer credits under the Visa Retirement Plan were discontinued effective December 31, 2015. Benefit accruals under the Visa Excess Retirement Benefit Plan were discontinued effective February 1, 2014. Each of the executives, except Mr. Kelly and Mr. Fabara, is fully vested under the Visa Retirement Plan. Mr. Kelly and Mr.  Fabara are not eligible participants in the Visa Retirement Plan or the Visa Excess Retirement Benefit Plan.

Visa Retirement Plan

Under the Visa Retirement Plan, certain U.S.-based employees, including our NEOs other than Mr. Kelly and Mr. Fabara, generally earn the right to receive certain benefits:

•	upon retirement at the normal retirement age of 65;

•	upon early retirement at or after age 55 (or at or after age 50 if hired prior to October 1, 2002) and having completed at least ten years of service with us; or

•	upon an earlier termination of employment, but solely if the employee is vested at that time.

Prior to January 1, 2011, retirement benefits were calculated as the product of 1.25% times the employee’s years of service multiplied by the employee’s monthly final average earnings for the last 60 consecutive months before retirement (or, for employees hired prior to October 1, 2002, the product of 46.25% times the employee’s years of service divided by 25 years, multiplied by the employee’s monthly final average earnings for the 36 highest consecutive months in the last 60 months before retirement). Eligible earnings include salary, overtime, shift differentials, special and merit awards and short-term cash incentive awards.

If an employee retires early, that is, between the ages of 55 and 64 (or between the ages of 50 and 61 if hired prior to October 1, 2002), and has completed at least ten years of service with the Company, the amount of that employee’s benefits is reduced for each complete year that the employee begins receiving early retirement benefits before the age of 65 (or before the age of 62 if hired prior to October 1, 2002). If an employee retires prior to becoming eligible for early or normal retirement, the amount of his or her benefits is actuarially reduced and is generally not as large as if the employee had continued employment until his or her early or normal retirement date.

The Visa Retirement Plan began transitioning to cash balance benefits effective January 1, 2008 and completed the transition effective January 1, 2011. The change to a cash balance benefit formula took effect immediately for employees hired or rehired after December 31, 2007. However, for employees hired before January 1, 2008 (and not rehired thereafter), the applicable Visa Retirement Plan benefit formula described above was grandfathered for a three-year period and grandfathered employees continued to accrue benefits under that benefit formula. Their accrued benefits at December 31, 2010 (the last day of the grandfathered period) or the date they terminated employment, if earlier, were preserved. Because we completed the conversion to a cash balance plan formula beginning on January 1, 2011, all benefit accruals from that date until December 31, 2015 were under the cash balance benefit formula.

Prior to January 1, 2016, under the cash balance plan formula, 6% of an employee’s eligible monthly pay was credited each month to the employee’s notional cash balance account, along with interest each month on the account balance at an annualized rate equal to the 30-year U.S. Treasury Bond average annual interest rate for November of the previous calendar year. The employer-provided credits described above ceased after December 31, 2015 and the Visa Retirement Plan had no new participants after that date. Interest credits continue to be provided on balances existing at the time of this freeze. Accrued benefits under the Visa Retirement Plan become fully vested and nonforfeitable after three years of service.

Visa Excess Retirement Benefit Plan

Prior to February 1, 2014, we also provided for benefit accruals under an excess retirement benefit plan. To the extent that an employee’s annual retirement income benefit under the Visa Retirement Plan exceeds the limitations imposed by the Internal Revenue Code, such excess benefit is paid from our non-qualified, unfunded, noncontributory Visa Excess Retirement Benefit Plan. The vesting provisions of, and formula used to calculate the benefit payable pursuant to, the Visa Excess Retirement Benefit Plan are generally the same as those of the Visa Retirement Plan described above, except that benefits are calculated without regard to the Internal Revenue Code tax-qualified plan limits and then offset for benefits paid under the qualified plan. Effective February 1, 2014, we discontinued benefit accruals under the Visa Excess Retirement Benefit Plan.

Non-qualified Deferred Compensation for Fiscal Year 2020

Visa Deferred Compensation Plan

Under the terms of the Visa Deferred Compensation Plan, eligible participants are able to defer up to 100% of their cash incentive awards or sign-on bonuses, if they submit a qualified deferral election. Benefits under the Visa Deferred Compensation Plan will be paid based on one of the following three distribution dates or events previously elected by the participant: (i) immediately upon, or up to five years following, retirement; (ii) immediately upon, or in the January following, termination; or (iii) if specifically elected by the participant, in January in a specified year while actively employed. However, upon a showing of financial hardship and receipt of approval from the plan administrator, a plan participant may be allowed to access funds in his or her deferred compensation account earlier than his or her existing distribution election(s). Benefits can be received either as a lump sum payment or in annual installments, except in the case of pre-retirement termination, in which case the participant must receive the benefit in a lump sum. Participants are always fully vested in their deferrals under the Visa Deferred Compensation Plan. Upon termination of the Visa Deferred Compensation Plan within 12 months of a “change of control,” participants’ benefits under the Visa Deferred Compensation Plan will be paid immediately in a lump sum.

Visa Directors Deferred Compensation

Under the terms of the Visa Directors Deferred Compensation Plan, directors are able to defer up to 100% of their fees payable in cash, if they submit a qualified deferral election. Unless a participant’s separation from service constitutes his or her “retirement,” the participant’s benefits under the Visa Directors Deferred Compensation Plan will be paid in a lump sum in cash, as previously elected by the participant, either (i) within 90 days following the date of the separation from service, or (ii) on the next January 1 following the separation from service. Participants are always fully vested in their deferrals under the Visa Directors Deferred Compensation Plan. Upon termination of the Visa Director Deferred Compensation Plan within 12 months of a “change of control,” participants’ benefits under the Visa Director Deferred Compensation Plan will be paid immediately in a lump sum. Further, under the terms of the restricted stock unit award agreements applicable to directors, provided they submit a qualified deferral election, directors are eligible to defer settlement of the restricted stock units they receive for service on the board until the later of (i) the first anniversary of the grant date or (ii) a date or dates during their service or following their separation from service, subject to earlier settlement upon the participant’s death or following a change in control.

Visa 401k Plan and Visa Excess 401k Plan

The Visa 401k Plan is a tax-qualified 401(k) retirement savings plan pursuant to which all of our U.S.-based employees, including our NEOs, are able to contribute up to 50%, or 13% for highly compensated employees, of their salary up to the limit prescribed by the Internal Revenue Code to the Visa 401k Plan on a pre-tax basis. Employees also have the option of contributing on an after-tax basis up to 50%, or 13% for highly compensated employees, of salary or a combination of pre-tax and after-tax contributions that do not exceed 50%, or 13% for highly compensated employees, of salary. All contributions are subject to the Internal Revenue Code limits. If an employee reaches the statutory pre-tax contribution limit during the calendar year, an employee may continue to make contributions to the Visa 401k Plan on an after-tax basis, subject to any applicable statutory limits.

During fiscal year 2020, we contributed a matching amount equal to 200% of the first 3% of salary that was contributed by senior executives including NEOs to the Visa 401k Plan. All other employees were eligible for a matching amount equal to 200% of the first 5% of salary contributed to the Visa 401k Plan. All employee and matching contributions to the Visa 401k Plan are fully vested upon contribution.

Prior to February 1, 2014, we also provided for a contribution in an excess 401k plan. Because the Internal Revenue Code limits the maximum amount a company and an employee can contribute to an employee’s 401(k) plan account each year, we continued to provide the matching contribution, after the applicable Internal Revenue Code limits are reached, to the Visa Excess 401k Plan, which is a non-qualified noncontributory retirement savings plan. Employees are eligible to participate in the Visa Excess 401k Plan if their salaries are greater than the Internal Revenue Code pay cap or if the total of their contributions and our matching contributions to the Visa 401k Plan exceed the Internal Revenue Code benefit limit. The features of the Visa Excess 401k Plan are generally the same as under the Visa 401k Plan, except that benefits cannot be rolled over to an IRA or another employer’s qualified plan. Effective February 1, 2014, we discontinued any future contributions to the Visa Excess 401k Plan.

The following table provides information about each of our NEO’s contributions, earnings, distributions and balances under the Visa Deferred Compensation Plan, the Visa Excess 401k Plan, the Director Deferred Compensation Plan, and the 2007 Equity Incentive Compensation Plan in fiscal year 2020.

Name	Plan Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last Fiscal Year-End ($)(4)
Alfred F. Kelly, Jr.	Excess 401k Plan	-	-	-	-	-
	Deferred Compensation Plan	854,000(1)	-	216,678	-	2,665,068
	2007 Equity Incentive Compensation Plan	-	-	148,858(5)	120,718	909,864
	Director Deferred Compensation Plan	-	-	2,415	28,699	264,309
Vasant M. Prabhu	Excess 401k Plan Deferred Compensation Plan	- -	- -	- -	- -	- -
Ryan McInerney	Excess 401k Plan	-	-	3,169	-	20,635
	Deferred Compensation Plan	-	-	-	-	-
Rajat Taneja	Excess 401k Plan	-	-	-	-	-
	Deferred Compensation Plan	2,130,120(1)	-	875,806	1,091,446	9,727,329
Paul Fabara	Excess 401k Plan	-	-	-	-	-
	Deferred Compensation Plan	-	-	2,448	-	282,675
(1)	These amounts were included in the Summary Compensation Table for fiscal year 2019.
(2)	The aggregate earnings were not included in the Summary Compensation Table for fiscal year 2020, as they do not represent above-market or preferential earnings.
(3)

Amounts in this column for Mr. Kelly that correspond to the 2007 Equity Incentive Compensation Plan include the value of shares delivered upon settlement of restricted stock units that Mr. Kelly received for his service as a non-employee director of the Company and include the value of dividend equivalents paid quarterly on the deferred restricted stock units. The restricted stock units were fully vested, but settlement was deferred until January 15, 2020. Such amounts reflect the aggregate market value of Class A common stock on January 15, 2020, the day on which the shares subject to the restricted stock units were delivered. Amounts in this column for Mr. Kelly that correspond to the Director Deferred Compensation Plan include deferred director fees paid in cash. Amounts in this column for Mr. Taneja correspond to cash incentive compensation deferrals under the Deferred Compensation Plan.

(4)

Amounts in this column include values reported in the Summary Compensation Table when earned if that officer’s compensation was required to be disclosed in a previous year as follows: Mr. Kelly: $1,529,625; Mr. McInerney: $10,951; and Mr. Taneja: $6,116,327. This column also includes the value of restricted stock units Mr. Kelly was granted on November 19, 2014 and November 19, 2015 for his service as a non-employee director of the Company, as disclosed in the proxy statements filed with the SEC on December 11, 2015 and December 8, 2016, respectively, under the heading Compensation of Non-Employee Directors – Equity Compensation. The restricted stock units are fully vested, but settlement of the shares has been deferred. The shares subject to the award granted on November 19, 2014 are scheduled to be settled in five annual installments, and the first of such five installments occurred January 15, 2020. The shares subject to the award granted on November 19, 2015 are scheduled to be settled in five annual installments commencing January 15, 2021. The reported value is based on the September 30, 2020 per share closing price of our Class A common stock of $199.97.

(5)

Represents the change in market value of the shares of our Class A common stock underlying the deferred restricted stock units held by Mr. Kelly as of September 30, 2020, calculated as the difference between (a) the per share closing price of our Class A common stock on September 30, 2019 and (b) the per share closing price of our Class A common stock on September 30, 2020. Also represents the change in market value of the shares of our Class A common stock that settled on January 15, 2020, calculated as the difference between (c) the per share closing price of our Class A common stock on September 30, 2019 and (d) the per share closing price of our Class A common stock on January 15, 2020. Includes additional earnings in the form of dividend equivalents, which are paid quarterly on deferred restricted stock units.

The following table shows the funds available under the Visa Deferred Compensation Plan, the Visa Director Deferred Compensation Plan and the Excess 401k Plan and their annual rate of return for fiscal year 2020, as reported by the administrator of the plans.

Name of Fund	Rate of Return (%)

Alger Capital Appreciation Institutional Fund – Institutional Class(1)(2)	42.83%

DFA U.S. Small Cap Portfolio Institutional Class(3)	-6.31%

Dodge & Cox Income(4)	7.70%

Dodge & Cox International Stock	-9.43%

Fidelity Balanced Fund – Class K	17.91%

Fidelity Low-Priced Stock Fund – Class K(3)	4.24%

PIMCO Total Return Fund – Institutional Class(1)	7.42%

Fidelity 500 Index Fund – Institutional Premium Class	15.14%

T. Rowe Price Institutional Large Cap Growth Fund(2)	35.80%

Vanguard Extended Market Index Fund – Institutional Plus Shares	13.00%

Vanguard Federal Money Market Fund	0.87%

Vanguard Total Bond Market Index Fund – Institutional Shares	7.05%

Vanguard Total Stock Market Index Fund – Institutional Shares	15.01%

Vanguard Total International Stock Index Fund – Institutional Plus Shares	3.83%

Vanguard Value Index Fund – Institutional Shares(4)	-3.29%

(1)	This fund is not available under the Visa Excess 401k Plan.
(2)	Effective October 3, 2019, the Alger Capital Appreciation Institutional Fund – Institutional Class was replaced by the T. Rowe Price Institutional Large Cap Growth Fund.
(3)	Effective October 3, 2019, the Fidelity Low-Price Stock Fund – Class K was replaced by the DFA U.S. Small Cap Portfolio Institutional Class.
(4)	This fund is not available under the Visa Deferred Compensation Plan or the Director Deferred Compensation Plan.

Employment Arrangements and Potential Payments upon Termination or Change of Control

The following discussion relates only to the offer letters with our NEOs under which we still have outstanding obligations during fiscal year 2020. We do not have fixed-term employment agreements with our NEOs.

Offer Letter with Paul Fabara

On July 18, 2019, we entered into an offer letter agreement with Paul Fabara under which he became Executive Vice President & Chief Risk Officer as of September 3, 2019. The offer letter was the result of negotiations with the Company, during which the Compensation Committee consulted with FW Cook, its independent compensation consultant, and legal counsel with expertise in executive compensation matters. In connection with the negotiation of the offer letter, the Compensation Committee also reviewed relevant market data, the compensation levels of our other executive officers, and the terms of Mr. Fabara’s compensation arrangements with his previous employer, including the value he would forfeit with, or be required to repay to, such employer by agreeing to join Visa. On October 15, 2019, as required under the terms of his offer letter, Mr. Fabara received a one-time new hire equity award consisting of $300,000 in stock options and $900,000 in restricted stock units. Fifty percent of this new hire award vested on October 15, 2020, and the balance of the award is scheduled to vest, subject to Mr. Fabara’s continued employment, on October 15, 2021. Also on October 15, 2019, as required under the terms of his offer letter, Mr. Fabara received a one-time equity award to compensate him for the value of unvested equity and other incentives that were forfeited when he left his prior employer. This award consisted of $2,300,000 in stock options and $6,900,000 in restricted stock units. Thirty-four percent of the award vested on January 31, 2020, and thirty-three percent of the award is scheduled to vest, subject to Mr. Fabara’s continued employment, on each of January 31, 2021 and January 31, 2022.

In connection with his hiring, Mr. Fabara was required to reimburse his prior employer for the value of certain incentive compensation. The Company agreed to reimburse Mr. Fabara for the value of this reimbursement, including a gross-up for certain taxable amounts. In the event Mr. Fabara voluntarily terminates his employment or is terminated involuntarily for cause (as defined in the applicable reimbursement agreement) prior to September 3, 2022, Mr. Fabara is required to reimburse Visa amounts paid under the reimbursement arrangement on a pro-rata basis. To compensate Mr. Fabara for forfeited bonus payments and other incentives from his prior employer, the Company provided Mr. Fabara with a one-time cash award of $1,400,000, which was paid in fiscal year 2019. If Mr. Fabara voluntarily terminates his employment other than for good reason or is terminated involuntarily for cause (each as defined in his offer letter) before March 3, 2021, he is required to reimburse the Company for a pro-rata portion of the one-time cash award. Pursuant to the terms of his offer letter, Mr. Fabara is also eligible to participate in the Visa Inc. Executive Severance Plan, the terms of which are discussed below.

Executive Severance Plan

We believe that it is appropriate to provide severance pay to an executive officer whose employment is involuntarily terminated by us without “cause,” and, in some cases, voluntarily terminated by the executive for “good reason” (each as defined in the Executive Severance Plan), to provide transition income replacement that will allow the executive to focus on our business priorities. We believe the level of severance provided by this Executive Severance Plan is consistent with the practices of our compensation peer group and is necessary to attract and retain key employees.

Our NEOs are participants in the Executive Severance Plan, which provides for lump sum severance upon a qualifying termination of two times the sum of the executive’s base salary and target annual incentive award, and a prorated bonus for any partial performance period under the annual incentive plan, along with continued health benefits for two years post-termination, subject to the NEO’s timely execution and non-revocation of a waiver and release of claims. Executive Severance Plan participants are required to comply with certain restrictive covenants, including obligations to uphold confidentiality and to abstain from soliciting Visa’s employees, customers and clients for eighteen months following a qualifying termination of the participant’s employment. Participants are also generally bound by the confidentiality, intellectual property and non-solicitation provisions of any Confidential Information and Property Agreement, Proprietary Information Agreement and/or any similar agreement previously executed by the applicable participant and the confidentiality provisions under Visa’s code of conduct. The Executive Severance Plan does not provide for any gross-ups for excise taxes imposed as a result of severance or other payments deemed made in connection with a change of control.

Equity Incentive Awards

Pursuant to the terms of certain award agreements under the Visa Inc. 2007 Equity Incentive Compensation Plan, if the employment of an NEO is involuntarily terminated by us without “cause” at any time or voluntarily terminated by the NEO for “good reason” within two years following a change of control (as such terms are defined in the Visa Inc. 2007 Equity Incentive Compensation Plan or applicable award agreement), then the unvested portion of any such equity incentive award will become fully vested (and at target levels, with respect to performance shares). There are generally no “single-trigger” payments available to NEOs upon a change of control.

Quantification of Termination Payments and Benefits

The following tables reflect the amount of compensation that would be paid to each of our NEOs in the event of a termination of the executive officer’s employment under various scenarios. The amounts shown assume that such termination was effective as of September 30, 2020 and include estimates of the amounts that would be paid to each executive officer upon such executive officer’s termination. All equity values reported in the following tables are based on the closing price of our Class A common stock on the NYSE as of September 30, 2020. The “Health and Welfare Benefits” reflect the estimated value of benefits payable for 24 months upon disability and for 6 months upon death. The tables only include additional benefits that result from the termination and do not include any amounts or benefits earned, vested, accrued or owing under any plan for any other reason. Please see the Grants of Plan-Based Awards in Fiscal Year 2020 Table, the Pension Benefits Table for Fiscal Year 2020 and the section entitled Non-qualified Deferred Compensation for Fiscal Year 2020 for additional information. Payments that would be made over a period of time have been estimated as the lump sum present value using 120% of the applicable federal rate. The actual amounts to be paid can only be determined at the time of such executive officer’s separation from Visa.

Termination Payments and Benefits for Alfred F. Kelly, Jr.

Incremental Benefits Due to Termination Event	Involuntary Not for Cause Termination or Voluntary Good Reason Termination ($)	Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control ($)	Retirement(3) ($)		Disability ($)		Death ($)
Health and Welfare Benefits	50,689	50,689	-		49,124		12,626
Cash Severance	10,850,000	10,850,000	-		-		-
Pro-rata incentive for fiscal year 2020	3,100,000	3,875,000	-		3,875,000		3,875,000
Unvested Restricted Stock/ Restricted Stock Units	11,382,492	11,382,492	11,382,492		11,382,492		11,382,492
Unvested Options	15,804,860	15,804,860	15,804,860		15,804,860		15,804,860
Unvested Performance Shares	35,528,670(1)	35,528,670(2)	35,528,670	(1)	35,528,670	(1)	35,528,670	(1)
Total	76,716,711	77,491,711	62,716,022		66,640,146		66,603,648

(1)

Includes the target number of shares for grants that have not completed their performance period. The actual amount due for these grants will be determined following the completion of the performance period.

(2)

Includes the target number of shares for grants that have not completed their performance period. In the event of an Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control, the target number of shares will vest.

(3)

Mr. Kelly meets the conditions for “retirement” contained in certain of his equity award agreements and as a result, the unvested portions of these grants would fully vest or continue to vest upon his termination of employment.

Termination Payments and Benefits for Vasant M. Prabhu

Incremental Benefits Due to Termination Event	Involuntary Not for Cause Termination or Voluntary Good Reason Termination ($)	Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control ($)	Retirement(3) ($)		Disability ($)		Death ($)
Health and Welfare Benefits	65,004	65,004	-		64,680		15,993
Cash Severance	6,600,000	6,600,000	-		-		-
Pro-rata incentive for fiscal year 2020	1,760,000	2,200,000	-		2,200,000		2,200,000
Unvested Restricted Stock/ Restricted Stock Units	5,146,628	5,146,628	5,146,628		5,146,628		5,146,628
Unvested Options	7,338,614	7,338,614	7,338,614		7,338,614		7,338,614
Unvested Performance Shares	16,756,086(1)	16,756,086(2)	16,756,086	(1)	16,756,086	(1)	16,756,086	(1)
Total	37,666,332	38,106,332	29,241,328		31,506,008		31,457,321

(1)

Includes the target number of shares for grants that have not completed their performance period. The actual amount due for these grants will be determined following the completion of the performance period.

(2)

Includes the target number of shares for grants that have not completed their performance period. In the event of an Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control, the target number of shares will vest.

(3)

Mr. Prabhu meets the conditions for “retirement” contained in certain of his equity award agreements and as a result, the unvested portions of these grants would fully vest or continue to vest upon his termination of employment.

Termination Payments and Benefits for Ryan McInerney

Incremental Benefits Due to Termination Event	Involuntary Not for Cause Termination or Voluntary Good Reason Termination ($)	Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control ($)	Disability ($)		Death ($)
Health and Welfare Benefits	65,848	65,848	65,518		16,112
Cash Severance	6,600,000	6,600,000	-		-
Pro-rata incentive for fiscal year 2020	1,760,000	2,200,000	2,200,000		2,200,000
Unvested Restricted Stock/ Restricted Stock Units	-	6,043,293	6,043,293		6,043,293
Unvested Options	-	8,388,420	8,388,420		8,388,420
Unvested Performance Shares	-	19,354,296(1)	13,724,616	(2)	13,724,616	(2)
Total	8,425,848	42,651,857	30,421,847		30,372,441

(1)

Includes the target number of shares for grants that have not completed their performance period. In the event of an Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control, the target number of shares will vest.

(2)

Includes the target number of shares, prorated for the portion of the performance period completed. In the event of a termination due to death or disability, the actual amount earned for these grants will be determined following the completion of the performance period and a prorated number of the final shares earned will vest.

Termination Payments and Benefits for Rajat Taneja

Incremental Benefits Due to Termination Event	Involuntary Not for Cause Termination or Voluntary Good Reason Termination ($)	Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control ($)	Retirement(3) ($)		Disability ($)		Death ($)
Health and Welfare Benefits	30,121	30,121	-		28,658		7,571
Cash Severance	6,600,000	6,600,000	-		-		-
Pro-rata incentive for fiscal year 2020	1,760,000	2,200,000	-		2,200,000		2,200,000
Unvested Restricted Stock/ Restricted Stock Units	5,719,142	5,719,142	5,719,142		5,719,142		5,719,142
Unvested Options	7,915,948	7,915,948	7,915,948		7,915,948		7,915,948
Unvested Performance Shares	18,291,856(1)	18,291,856(2)	18,291,856	(1)	18,291,856	(1)	18,291,856	(1)
Total	40,317,067	40,757,067	31,926,946		34,155,604		34,134,517

(1)

Includes the target number of shares for grants that have not completed their performance period. The actual amount due for these grants will be determined following the completion of the performance period.

(2)

Includes the target number of shares for grants that have not completed their performance period. In the event of an Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control, the target number of shares will vest.

(3)

Mr. Taneja meets the conditions for “retirement” contained in certain of his equity award agreements and as a result, the unvested portions of these grants would fully vest or continue to vest upon his termination of employment.

Termination Payments and Benefits for Paul Fabara

Incremental Benefits Due to Termination Event	Involuntary Not for Cause Termination or Voluntary Good Reason Termination ($)	Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control ($)	Disability ($)		Death ($)
Health and Welfare Benefits	50,689	50,689	49,124		12,626
Cash Severance	3,750,000	3,750,000	-		-
Pro-rata incentive for fiscal year 2020	900,000	1,125,000	1,125,000		1,125,000
Unvested Restricted Stock/ Restricted Stock Units	-	6,956,156	6,956,156		6,956,156
Unvested Options	-	1,712,767	1,712,767		1,712,767
Unvested Performance Shares	-	1,709,544(1)	570,888	(2)	570,888	(2)
Total	4,700,689	15,304,156	10,413,935		10,377,437

(1)

Includes the target number of shares for grants that have not completed their performance period. In the event of an Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change of Control, the target number of shares will vest.

(2)

Includes the target number of shares, prorated for the portion of the performance period completed. In the event of a termination due to death or disability, the actual amount earned for these grants will be determined following the completion of the performance period and a prorated number of the final shares earned will vest.

CEO PAY RATIO

The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K of the Securities Act of 1933, as amended.

For our last completed fiscal year ended September 30, 2020, the ratio of the median of the annual total compensation of our employees (excluding our CEO) to the annual total compensation of our CEO is set forth in the table below:

Annual total compensation of our CEO (A)	$26,364,928
Median of the annual total compensation of our employees (excluding our CEO) (B)	$135,306
Ratio of (A) to (B)	195:1

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments, and estimates used were as follows (which may differ from those used, and may therefore not be comparable to ratios reported by, other companies):

Median Employee

As we disclosed in our 2019 proxy statement, we identified our median employee from our worldwide employee population, including both part-time and full-time employees (other than our CEO), as of September 30, 2018. Given the worldwide geographical distribution of our employee population, we use a variety of pay elements to structure the compensation arrangements of our employees. A significant number of our U.S. and non-U.S. employees participate in our annual cash bonus and equity incentive award plans. Consequently, in order to identify the “median employee,” we selected base salary or wages plus overtime pay, the annual cash bonus plan payments, and equity awards as the most appropriate measure of compensation. We measured compensation for our employees using the 12-month fiscal period ending September 30, 2018. We selected September 30, 2018, which is the last day of our fiscal year, because it provides the most accurate information regarding compensation for such fiscal year. In making this determination, we did not make any cost-of-living adjustments in identifying the “median employee.” Although there were no changes in our employee population or our employee compensation arrangements that we believed would significantly impact our pay ratio disclosure, a significant change in the circumstances of the median employee identified in 2018 occurred. As a result, for the fiscal year 2020 pay ratio calculation, we selected an employee whose compensation in 2019 was substantially similar to the 2018 median employee based on the same compensation measure we used to select the 2018 median employee. Similarly, although there have been no changes in our employee population or our employee compensation arrangements that we believe would significantly impact our pay ratio disclosure, a significant change in the circumstances of the median employee identified in 2019 occurred. As a result, we selected an employee whose compensation in 2020 was substantially similar to the 2018 median employee based on the same compensation measure we used to select the 2018 median employee.

Annual Total Compensation of Median Employee

With respect to the annual total compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation for 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $135,306.

Annual Total Compensation of CEO

With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our Summary Compensation Table for Fiscal Year 2020 included in this proxy statement.

PROPOSAL 2 – APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS

We are asking our Class A common stockholders to approve, on an advisory basis, the compensation of our NEOs as described in this proxy statement, including the section entitled Compensation Discussion and Analysis, the compensation tables and the related narrative discussion. This proposal, commonly known as a “Say-on-Pay” proposal, gives our Class A common stockholders the opportunity to express their views on our NEOs’ compensation.

As described in detail under the heading Compensation Discussion and Analysis above, our executive compensation programs are designed to attract, motivate and retain our named executive officers, who are critical to our success. Under these programs, our NEOs are rewarded for the achievement of specific annual, long-term, and strategic goals, corporate and individual goals and the realization of increased stockholder value. Please read the Compensation Discussion and Analysis section of this proxy statement for additional details about our executive compensation programs, including information about the fiscal year 2020 compensation of our NEOs.

The Say-on-Pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. However, our Board and the Compensation Committee value the views of our stockholders and will carefully review and consider the voting results for this proposal when evaluating our executive compensation programs. We currently conduct annual advisory votes to approve the compensation of our NEOs, and we expect to conduct the next advisory Say-on-Pay vote at our 2022 annual meeting of stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3 – RATIFICATION OF THE APPOINTMENT OF KPMG LLP

The Audit and Risk Committee is responsible for the appointment, compensation, retention and oversight of the independent public accounting firm retain to audit the Company’s financial statements. The Audit and Risk Committee has appointed KPMG LLP as our independent registered public accounting firm to audit the financial statements of Visa Inc. and its subsidiaries for the fiscal year ending September 30, 2021. KPMG has been our independent auditor since our initial public offering in 2008, and KPMG audited our financial statements for fiscal year 2020. The Audit and Risk Committee also periodically considers whether there should be a rotation of independent registered public accounting firms because the Audit and Risk Committee believes it is important for the registered public accounting firm to maintain independence and objectivity. In determining whether to reappoint KPMG, the Audit and Risk Committee considered several factors, including:

•	the length of time KPMG has been engaged;

•	KPMG’s independence and objectivity;

•	KPMG’s capability and expertise in handling the complexity of Visa’s global operations in our industry;

•	historical and recent performance, including the extent and quality of KPMG’s communications with the Audit and Risk Committee, and feedback from management regarding KPMG’s overall performance;

•	recent PCAOB inspection reports on the firm; and

•	the appropriateness of KPMG’s fees, both on an absolute basis and as compared with its peers.

The Audit and Risk Committee believes that the continued retention of KPMG as our independent registered public accounting firm is in the best interest of the Company and our stockholders, and we are asking our stockholders to ratify the selection of KPMG as our independent registered public accounting firm for fiscal year 2021. Although ratification is not required, the Board is submitting a proposal to ratify KPMG’s appointment to our stockholders because we value our stockholders’ views and as a matter of good corporate practice. In the event that our stockholders fail to ratify KPMG as the Company’s independent registered public accounting firm, it will be considered a recommendation to the Audit and Risk Committee to consider the selection of a different firm. Even if the appointment is ratified, the Audit and Risk Committee may in its discretion select a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of the Company and our stockholders.

A representative of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2021.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to the Company by KPMG for fiscal years 2020 and 2019 (in thousands):

Services Provided	Fiscal Year 2020	Fiscal Year 2019
Audit fees(1)	$ 9,548	$ 9,540
Audit-related fees(2)	1,823	2,054
Tax fees(3)	364	520
All other fees(4)	6	6
Total	$11,741	$12,120

(1)

Represents aggregate fees for professional services rendered in connection with annual financial statement audits, audits of our internal control over financial reporting, preparation of comfort letters and consents related to SEC registration statements, quarterly review of financial statements and for services related to local statutory audits.

(2)

Represents aggregate fees for assurance and audit-related services (but not included in the audit fees set forth above). The assurance and audit-related services include employee benefit plan audits, review of internal controls for selected information systems and business units (Statement on Standards for Attestation Engagement No. 18 and International Standard on Assurance Engagement No. 3402 audits), services related to consultations on financial accounting and reporting standards.

(3)	Represents aggregate fees for tax services in connection with the preparation of tax returns, other tax compliance services, and tax planning services.
(4)	Represents fees for eXtensible Business Reporting Language (XBRL) services and subscription fees for an accounting research tool.

Consistent with SEC and PCAOB requirements regarding auditor independence, the Audit and Risk Committee has responsibility for appointing, setting the compensation for and overseeing the work of our independent registered public accounting firm. In accordance with its charter and the Audit and Risk Committee’s Pre-Approval Policy, the Audit and Risk Committee is required to pre-approve all audit and internal control-related services, audit-related services, and permissible non-audit services, including the terms thereof, to be performed for us by our independent registered public accounting firm. During fiscal year 2020, all services KPMG provided to the Company were pre-approved by the Audit and Risk Committee in accordance with applicable SEC regulations and the Pre-Approval Policy, and the Audit and Risk Committee reviewed and discussed the documentation KPMG supplied to it as to tax services and the potential effect of the provision thereof on KPMG’s independence.

To further help ensure the independence of our independent registered public accounting firm, we have adopted policies and procedures relating to the engagement of our independent registered public accounting firm and the hiring of employees or former employees of the independent registered public accounting firm.

PROPOSAL 4 – APPROVAL OF THE VISA INC. 2007 EQUITY INCENTIVE COMPENSATION PLAN, AS AMENDED AND RESTATED

Background

We are asking stockholders to approve the Visa Inc. 2007 Equity Incentive Compensation Plan, as amended and restated as of January 26, 2021, which we refer to as the equity incentive plan, in order to ensure we may continue to grant awards under the equity incentive plan to retain and incentivize employees of Visa and Visa’s eligible subsidiaries and affiliates as part of our competitive compensation program for years to come.

The proposed material amendment to the equity incentive plan would extend its term from January 31, 2022 to January 26, 2031.

Another amendment would reduce by 38,000,000 shares of Class A common stock of Visa Inc. (“shares”), from 236,000,000 shares to 198,000,000 shares, the maximum aggregate number of shares that may be issued under the equity incentive plan from its inception. In determining the scope of the proposed share limit reduction from 236,000,000 shares to 198,000,000 shares, management and the Compensation Committee evaluated share usage, dilution, overhang, burn rate, and the existing terms of outstanding equity awards, as discussed further in the “Additional Information Regarding Share Decrease” section below. The board, the Compensation Committee and management believe the share limit reduction is consistent with stockholder interests. In addition, another amendment prohibits shares withheld for taxes, or shares used to pay the exercise or purchase price of an award, from becoming available for future grants under the plan.

The summary below includes a description of the material features of the equity incentive plan, as amended and restated. The board unanimously approved the equity incentive plan, as amended and restated, on October 20, 2020 and directed that the equity incentive plan be submitted to our stockholders for approval at the Annual Meeting. The amended and restated equity incentive plan will become effective upon approval by our stockholders. All share numbers in this summary are split-adjusted.

Purpose and Key Features of the Equity Incentive Plan

The purposes of the equity incentive plan are to provide additional incentives to non-employee directors of Visa and to officers, employees, and consultants of Visa and its subsidiaries and affiliates whose substantial contributions are essential to the continued growth and success of the business of Visa and its subsidiaries and affiliates, in order to strengthen their commitment to Visa and its subsidiaries and affiliates, and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of Visa and to further align the interests of non-employee directors, officers, employees, and consultants with the interests of Visa’s stockholders. As described in the section entitled Compensation Discussion and Analysis of this proxy statement, the equity incentive plan is intended to promote our long-term success and increase stockholder value by attracting, motivating and retaining our non-employee directors, officers, and employees.

The equity incentive plan contains features that are consistent with good governance and the interests of stockholders, including the following:

•	Performance Based Compensation. The equity incentive plan provides for performance-based awards to align plan participants’ interests with the interests of stockholders.

•	Fair Market Value Grants. The exercise price of a stock option or stock appreciation right may not be less than the fair market value of our Class A common stock on the date of grant.

•	No Repricing. The equity incentive plan does not allow for repricing of stock options or stock appreciation rights once they are awarded, without prior stockholder approval.

•

Flexibility. The equity incentive plan includes the flexibility to award stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance unit awards, performance share awards, cash-based awards and other equity-based awards to eligible individuals.

•	Committee Administration. The equity incentive plan is administered by the Compensation Committee, which is composed solely of independent directors.

•	Specific Limits. The equity incentive plan provides specific limits on the number of awards that may be made.

•

Prohibition on Liberal Share Recycling. The equity incentive plan, as amended and restated, prohibits shares withheld for taxes, or shares used to pay the exercise or purchase price of an award, from becoming available for future grants under the plan.

The following is a summary of the material features of the equity incentive plan, as amended and restated, but does not describe all of its terms or amendments. Therefore, you are encouraged to read the complete text of the equity incentive plan included as Annex A to this proxy statement. Capitalized terms used in this Proposal 4 are defined in the equity incentive plan. In the event of any inconsistency between the equity incentive plan and this summary, the equity incentive plan will control.

Consequence of Failure to Approve the Proposal

No awards may be granted under the current version of the equity incentive plan on or after January 31, 2022. If our stockholders do not approve the amended and restated equity incentive plan at the Annual Meeting, we may continue to grant awards under the current equity incentive plan until that date.

Additional Information Regarding Share Decrease

If stockholders approve the equity incentive plan, as amended and restated, such plan will authorize no more than 198,000,000 shares for issuance thereunder in the aggregate.

Equity Plan Share Reservation Summary Table

		Shares
A	Total shares authorized under the equity incentive plan, prior to the proposed amendment	236,000,000
B	Total shares awarded from the equity incentive plan through November 1, 2020	127,552,157
C	Shares added back to share reserve from the equity incentive plan through November 1, 2020 due to expirations, terminations, cancellations, tax withholding and forfeitures of awards	30,756,475
D	Shares available to be granted under the plan as of November 1, 2020 (A-B+C)	139,204,318
E	Amount of proposed share decrease	38,000,000
F	Shares available for grant under the plan with the proposed share decrease as of November 1, 2020 (D-E)	101,204,318
G	Total shares authorized under the equity incentive plan, with the proposed decrease (A-E)	198,000,000

In determining the amount of the share decrease, management and the Compensation Committee evaluated the equity incentive plan’s historic dilution rate, burn rate, and overhang and determined that the share decrease was advisable and in Visa’s stockholders’ interests in order to prevent potential dilution of stockholders’ interests from grants made under the equity incentive plan. The Compensation Committee anticipates that the shares that will be available for new award grants under equity incentive plan if stockholders approve this proposal will provide Visa with flexibility to maintain a competitive compensation program to attract, retain and incentivize employees of Visa and Visa’s eligible subsidiaries and affiliates for years to come.

The proposed share decrease of 38,000,000 shares represents 1.7% of our total Class A common shares outstanding, calculated on an as-converted basis, as of September 30, 2020. There were 2,196,738,271 shares of Class A common stock outstanding, calculated on an as-converted basis, as of September 30, 2020. The number of shares of each series and class of shares outstanding as of the last day of each of the last three fiscal years is included in the table entitled Equity Compensation Plan Key Metrics Summary Table below. Each of the dilution, burn rate, and overhang calculations described below is determined on an as-converted basis.

Dilution is the total number of shares subject to equity awards granted (less cancellations) divided by the total common shares outstanding at the end of the fiscal year. The average annual dilution over the last three fiscal years was 0.53%. Burn rate is another measure of dilution that shows how rapidly a company is depleting its shares reserved for equity compensation plans, and differs from annual dilution because it does not take into account cancellations. Our annual burn rate over the last three fiscal years has averaged 0.20%.

An additional metric that we use to measure the cumulative impact of the equity incentive plan is overhang (number of shares subject to equity awards outstanding but not exercised, plus number of shares available to be granted, divided by total common shares outstanding at the end of the year). For each of the last three fiscal years, our overhang has averaged 6.87%. If the equity incentive plan, as amended and restated, is approved, our overhang would decrease to 5.13%.

Equity Compensation Plan Key Metrics Summary Table

	Fiscal 2020	Fiscal 2019	Fiscal 2018	Three-Year Average (Fiscal 2018-2020)
Number of Stock Options Granted	1,247,982	1,109,645	1,646,060
Number of Restricted Stock Units Granted	2,352,714	2,785,534	2,832,984
Number of Performance Shares Granted (at Max)	470,128	540,538	641,498
Dilution(1)	0.52%	0.53%	0.52%	0.53%
Burn Rate(1)	0.19%	0.20%	0.22%	0.20%
Overhang(1)	6.86%	6.88%	6.86%	6.87%

Shares Outstanding as of:	September 30, 2020	September 30, 2019	September 30, 2018
Series A preferred stock	345,451	-	-
Series B preferred stock	2,480,466	2,480,466	2,480,466
Series C preferred stock	3,156,823	3,156,823	3,156,823
Class A	1,683,458,047	1,718,103,152	1,768,435,119
Class B	245,513,385	245,513,385	245,513,385
Class C	10,703,370	11,333,799	11,727,426
As-Converted Class A shares	2,196,738,271	2,237,774,931	2,291,458,118

(1)

Calculated using outstanding Class A common shares on an as-converted basis. Visa’s Series A, Series B and Series C participating preferred stock and class B and C common stock are convertible to class A common stock based on their respective conversion rates. The conversion rate for the last three years are as follows and as described in Note 15 — Stockholders’ Equity and Note 14 — Stockholders’ Equity to our fiscal year 2020 and 2019 consolidated financial statements, included in our Annual Report on Form 10-K filed with the SEC on November 19, 2020 and November 14, 2019, respectively:

Conversion Rate as of:	September 30, 2020	September 30, 2019	September 30, 2018
Series A preferred stock	100:1	-	-
Series B preferred stock	6.3870:1	12.9360:1	12.9550:1
Series C preferred stock	6.8610:1	13.8840:1	13.8880:1
Class A	-	-	-
Class B(1)	1.6228:1	1.6228:1	1.6298:1
Class C	4.0000:1	4.0000:1	4.0000:1

(1)	The class B to class A common stock conversion rate is presented on a rounded basis. Conversion calculations for dividend payments are based on a conversion rate rounded to the tenth decimal.

Administration of the Equity Incentive Plan

Our Compensation Committee has the exclusive authority to operate, manage and administer the equity incentive plan in accordance with its terms and conditions. As administrator of the equity incentive plan, the Compensation Committee has the authority to grant awards to those individuals who are eligible to receive awards under the equity incentive plan. Among other things, the Compensation Committee has the power to determine the non-employee directors, employees and consultants who will be granted awards, the size and types of awards, the terms and conditions of awards, and the form and content of the award agreements. The Compensation Committee is also authorized to establish, administer and waive terms, conditions and performance goals of outstanding awards and to accelerate the vesting or exercisability of awards, in each case, subject to limitations contained in the equity incentive plan. The Compensation Committee also has the authority to interpret the equity incentive plan and award agreements and has the authority to correct any defects, supply any omissions and reconcile any inconsistencies in the equity incentive plan and/or any award agreements. The Compensation Committee’s decisions and actions concerning the equity incentive plan are final and conclusive. Within the limitations of the equity incentive plan and applicable law, the Compensation Committee may delegate its responsibilities under the equity incentive plan to persons selected by it. Our board is permitted, under certain circumstances, to exercise all of the Compensation Committee’s powers under the equity incentive plan.

Eligible Participants

Visa’s employees and consultants and those employees and consultants of Visa’s eligible subsidiaries and affiliates, as well as Visa’s non-employee directors, are eligible to receive awards under the equity incentive plan. As of November 1, 2020, approximately 20,879 of our employees and 10 of our non-employee directors were eligible to receive awards under the equity incentive plan. Moreover, as of November 1, 2020, approximately 791 consultants were eligible to receive awards under the terms of the equity incentive plan; however, no consultants held outstanding awards granted under the equity incentive plan as of such date, and Visa’s practice is to abstain from granting equity incentive awards to consultants. The Compensation Committee selects the employees, consultants, and directors who will be granted awards under the equity incentive plan in its discretion on the basis of and as consideration for their service to Visa and Visa’s eligible subsidiaries and affiliates, as applicable.

Shares Subject to the Equity Incentive Plan

Up to 198,000,000 shares, subject to adjustment in the event of certain corporate events, stock splits, and similar transactions, may be issued pursuant to awards granted under the equity incentive plan, including with respect to grants made before and to be made after the 2021 Annual Meeting. This number of shares has been reduced from the 236,000,000 shares that were originally reserved for issuance under the equity incentive plan. Of the 236,000,000 shares that were originally reserved for issuance under the equity incentive plan, as of September 30, 2020, 139,206,766 shares remained available for the grant of new awards and 11,471,849 shares were subject to outstanding awards. For clarity, if the proposed share reduction of 38,000,000 had been approved and applied on September 30, 2020, 101,206,766 shares would be available for the grant of new awards from such date onwards. The number of shares subject to awards that were granted between September 30, 2020 and November 1, 2020 further reduces the number of shares that would be available for the grant of new awards, as further described under the heading Equity Plan Share Reservation Summary Table. Awards granted after November 1, 2020 would further reduce the number of shares available for grant below the 101,206,766 shares described above.

As of November 1, 2020, 127,552,157 shares had been issued under the plan, 11,455,425 shares were subject to outstanding awards (including 5,779,311 subject to stock options, 0 subject to restricted stock, 4,681,314 subject to restricted stock units, and 994,800 subject to performance share awards), and 139,204,318 shares remained available for grant. Moreover, as of November 1, 2020, the closing price of a share of our class A common stock was $181.71 per share, such that the maximum aggregate market value of the 139,204,318 shares that could be issued under the equity incentive plan was approximately $25.29 billion on such date. As of November 1, 2020, the weighted average remaining term of outstanding stock options was 6.81 years, and the weighted average exercise price of outstanding stock options was $114.69. The shares subject to awards under the equity incentive plan may be authorized and unissued shares or previously issued shares that we re-acquired. As of November 1, 2020, we did not have any equity awards outstanding under other equity compensation plans, other than purchase rights under our Employee Stock Purchase Plan.

Shares subject to awards that have been canceled, terminated, expired, forfeited or settled in cash will generally be available for delivery in connection with future awards under the equity incentive plan, as amended, to the extent of any such cancellation, termination, expiration, forfeiture or cash settlement, provided that any shares delivered upon settlement of an award will not again be available for future grant or sale under the plan. However, the equity incentive plan, as amended and restated, provides that shares used to pay the exercise or purchase price of an award and/or shares withheld to satisfy the tax withholding obligations related to an award shall not again be available for future grant or sale under the plan. If we or one of our subsidiaries acquires or combines with another company, any awards that may be granted under the equity incentive plan in substitution or exchange for outstanding stock options or other awards of the other company will not reduce the shares available for issuance under the equity incentive plan.

Types of Awards

Under the equity incentive plan, the Compensation Committee is authorized to grant stock options, stock appreciation rights, restricted stock and restricted stock unit awards, performance units, performance shares, cash-based awards, and other stock-based awards, provided that only employees may receive incentive stock options.

Stock Options. A stock option is the right to purchase a specified number of shares of Class A common stock in the future at a specified exercise price and subject to the other terms and conditions specified in the award agreement and equity incentive plan. Stock options may either be granted in the form of incentive stock options, which may be eligible for special tax treatment under the Internal Revenue Code of 1986, as amended (the “Code”), or nonqualified stock options. The Compensation Committee sets the exercise price of each stock option, which cannot be less than 100% of the fair market value of our Class A common stock at the time of grant.

The terms of any incentive stock option granted under the equity incentive plan must comply with the provisions of Code Section 422. Stock options granted in substitution or exchange for stock options or awards of another company involved in a corporate transaction with us or a subsidiary will have an exercise price that is intended to preserve the economic value of the award that is replaced. The exercise price of any stock options may be paid in cash, shares of Class A common stock already owned by the option holder, or any other method the Compensation Committee approves, such as a cashless broker-assisted exercise, that complies with applicable law, or any combination of these methods.

Stock options are evidenced by an award agreement specifying the exercise price, the vesting schedule, the number of shares granted, and the other terms of the stock option. Stock options expire at the time set forth in the agreement; however, no stock option shall be exercisable later than ten years from the date of grant. Unless the award agreement provides otherwise, the equity incentive plan provides that stock options terminate immediately upon the cessation of the participant’s service for Visa and its subsidiaries and affiliates (“termination”), although the Compensation Committee may determine in its discretion that an option awards may be exercised following a participant’s termination.

The outstanding stock options under the equity incentive plan have exercise prices ranging from $3.1975 to $182.77, and the aggregate intrinsic value of these stock options for which their exercise prices were less than the closing trading price of our common stock on September 30, 2020 was approximately $494 million.

Stock Appreciation Rights. A stock appreciation right, or SAR, is the right to receive the appreciation in the fair market value of our class A common stock between the date of grant and the exercise date for the number of shares of our Class A common stock that are exercised. A SAR may be granted as a stand-alone award, or in tandem with the grant of a stock option. When a SAR is exercised, the holder is entitled to an amount equal to the difference between (a) the exercise price of the SAR and (b) the fair market value of a share of our Class A common stock on the date the SAR is exercised. SARs granted with a stock option will be exercisable or terminate only when the related stock option is exercisable or terminates. A stock option will no longer be exercisable to the extent that the holder exercises the related SAR. Likewise, a SAR will not be exercisable to the extent that a related stock option is exercised. SARs may be settled in cash, shares or a combination of cash and shares.

Each SAR is evidenced by an award agreement specifying the exercise price, the vesting schedule, the number of shares granted, and the other terms of the SAR. SARs expire at the time set forth in the award agreement, and any SAR granted in tandem with a stock option will have the same term as the related stock option. No SAR shall be exercisable more than 10 years after it is granted. When a participant’s service terminates, the unvested portion of the SAR will be forfeited unless otherwise provided in the award agreement. Unless the applicable award agreement or certificate provides otherwise, the equity incentive plan provides that SARs cease to be exercisable upon the termination of a participant, though the Compensation Committee may determine in its discretion that an option award may be exercised following a participant’s termination.

Restricted Stock and Restricted Stock Unit Awards. Restricted stock is an award of shares of our Class A common stock that vests in accordance with the terms and conditions set forth in the award agreement. Until the applicable restrictions lapse, the shares are subject to forfeiture and may not be sold or otherwise disposed of by the participant who holds them. After all conditions and restrictions applicable to such shares of restricted stock have been satisfied or lapse, such shares shall become freely transferable by such participant.

Restricted stock units confer the right to receive shares at a future date and are denominated in units of shares of our Class A common stock. No shares are actually issued to the recipient of a restricted stock unit on the grant date. Instead, when a restricted stock unit award vests, it is settled by a delivery of shares, a cash payment determined by the then-current fair market value of the shares, or a combination of shares and cash.

Each restricted stock award or restricted stock unit is evidenced by an award agreement specifying the number of shares, the vesting schedule, the vesting conditions, and the other terms of the restricted stock award or restricted stock unit. Vesting of restricted stock awards and restricted stock units may be based on continued employment or service and/or satisfaction of performance goals or other conditions established by the Compensation Committee. Upon termination of employment or a period of service, or failure to satisfy other vesting conditions, a participant’s unvested shares of restricted stock and unvested restricted stock units are forfeited, unless the participant’s award agreement, or the Compensation Committee, provides otherwise.

Performance Units, Performance Shares and Cash-Based Awards. Performance units, performance shares and/or cash-based awards granted to a participant are amounts credited to a bookkeeping account established for the participant. Each performance unit shall have an initial value that is established by the Compensation Committee at the time of grant. Each performance share shall have an initial value equal to the fair market value of a share on the date of grant. Each cash-based award shall have a value that is determined by the Compensation Committee. After a performance unit, performance share, or cash-based award has vested, the participant will be entitled to receive a payout of cash, shares of Class A common stock, or a combination thereof depending upon the extent to which performance goals or other conditions established by the Compensation Committee are satisfied. The number of performance units, performance shares and cash-based awards granted to a participant is determined by the Compensation Committee. A participant’s award agreement describes the effect of a termination of employment on the participant’s performance units, performance shares or cash-based award. The Compensation Committee shall determine the extent to which any pre-established performance goals or other terms and conditions of the awards have been attained (or not attained) at the completion of the performance period. The Compensation Committee may, in its discretion, waive any such performance goals and/or other terms and conditions relating to any such award.

Performance measures may be determined either individually, alternatively, or in any combination, applied to either Visa as a whole or to a business unit, division, department or function of Visa or any of our subsidiaries, and measured over a period of time as specified by the Compensation Committee. Each award agreement shall set forth the extent to which the participant shall have the right to retain performance units, performance shares and cash-based awards following the participant’s termination.

Code Section 162(m) allowed performance-based compensation that met certain requirements to be tax deductible, regardless of amount, prior to the Tax Cuts and Jobs Act of 2017 (the “Tax Legislation”). This qualified performance-based compensation exception was repealed as part of the Tax Legislation. Accordingly, the equity incentive plan, as amended and restated, removes certain restrictions that were previously required for grants of new awards to qualify as performance-based compensation under the prior version of Code Section 162(m).

Other Stock-Based Awards. The Compensation Committee may grant to participants other awards (which may include rights to dividends and dividend equivalents) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of our Class A common stock. Other stock-based awards may be granted either alone or in addition to other stock awards granted under the equity incentive plan. Each other stock-based award will be evidenced by an agreement specifying the date of grant, the number of shares or cash equivalent subject to the award, and other terms of the award. The Compensation Committee will determine the effect of a termination of employment or service on a participant’s other stock-based awards.

Fair Market Value

Fair market value is generally defined by the equity incentive plan as the last sale price reported for our Class A common stock on the New York Stock Exchange on the date for which fair market value is being determined. In the event no sale is reported on that date, the fair market value is the last sale price on the last preceding day on which a sale was reported.

Vesting Periods

Awards under the equity incentive plan, other than a stock option, SAR, or cash-based award are known as “full value” awards and, will vest over a period of not less than three years following the date the award is made, or in the case of vesting based upon the attainment of performance goals or other performance-based objectives, over a period of not less than one year measured from the commencement of the performance period. The Compensation Committee may provide that such vesting restrictions lapse or are waived upon the participant’s death, disability (as such term is newly defined in the equity incentive plan, as amended and restated), retirement or other specified termination or upon a change of control. The Compensation Committee may grant full value awards that will result in the issuance of up to 5% of the shares reserved for issuance under the equity incentive plan without regard to the minimum vesting provisions. The equity incentive plan, as amended and restated, also specifies that awards will generally continue to vest in accordance with their terms while they are held by an employee participant who is on an approved leave of absence, subject to limitations.

Limitations on the Number of Shares that may be Awarded to a Participant under the Equity Incentive Plan

No participant may receive stock options and SARs for more than 1,000,000 shares in any fiscal year. In connection with a participant’s commencement of service for Visa or a subsidiary or affiliate, a participant may be granted stock options and SARs for up to an additional 1,000,000 shares. No participant shall receive restricted stock awards, restricted stock units and performance shares for more than 1,000,000 shares in any fiscal year. The foregoing limits have been reduced by 7,000,000 shares in each case under the equity incentive plan, as amended and restated. The maximum amount that may be paid to a participant with respect to performance units or cash-based awards for an annual performance period is $30 million. For performance periods of different duration, the limit is $30 million multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is 12. These limits are subject to adjustment in the event of certain corporate events, stock splits, and similar transactions. In addition, no non-employee director may receive an award with a maximum grant date value of more than $500,000 in any fiscal year.

Adjustments to the Shares Available for Issuance under the Equity Incentive Plan

In the event of any corporate event or transaction, such as a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, dividend or other distribution, stock split or reverse stock split, spin-off, split-up, combination or exchange of shares, repurchase of shares, or other similar change in corporate structure, partial or complete liquidation of Visa or distribution (other than normal cash dividends) to our stockholders, or any similar corporate event or transaction, the Compensation Committee shall substitute or adjust, as applicable, the number, class and kind of securities which may be delivered, the size of the plan reserve, and the individual participant limits, in order to prevent dilution or enlargement of participants’ rights under the equity incentive plan. The Compensation Committee shall also make appropriate adjustments and modifications in the terms of any outstanding awards to reflect any such events, adjustments, substitutions or changes. The Compensation Committee’s adjustment shall be effective and binding for all purposes of the equity incentive plan, subject to the restrictions specified in the equity incentive plan.

Repricing of Stock Options or SARs

Except for adjustments to reflect the effects of certain corporate transactions, the exercise price of stock options and the grant price of SARs may not be lowered, stock options and SARs may not be cancelled or exchanged for stock options or SARs with a lower exercise price or grant price, and stock options and SARs with an exercise price or grant price, as the case may be, that is higher than the current fair market value may not be cancelled in exchange for cash or any other type of award, in each case without prior stockholder approval.

Transferability of Awards

Except as otherwise determined by the Compensation Committee, no award and no right under any award may be assigned, sold or transferred by a participant other than by will or by the laws of descent and distribution. The Compensation Committee may permit transferability for certain awards, on a general or specific basis, and may impose conditions and limitations on any permitted transferability. Rather than requiring stockholder approval of all such transfers, the equity incentive plan, as amended and restated, provides that no award may be transferred for value or other consideration except in accordance with applicable laws and regulations. Moreover, it provides the Compensation Committee with the discretion to determine whether a participant may name a beneficiary for stock options and stock appreciation rights, rather than permitting such beneficiary designations by default.

Clawback Policy

Awards made under the equity incentive plan will be subject to recoupment, clawback or similar policies as in effect from time to time, as well as similar provisions of applicable law. These policies may require repayment or forfeiture of awards and payouts under certain circumstances. Our current Clawback Policy is discussed in more detail under the heading “Compensation Discussion and Analysis – Policy Regarding Clawback and Forfeiture of Incentive Compensation” in this proxy statement.

Moreover, the equity incentive plan provides that a participant’s rights, payments and benefits with respect to any award are subject to reduction, cancellation, forfeiture or recoupment (to the extent permitted by applicable law) in the event of the participant’s cessation of service for Visa and its subsidiaries and affiliates for cause (as defined and amended in the equity incentive plan) or due to voluntary resignation, serious misconduct, violation of Visa’s or any of its subsidiaries’ or its affiliates’ policies, breach of fiduciary duty, unauthorized disclosure of any trade secret or confidential information of Visa or any of its subsidiaries or affiliates, breach of applicable non-competition, non-solicitation, confidentiality or other restrictive covenants, or other conduct or activity that is in competition with the business of Visa or any of its subsidiaries or affiliates, or otherwise detrimental to the business, reputation or interests of Visa and/or any of its subsidiaries or affiliates, or upon the occurrence of certain events specified in the applicable award agreement. Specifically, following the Compensation Committee’s good faith determination that a participant’s conduct, activities or circumstances are described in the immediately preceding sentence, the Compensation Committee will be permitted to take the following actions with respect to the participant’s outstanding awards or portion thereof: suspending the exercise, payment, delivery, or settlement of a participant’s outstanding awards, withholding or rescinding any such awards, or demanding repayment for any cash proceeds that may have been distributed to a participant in respect of any such awards, or any other similar action. The Compensation Committee’s explicit authority to withhold or rescind awards or demand repayment for cash proceeds or take similar actions under the foregoing circumstances is a proposed amendment to the equity incentive plan.

Change of Control

In the event of a change of control, as defined in the equity incentive plan, the Compensation Committee, in its discretion and on such terms and conditions as it deems appropriate, may take any of the following actions:

•	provide that any outstanding awards become vested, non-forfeitable and/or exercisable;

•	cancel or terminate restrictions or other conditions applicable to awards or deem any performance goals achieved;

•	remove from awards any restrictions on transfer, sale assignment, pledge or other disposition;

•	treat target payment opportunities attainable under any performance-based awards as fully or partially earned immediately prior to the effective date of the change of control;

•	substitute for each share subject to an award the consideration received by stockholders in the transaction;

•

convert awards into a right to receive cash equal to the spread between the exercise price, grant price or outstanding unpaid purchase price, as applicable, and the highest price per share paid in the transaction or, if higher, the highest fair market value of a share during the 30 consecutive business days immediately prior to the closing date of the transaction, multiplied by the number of shares subject to such award; and

•

provide that an award can or cannot be exercised after, or will otherwise terminate or not terminate as of, a change of control; or provide that awards be assumed or replaced. In the event that an award is not assumed or replaced, then such award will (a) become fully vested, non-forfeitable and/or exercisable, (b) have its restrictions, performance goals or other conditions cancelled, terminated or deemed achieved, (c) have any restrictions on transfer, sale assignment, pledge or other disposition with respect to such award lapse, and (d) have any target payment opportunities under such outstanding performance-based award deemed to have been fully earned for the entire performance period immediately prior to the change of control. Unless otherwise provided in an award agreement, if a participant with respect to whom an award has been assumed or replaced is terminated without “cause” by Visa, an affiliate or a subsidiary, or by the participant for “good reason” after the change of control, all outstanding awards held by such terminated employee will (x) become fully vested, non-forfeitable and/or exercisable, (y) have their restrictions, performance goals or other conditions cancelled, terminated or deemed achieved, or (z) have any restrictions on transfer, sale assignment, pledge or other disposition lapse. However, with respect to outstanding performance-based awards not assumed or replaced, such awards will be deemed achieved for the entire performance period(s) immediately prior to the change of control and (i) any awards denominated in shares will be paid out in a pro rata number of shares (or, in the discretion of the Compensation Committee, the equivalent fair market value in cash of such shares) based on the target or, if greater, actual performance, and (ii) any such awards denominated in cash will be paid a pro rata amount of cash based on the target or, if greater, actual performance, in either case for the length of the performance period prior to either the change of control or an individual’s termination of service, as applicable.

Tax Withholding

Visa and its subsidiaries and affiliates are authorized to withhold from any award granted or payment due under the equity incentive plan the amount of all federal, state, local and non-United States taxes due in respect of such award or payment and to take similar actions as determined by the Compensation Committee to satisfy the payment of such tax obligations. The equity incentive plan, as amended and restated, will permit Visa to withhold taxes with the participant’s consent up to the sum of all applicable statutory maximum rates under certain circumstances.

Term of the Equity Incentive Plan

The equity incentive plan, as amended and restated, will become effective upon approval by our stockholders and will remain in effect until all shares subject to the equity incentive plan have been delivered and any restrictions on such shares have lapsed, unless the equity incentive plan is terminated earlier by our board. No awards may be granted under the equity incentive plan on or after January 26, 2031.

Amendments, Modification or Termination of the Equity Incentive Plan

The board may amend, alter, suspend, or terminate the equity incentive plan at any time. However, the approval of Visa’s stockholders is required for any amendment that would require such approval in order to satisfy the requirements of the New York Stock Exchange or other applicable law.

The Compensation Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, or terminate any awards granted under the equity incentive plan. Any such action that would materially impair the right of any participant shall not be made without the consent of the affected participant. The proposed amendment and restatement of the equity incentive plan will not materially impair the previously accrued rights of a participant under any award outstanding as of January 26, 2021 without the written consent of such participant.

Notwithstanding the foregoing, the Compensation Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting Visa, any affiliate, or financial statements of Visa or any affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Compensation Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the equity incentive plan.

New Plan Benefits

The benefits that will be awarded or paid under the equity incentive plan, as amended and restated, cannot currently be determined, except with respect to certain awards for current non-employee directors. Specifically, each current non-employee director is expected to receive a restricted stock unit grant with a grant date value of $215,000 on the date of the 2021 Annual Meeting, and such grants are not subject to stockholder approval of the equity incentive plan. Awards granted under the equity incentive plan, as amended and restated, are within the Compensation Committee’s discretion, and the Compensation Committee has not determined other future awards or who might receive them. The equity incentive plan does not have set benefits or amounts, and no grants or awards have been made by the Compensation Committee or the board that are conditioned upon stockholder approval of the equity incentive plan.

For illustrative purposes, the following table shows the number of awards made under the equity incentive plan in fiscal 2020 to each named executive officer, all current executive officers as a group, all current non-employee directors as a group and all employees, including all current officers who are not executive officers, as a group. Such grants were not subject to stockholder approval of the equity incentive plan, as amended and restated, and would not have changed if the equity incentive plan, as amended and restated, had been in effect:

2007 Equity Incentive Compensation Plan

	Stock Options		Restricted Stock Units and Performance Shares
Name and Position	Number of Units(1)	Average Per Share Exercise Price ($)	Dollar Value ($)(2)	Number of Units(3)

Alfred F. Kelly, Jr.	155,871	$182.77	17,026,614	143,409

Vasant M. Prabhu	72,597	$182.77	8,039,756	67,489

Ryan McInerney	89,679	$182.77	9,439,901	78,884

Rajat Taneja	85,409	$182.77	8,939,651	74,660

Paul Fabara	111,183	$179.72	9,128,814	53,608

All Current Executive Officers as a Group	568,547	$182.17	58,940,216	471,867

All Current Non-Employee Directors as a Group(4)	-	-	2,183,535	10,780

All Employees, Other than Current Executive Officers, as a Group	679,435	$182.77	420,486,252	2,340,195

(1)	This column includes the number of shares underlying stock options granted under the equity incentive plan in fiscal 2020.
(2)

This column represents restricted stock units awarded and performance shares granted in fiscal 2020, including performance shares for which the grant date fair value was established in fiscal 2020 pursuant to performance share awards made in prior years. The amounts represent the aggregate grant date fair value of the awards computed in accordance with stock-based accounting rules (Financial Standards Accounting Board (“FASB”) ASC Topic 718), consistent with the valuation approach described in Footnote 1 to the Summary Compensation Table for Fiscal Year 2020.

(3)	This column corresponds to the number of restricted stock units and performance shares granted in fiscal 2020, assuming maximum performance levels for such performance shares.
(4)

As discussed above, each current non-employee director will also receive a restricted stock unit grant with a grant date value of $215,000 on the date of the 2021 Annual Meeting. Further information regarding non-employee director compensation is described under the heading Compensation of Non-Employee Directors.

Additional Information Regarding Outstanding Equity Awards

The aggregate number of shares subject to stock options and other equity awards under the equity incentive plan since its inception through November 1, 2020 is set forth in the table below.

2007 Equity Incentive Compensation Plan

Name and Position	Number of Options Granted	Weighted Average Per Share Exercise Price ($)(1)	Number of Shares Subject to Other Stock Awards(2)

Alfred F. Kelly, Jr.	716,092	$123.49	598,827

Vasant M. Prabhu	415,409	$114.49	425,586

Ryan McInerney	699,219	$95.77	575,327

Rajat Taneja	787,899	$91.15	594,395

Paul Fabara	111,183	$179.72	53,608

All Current Executive Officers as a Group	3,208,059	$106.10	2,588,788

All Current Non-Employee Directors as a Group	-	-	379,986

Each nominee for election as a director	-	-	379,986

Each associate of any such directors, executive officers or nominees	-	-	-

Each other person who received or is to receive 5 percent of such options, warrants or rights	-	-	-

All Employees, Other than Current Executive Officers, as a Group	60,330,208	$23.16	60,537,963

(1)

As of November 1, 2020, the weighted average exercise price of the outstanding stock options under the equity incentive plan was $114.69 and the weighted average remaining contractual life was 6.81 years.

(2)	Other stock awards are in the form of restricted stock awards, restricted stock units and performance shares. Performance shares are reflected assuming “maximum” performance.

Certain Federal Income Tax Consequences under the Equity Incentive Plan

The following discussion of certain of the U.S. federal income tax consequences of awards under the equity incentive plan is based on current U.S. federal tax laws and regulations and does not purport to be a complete discussion. This description may differ from the actual tax consequences incurred by any individual recipient of an award. Moreover, existing law is subject to change by new legislation, new regulations, administrative pronouncements, and court decisions or by new or clarified interpretations or applications of existing laws, regulations, administrative pronouncements and court decisions. Any such change may affect the federal income tax consequences described below. The following summary of the federal income tax consequences in respect of the equity incentive plan is for general information only. Interested parties should consult their own tax advisors as to specific tax consequences, including the application and effect of foreign, state and local laws.

Non-Qualified Stock Options. The grant of a non-qualified stock option does not result in taxable income to the optionee or a deduction for Visa at the time it is granted. Instead, an optionee exercising a stock option will generally realize taxable compensation at the time of exercise in the amount of the difference between the stock option exercise price and the then market value of the shares, and income tax withholding requirements apply upon exercise. Generally, Visa will be allowed a deduction for federal income tax purposes in an amount equal to the taxable compensation realized by the optionee in the year of exercise. The optionee’s tax basis in the option shares is equal to the stock option price paid for the shares plus the amount includable in income upon exercise.

At sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending upon how long the shares have been held.

Incentive Stock Options. An optionee is not taxed at the time an incentive stock option is granted. The tax consequences upon exercise and later disposition of the underlying shares generally depend upon whether the optionee was an employee of Visa or a subsidiary or an affiliate at all times from the date of grant until three months preceding exercise (one year in the case of disability) and on whether the optionee holds the shares for more than one year after exercise and two years after the date of grant of the stock option.

If the optionee satisfies both the employment rule and the holding rule for income tax purposes, the optionee will not recognize income upon exercise of the stock option and Visa will not be allowed an income tax deduction at any time. The difference between the stock option exercise price and the amount realized upon disposition of the shares by the optionee will constitute either a long-term capital gain or a long-term capital loss.

If the optionee meets the employment rule, but fails to observe the holding rule (a “disqualifying disposition”), the optionee generally recognizes the excess of the fair market value of the shares at the date of exercise over the option exercise price as ordinary income in the year of the disqualifying disposition. Any excess of the sales price over the fair market value at the date of exercise will be recognized by the optionee as capital gain (long-term or short-term depending on the length of time the shares were held after the stock option was exercised). If the sale price is less than the fair market value on the date of exercise, then the ordinary income recognized by the optionee is generally limited to the excess of the sales price over the stock option exercise price. In both situations, the tax deduction Visa is allowed will be limited to the ordinary income recognized by the optionee. Under current Internal Revenue Service guidelines, we are not required to withhold any federal income tax in the event of a disqualifying disposition. Different consequences may apply for an optionee subject to the alternative minimum tax.

Restricted Stock. Upon the grant of restricted stock, a participant will not generally recognize taxable income and we will not be allowed a tax deduction. Rather, on the date when the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the shares on that date (less the price paid, if any, for such shares). Alternatively, a participant may file with the IRS a “section 83(b) election” no later than 30 days after the date of grant of restricted stock, as a result of which the participant will recognize taxable ordinary income at the time of the grant, generally in an amount equal to the fair market value of the shares on the date of grant, less any amount paid for the grant. The amount recognized by the participant is subject to income tax withholding requirements. At the time the participant recognizes income with respect to the restricted stock, we are generally entitled to a deduction in an equal amount. Upon the sale of any shares that are delivered to the participant pursuant to an award, the participant will realize capital gain (or loss) measured by the difference between the amount realized and the fair market value of the shares on the date the shares were vested/delivered to the participant pursuant to the award.

Restricted Stock Unit Awards, Performance Share Awards, Performance Unit Awards, and Other Stock Based Awards. A participant who receives a restricted stock unit award, performance share award, performance unit award or other stock-based award which includes a performance and/or vesting requirement or other restriction that must be satisfied prior to payment will not recognize any income for federal income tax purposes at the time of the grant of such award and we are not entitled to a deduction at that time.

When any part of a performance share award or award of restricted stock units is paid (in the case of cash) or delivered (in the case of shares) to the participant, the participant will realize compensation taxable as ordinary income in an amount equal to the cash paid or the fair market value of shares delivered.

Income tax withholding requirements generally apply to amounts that are recognized as ordinary income and Visa generally will be entitled to a deduction in the same amount and at the same time that the participant recognizes ordinary income. Upon the sale of any shares that are delivered to the participant pursuant to an award, the participant will realize either long-term or short-term capital gain (or loss), depending on how long the shares were held, equal to the difference between the amount realized and the fair market value of the shares on the date the shares were vested or delivered to the participant pursuant to the award.

Cash-Based Awards. A participant who receives a cash-based award will realize compensation taxable as ordinary income in an amount equal to the cash paid at the time of such payment. Income tax withholding requirements generally apply to amounts that are recognized as ordinary income and we generally will be entitled to a deduction in the same amount and at the same time that the participant recognizes ordinary income.

Impact of Section 409A. Code Section 409A applies to deferred compensation, unless the compensation was both deferred and vested prior to January 1, 2005. Generally speaking, “deferred compensation” is compensation earned currently, the payment of which is deferred to a later taxable year, and an amount is “vested” on the date that the participant’s right to receive the amount is no longer conditioned on the participant’s performance of services or upon the occurrence of an event (such as a change of control) or the achievement of performance goals that are substantially related to the purpose of the compensation.

Stock options, restricted stock awards, restricted stock unit awards, performance share awards, and other stock-based awards available under the equity incentive plan are designed either to be exempt from the requirements of Code Section 409A or to satisfy its requirements. The equity incentive plan, as amended and restated, consolidates and simplifies provisions that provide that awards are designed to be exempt from, or to the extent subject thereto, satisfy the requirements of Code Section 409A. Awards subject to Code Section 409A that fail to satisfy its requirements will subject the award holder to immediate taxation, an interest penalty, and an additional 20% tax on the amount underlying the award.

Summary and Required Vote

We believe strongly that the approval of the equity incentive plan, as amended and restated, is important to Visa’s continued success. Such approval would help ensure that Visa may continue to use equity incentives to attract, retain and motivate its employees, directors and consultants in the years to come. In order for the equity incentive plan to be amended and restated as described herein, this proposal must be approved by a majority of the Class A shares entitled to vote and present in person or represented by proxy at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE VISA INC. 2007 EQUITY INCENTIVE COMPENSATION PLAN, AS AMENDED AND RESTATED.

EQUITY COMPENSATION PLAN INFORMATION

The table below presents information as of September 30, 2020 for the Visa 2007 Equity Incentive Compensation Plan and the Employee Stock Purchase Plan (the “ESPP”), which were approved by our stockholders. We do not have any equity compensation plans that had not been approved by our stockholders. For a description of the awards issued under the Equity Incentive Compensation Plan and the ESPP, see Note 17 – Share-based Compensation to our consolidated financial statements included in Item 8 – Financial Statements and Supplementary Data of our Form 10-K.

Plan Category	Number Of Shares of Class A Common Stock Issuable Upon Exercise of Outstanding Options and Rights		Weighted-Average Exercise Price of Outstanding Options		Number of Shares of Class A Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in Column (a))
(in millions, except weighted-average exercise price)

Equity compensation plans approved by stockholders	12	(1)	$114.61	(2)	155	(3)

(1)

The maximum number of shares issuable as of September 30, 2020 consisted of 6 million outstanding options, 5 million outstanding restricted stock units and 1 million outstanding performance shares under the Visa 2007 Equity Incentive Compensation Plan and less than 1 million outstanding purchase rights outstanding under the ESPP.

(2)

The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding stock options and does not reflect the shares that will be issued upon the vesting of outstanding restricted stock units and performance shares, which have no exercise price. Additionally, it excludes the weighted-average exercise price of the outstanding purchase rights under the ESPP, as the exercise price is based on the future stock price, net of discount, at the end of each monthly purchase over the offering period.

(3)

As of September 30, 2020, 139 million shares and 16 million shares were available for issuance under the Visa 2007 Equity Incentive Compensation Plan and the ESPP, respectively. This does not reflect the reduction in the number of shares available under the equity incentive plan if stockholders approve the proposal to amend and restate the equity incentive plan.

PROPOSAL 5 – APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO ENABLE THE ADOPTION OF A SPECIAL MEETING RIGHT FOR CLASS A COMMON STOCKHOLDERS

After careful consideration, our Board has unanimously adopted, and recommends that our stockholders approve, an amendment (the “Proposed Amendment”) to our Sixth Amended and Restated Certificate of Incorporation (the “Certificate”) to enable the adoption of a special meeting right for Class A common stockholders. If stockholders approve the Proposed Amendment, as described in more detail below, the Company’s Bylaws (the “Bylaws) will be amended to provide that one or more stockholders owning shares representing at least 15% of the voting power of all outstanding shares of our Class A common stock who comply with all of the other applicable requirements and procedures set forth in the Bylaws from time to time would have the ability to require the Company to call a special meeting of stockholders (the “Special Meeting Right”). Stockholders do not currently have the right to call a special meeting of stockholders. The relevant section of the Certificate to be amended is set forth in Annex B. This summary of the Proposed Amendment is qualified in its entirety by reference to Annex B.

The Proposed Amendment

If the Proposed Amendment is approved by stockholders and becomes effective (as described below), our Certificate will be amended to provide that special meetings of stockholders may be called in accordance with the Bylaws. Currently, the Certificate provides that special meetings may be called only by or at the direction of the Board, the Chairman of the Board (or any Co-Chairman, if applicable) or the Chief Executive Officer.

Contingent upon stockholder approval of the Proposed Amendment, the Board has approved corresponding amendments to Section 2.4 of the Bylaws that establish the Special Meeting Right and that will require the Company to call a special meeting of stockholders upon the written request of one or more stockholders who:

•	own shares representing at least 15% of the voting power of all outstanding shares of our Class A common stock; and

•

comply with the other requirements and procedures for stockholder-requested special meetings set forth in our Bylaws from time to time, including the requirements and procedures adopted by the Board through the Special Meeting Bylaw Amendments (as defined and described below).

The Proposed Amendment will not affect our Board’s existing authority to call special meetings of stockholders. The Special Meeting Right set forth in the Bylaws may be amended in the future by the Board or the stockholders, as authorized in the Certificate and Bylaws.

Purpose and Effect of the Proposed Amendment

The Proposed Amendment and the Special Meeting Right are a result of the Board’s ongoing review of our corporate governance policies and profile, as well as a review of the policies and preferences of certain of our significant stockholders and the stockholder proposal set forth in Proposal 6 requesting the right of stockholders to act by written consent. In developing the Special Meeting Right, the Board carefully considered the implications of amending our Certificate to enable the adoption of the Special Meeting Right.

Our Board believes that the Special Meeting Right strikes an appropriate balance between enhancing stockholder rights and adequately protecting stockholder interests. The Board recognizes that providing stockholders the ability to call special meetings is viewed by some stockholders as an important corporate governance practice. However, special meetings of stockholders can be potentially disruptive to business operations and to long-term stockholder interests and can cause the Company to incur substantial expenses. Accordingly, the Board believes that the proposed 15% threshold for calling special meetings of stockholders will help balance these considerations and will provide that special meetings are extraordinary events. In addition, the Board believes that stockholder-requested special meetings should not be held in close proximity to annual meetings or when the matters to be addressed have been recently considered or are planned to be considered at another meeting. Our Board (including the Chairman and Chief Executive Officer) would continue to have the ability to call special meetings of our stockholders in instances when, in the exercise of their fiduciary obligations, they determine it is appropriate.

Our Board determined to adopt a 15% threshold in the Special Meeting Right based on several factors. First, we are committed to governance practices that promote long-term value and strengthen board and management accountability to our stockholders, clients and other stakeholders, including an empowered Lead Independent Director with robust duties; a market-standard proxy access right that permits eligible stockholders to include their eligible director nominees in the Company’s proxy statement; and majority voting in uncontested director elections, with a resignation policy mandating that directors who fail to receive the required majority vote tender their resignation for consideration by the Board. Second, our Board considered the results of benchmarking against other S&P 500 companies and the Company’s direct peers, which indicated that the 15% threshold is lower than the most prevalent special meeting threshold adopted by those companies.

In light of these considerations, and upon recommendation of the Nominating and Corporate Governance Committee, the Board adopted resolutions declaring it advisable to amend the Certificate to enable the adoption of the Special Meeting Right, and resolved to submit the Proposed Amendment to our stockholders for consideration.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO ENABLE THE ADOPTION OF A SPECIAL MEETING RIGHT FOR CLASS A COMMON STOCKHOLDERS.

Overview of Related Changes to the Bylaws

If the Proposed Amendment is approved by the stockholders, the Bylaws will be amended to specify the procedures for stockholder-requested special meetings, by adding the language substantially in the form attached as Annex C. Set forth below is a summary of the Bylaw amendments that would take effect (the “Special Meeting Bylaw Amendments”). This summary of the Special Meeting Bylaw Amendments is qualified in its entirety by reference to Annex C.

Ownership Provisions

The Special Meeting Bylaw Amendments require the Company to call a special meeting of stockholders upon the written request of one or more stockholders who own shares representing at least 15% of the voting power of all outstanding shares of our Class A common stock. Where a stockholder intends to engage in a “public solicitation” to reach the special meeting ownership threshold, the stockholder would initiate the process of requesting a special meeting by asking the Board to set an initial record date for determining the shares of Class A common stock that count toward the 15% ownership threshold.

The Special Meeting Bylaw Amendments clarify that the 15% ownership threshold is based on a “net long” ownership definition and that only shares of Class A common stock that have been continuously held for at least one year will count toward the threshold. The Special Meeting Bylaw Amendments rely on the current “net long” definition of stock ownership that applies under Section 2.17 of the Bylaws where stockholders seek to use proxy access, except that loaned shares would not count in the special meeting context. Under the “net long” definition, a person would be deemed to “own” only those outstanding shares of Class A common stock as to which the person possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The Board believes a “net long”

definition of ownership and a minimum holding period are appropriate mechanisms to limit the Special Meeting Right to stockholders with full and continuing economic interest and voting rights in our Class A common stock. The “net long” ownership definition, like any of the provisions of the Special Meeting Bylaw Amendments, could be changed by future amendments to the Bylaws.

Information Provisions

The Special Meeting Bylaw Amendments provide that any stockholders seeking to require that the Company call a special meeting or soliciting other stockholders to support a call for the special meeting must furnish information that is the same in all material respects as what would be required when stockholders seek to propose action or nominate directors at a stockholders’ meeting under our advance notice bylaws. This is intended to promote transparency and to provide the Company and stockholders comparable information about matters that a stockholder seeks to present for a stockholder vote, whether the stockholder is seeking to use the advance notice process or the Special Meeting Right.

Additional Provisions

A special meeting called pursuant to the Special Meeting Bylaw Amendments would have to be held not more than 120 days after the Company receives a valid special meeting request. The Special Meeting Bylaw Amendments set forth certain procedural requirements that the Board believes are appropriate to avoid duplicative or unnecessary special meetings. Under these provisions, a special meeting request would not be valid if it:

•	does not comply with the requirements pertaining to special meeting requests set forth in the Bylaws or applicable law;

•	relates to an item of business that is not a proper subject for stockholder action under applicable law;

•

is delivered during the period commencing 120 days prior to the first anniversary of the preceding year’s annual meeting and ending on the earlier of the next annual meeting date and 30 days after the first anniversary of the previous annual meeting;

•

relates to an item of business that is identical or substantially similar to any item of business (a “Similar Item”) (other than the election of directors) that was presented at a stockholder meeting held within 12 months before the special meeting request is delivered;

•

relates to a Similar Item (including the removal of directors or the appointment of directors to fill any resulting vacancies) that was presented at a meeting of stockholders held within 120 days before the special meeting request is delivered; and

•

relates to a Similar Item that is included in the Company’s notice of meeting for a stockholder meeting that has been called but not yet held or that is called for a date within 120 days of the receipt of the special meeting request.

Under the Special Meeting Bylaw Amendments, any disposition of shares that count toward the 15% ownership threshold would be treated as a revocation of a special meeting request with respect to those shares. If, at any point after 60 days following delivery of an initial special meeting request, unrevoked requests represent less than 15% of the voting power of all outstanding shares of Class A common stock, the Board would have the discretion to cancel the special meeting of stockholders.

The Special Meeting Bylaw Amendments would specify that the business to be transacted at a stockholder-requested special meeting would be limited to the business stated in a valid special meeting request and any additional business that the Board determines to include in the notice for such special meeting.

Additional Information

The Proposed Amendment is binding. If stockholders approve the Proposed Amendment by the requisite vote, we will file with the Secretary of State of the State of Delaware a Certificate of Amendment to the Certificate setting forth the Proposed Amendment shortly following the annual meeting to incorporate the approved amendment and the Special Meeting Bylaw Amendments described above will become effective. The Proposed Amendment will become effective upon the effectiveness of the Certificate of Amendment with the Secretary of State of the State of Delaware.

If stockholders do not approve the Proposed Amendment by the requisite vote, then the Certificate of Amendment setting forth the Proposed Amendment will not be filed with the Secretary of State of the State of Delaware, the Special Meeting Bylaw Amendments will not become effective and holders of our Class A common stock will not have the ability to require the Company to call a special meeting of stockholders.

PROPOSAL 6 – STOCKHOLDER PROPOSAL REQUESTING STOCKHOLDERS’ RIGHT TO ACT BY WRITTEN CONSENT

John Chevedden, whose address is 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278, has requested that the following proposal be included in this proxy statement and has indicated that he intends to bring such proposal before the Annual Meeting. Mr. Chevedden has submitted documentation indicating that he is the beneficial owner of at least 30 shares of our Class A common stock and has advised Visa that he intends to continue to hold the requisite amount of shares through the date of the Annual Meeting. Mr. Chevedden’s proposal and his related supporting statement are followed by a recommendation from the Board of Directors. The Board of Directors disclaims any responsibility for the content of the proposal and the statement in support of the proposal, which are presented in the form received from the stockholder.

Proposal 6: Adopt a Mainstream Shareholder Right – Written Consent

Shareholders request that our board of directors take the steps necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize an action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent includes shareholder ability to initiate any appropriate topic for written consent.

Hundreds of major companies enable shareholder action by written consent. This proposal topic won majority shareholder support at 13 large companies in a single year. This included 67%-support at both Allstate and Sprint. This proposal topic also won 63%-support at Cigna Corp. (CI) in 2019. This proposal topic would have received higher votes than 63% to 67% at these companies if more shareholders had access to independent proxy voting advice.

Taking action by written consent is a means shareholders can use to raise important matters outside the normal annual meeting cycle like the election of a new director. For instance Lloyd Carney, who chaired the Audit Committee, received more than 25-times as many negative votes as each of 4 of his peers on the Visa board. This proposal is more important to Visa shareholders because VISA [sic] shareholders also do not have the right to call a special shareholder meeting.

Please vote yes: Adopt a Mainstream Shareholder Right – Written Consent – Proposal 6

Statement of the Board of Directors in Opposition to Proposal 6

Our Board recommends a vote AGAINST this proposal, which is identified as Proposal 6 on the proxy card, for the following reasons:

•	We believe that matters requiring stockholder approval should be presented to, and voted on, by all stockholders.

•

We believe that providing stockholders with the meaningful ability to call a special meeting of stockholders, as the Board has proposed in Proposal 5, outside of the annual meeting cycle empowers all stockholders to participate collectively and cast informed votes.

•	Our existing corporate governance practices, including our robust stockholder outreach and engagement program, empower stockholders and promote Board and management accountability.

The proposal requests that Visa take the steps necessary to permit stockholders to act by written consent. Visa is committed to effective corporate governance practices that promote long-term value and strengthen Board and management accountability to our stockholders, customers and other stakeholders. As discussed below, our Board believes that this proposal does not appropriately balance enhancing stockholder rights and adequately protecting stockholder interests. The changes requested by this proposal could have the effect of disenfranchising a significant cross-section of Visa stockholders and are unnecessary in light of our governance practices and policies, including the Board’s proposal to enable the adoption of Bylaw amendments giving Visa’s Class A stockholders the ability to call special meetings of stockholders.

We believe that matters requiring stockholder approval should be presented to, and voted on by, all stockholders. Delaware law does not require a communication to all stockholders about the matter in question when stockholders act by written consent. As a result, stockholders may be denied the ability to participate in major decisions affecting the company and their interests. Rather than seeking input from all stockholders, a stockholder seeking to act by written consent may attempt to solicit the fewest possible stockholders required to act and may rely on consents obtained from some stockholders before other stockholders have had the ability to evaluate a proposal, express their views, and vote. Action by written consent thereby can disenfranchise stockholders who are not given the opportunity to vote. In addition, permitting stockholder action by written consent could create confusion and disruption, as multiple stockholders could solicit written consents at any time on a wide range of issues, which may duplicate or conflict with other proposals. In contrast, when stockholders take action at a special or annual meeting of stockholders, all stockholders receive advance notice of the meeting and have clearly established times during which they can evaluate the issues, engage with the company and other stockholders, communicate their views and vote.

Providing stockholders with the meaningful ability to call a special meeting of stockholders, as the Board has proposed in Proposal 5, outside of the annual meeting cycle empowers all stockholders to participate collectively and make informed votes. As described in Proposal 5 above, our Board has proposed amendments to Visa’s Certificate of Incorporation to enable the adoption of a special meeting right. If stockholders approve Proposal 5, the Company’s Bylaws will be amended to allow one or more Class A common stockholders who own 15% or more of our outstanding Class A common stock to call a special meeting of stockholders. A special meeting provides a forum for stockholders, our Board and Visa management to consider applicable stockholder concerns. Unlike action by written consent, a special meeting of stockholders empowers all stockholders to participate collectively in a single meeting and make an informed vote. Moreover, our proposed 15% stock ownership threshold proposed in Proposal 5 is significantly more stockholder-friendly than the right at most other S&P 500 companies. Of the S&P 500 companies that permit stockholders to call a special meeting, more than 72% of those companies have a stock ownership threshold greater than 15%, with the most prevalent stock ownership threshold set at 25%.

Visa’s existing corporate governance practices empower stockholders and promote Board and management accountability. In keeping with our commitment to foster and maintain responsible corporate governance, Visa has implemented robust governance practices that provide independent oversight and promote accountability, including:

•

a market standard proxy access right that permits stockholders owning 3% or more of our outstanding Class A common stock the right to nominate director candidates constituting up to 20% of our Board, and to solicit votes for those candidates using our proxy materials;

•	a proactive year-round stockholder engagement program that provide stockholders with the opportunity to provide feedback on corporate governance, corporate responsibility and executive compensation;

•	independent Board leadership with a strong and active Lead Independent Director;

•

majority voting for the election of directors in uncontested elections, with directors who fail to receive the required majority vote required to tender their resignation for consideration by the Board; and

•	all key Board committees are chaired by and composed solely of independent directors.

FOR THE REASONS STATED ABOVE, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THIS STOCKHOLDER PROPOSAL.

PROPOSAL 7 – STOCKHOLDER PROPOSAL TO AMEND OUR PRINCIPLES OF EXECUTIVE COMPENSATION PROGRAM

Jing Zhao, whose address is 1745 Copperleaf Ct., Concord, CA 94519, has requested that the following proposal be included in this proxy statement and has indicated that he intends to bring such proposal before the Annual Meeting. Mr. Zhao has submitted documentation indicating that he is the beneficial owner of 20 shares of our Class A common stock and has advised Visa that he intends to continue to hold the requisite amount of shares through the date of the Annual Meeting. Mr. Zhao’s proposal and his related supporting statement are followed by a recommendation from the Board of Directors. The Board of Directors disclaims any responsibility for the content of the proposal and the statement in support of the proposal, which are presented in the form received from the stockholder.

Shareholder Proposal to Improve Principles of Executive Compensation Program

Resolved: shareholders recommend that Visa Inc. improve Visa’s principles of executive compensation program to include CEO pay ratio and other factors.

Supporting Statement

Section 953(b) of the Dodd-Frank Act directed the SEC to amend Item 402 of Regulation S-K to require each company to disclose the annual total compensation of the CEO, the median of the annual total compensation of all employees (except the CEO), and the ratio of these two amounts (CEO pay ratio). According to Visa’s Notice of 2019 Annual Meeting and Proxy Statement (page 66), the CEO pay ratio was very high at 147:1 in 2018. According to Visa’s Notice of 2020 Annual Meeting and Proxy Statement (page 74), the CEO pay ratio became further higher at 170:1 in 2019.

Visa’s principles of executive compensation program for NEOs lists “pay for performance, variation based on performance, and alignment with stockholders’ interests” (Notice of 2019 page 48), without any consideration of ethical, social and economic factors, such as the CEO pay ratio.

There is no rational methodology or program to decide the executive compensation. For example, Twitter’s CEO pay ratio is less than 0.001 in 2018 and in 2019, Amazon’s CEO pay ratio is 58:1 in 2018 and in 2019. JCPenney’s alarming CEO pay ratio 1294:1 in 2018 is one cause to its bankruptcy. The executive compensations of big Japanese and European companies are much less than big American companies.

America’s ballooning executive compensation is neither responsible for the society nor sustainable for the economy. Reducing the CEO pay ratio should be included to the principles of executive compensation program. The Compensation Committee has the flexibility to include other ethical, social and economic factors, especially under the current pandemic crisis.

Statement of the Board of Directors in Opposition to Proposal 7

The Board of Directors recommends that stockholders vote AGAINST this proposal.

The Board’s Compensation Committee has designed an executive compensation program that provides our named executive officers (“NEOs”) with short- and long-term compensation opportunities that encourage increasing performance to enhance stockholder value while avoiding excessive risk-taking. The principles of our compensation program are:

•

Pay for Performance – We maintain compensation plans that tie a substantial portion of our NEOs’ overall target annual compensation to the achievement of corporate and individual performance goals. The Compensation Committee employs multiple performance measures and strives to award an appropriate mix of annual and long-term equity incentives to avoid overweighting short-term objectives.

•

Alignment with Stockholders’ Interests – We reward performance that meets or exceeds the performance goals that the Compensation Committee establishes with the objective of increasing stockholder value.

•

Variation Based on Performance – We favor variable pay opportunities that are based on performance over fixed pay. The total compensation received by our NEOs varies based on corporate and individual performance measured against annual and long-term goals.

•	Motivate and Retain Key Talent – We design our compensation program to motivate and retain key talent.

We tie our executive compensation program to our long-term business strategy by rewarding our executive officers for the achievement of goals and fulfillment of activities that support our strategy. A significant portion of our executive officers’ individual performance goals is tied to one or more of our strategic objectives, and a number of the individual performance goals therefore promote and incorporate ESG factors, which are important elements of the Company’s long-term corporate strategy. For example, our strategy includes fortifying our strong foundation by continuing to invest in our technology platforms, security and talent. Prior to and following the onset of COVID-19, our executive officers had goals to attract and retain top talent, including creating an inclusive environment for our employees, and a commitment to attract, develop and retain diverse employees, including women and underrepresented talent. Following the commencement of the global pandemic, our executive officers also had goals focused on the health, safety, engagement and productivity of our employees and developing an effective return to work plan. At the start of the fiscal year and continuing through the global pandemic, our executive officers also had goals to ensure the security of our technology platforms for our business and clients.

Additionally, our Board and management team greatly value the opinions and feedback of our stockholders, which is why we have proactive, ongoing engagement with our stockholders throughout the year regarding our executive compensation program and philosophy. Our Board and management team routinely discuss our stockholders’ feedback, which has been positive overall, and whether action should be taken in response.

Moreover, stockholders have overwhelmingly endorsed our Company’s pay practices. At the 2020 Annual Meeting of Stockholders, approximately 95% of the votes cast supported our advisory proposal to approve the Company’s executive compensation, similar to the levels of support expressed at our 2019 (96%) and 2018 (97%) Annual Meetings of Stockholders.

As a result of the above information, the Board does not believe the principles of our compensation program should be changed as described in this proposal. Accordingly, the Board of Directors recommends that you vote AGAINST this proposal.

FOR THE REASONS STATED ABOVE, THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THIS STOCKHOLDER PROPOSAL.

VOTING AND MEETING INFORMATION

Information About Solicitation and Voting

This proxy is solicited on behalf of the Board for use at the Annual Meeting to be held online via a live audio webcast at www.virutalshareholdermeeting.com/V2021 on Tuesday, January 26, 2021 at 8:30 a.m. Pacific Time, and any adjournment or postponement thereof. We will provide a re-playable webcast of the Annual Meeting, which will be available on the Events Calendar section of our investor relations website at http://investor.visa.com.

Who Can Vote

Visa’s Class A common stockholders of record at the close of business on November 27, 2020 will be entitled to vote at the Annual Meeting on the basis of one vote for each share held. On November 27, 2020, there were 1,695,676,759 shares of Class A common stock outstanding.

In addition to the Class A common stock, on November 27, 2020 there were 369,038,802 shares of Class B common stock and 10,680,745 shares of Class C common stock outstanding. These shares are not entitled to vote at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If on November 27, 2020, your shares were registered directly in your name with our transfer agent, EQ Shareowner Services, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or submit a proxy to have your shares voted at the annual meeting in accordance with your instructions. Whether or not you plan to attend the Annual Meeting, we urge you to submit your proxy by Internet or by telephone, or if you received paper proxy materials by mail, by filling out and returning the proxy card.

For questions regarding your stock ownership, you may contact our transfer agent, EQ Shareowner Services, by telephone at (866) 456-9417 (within the U.S.) or +1 (651) 306-4433 (outside the U.S.).

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee

If on November 27, 2020, your shares of Class A common stock were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and it has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid legal proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.

How to Vote

If you are a stockholder of record, there are several ways for you to vote your shares or submit your proxy:

By mail. If you received printed proxy materials, you may submit your proxy by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than January 25, 2021 to be voted at the Annual Meeting

By telephone. Instructions are shown on your proxy card.

Via the Internet. Instructions are shown on your Notice of Internet Availability.

At the Annual Meeting. You may vote your shares online during the Annual Meeting by following the instructions provided on the meeting website during the annual meeting. Even if you plan to attend the virtual Annual Meeting, we recommend that you also submit your proxy card or vote by telephone or via the Internet by the applicable deadline so that your vote will be counted if you later decide not to attend the meeting.

If you are a beneficial owner of shares of Class A common stock, you should receive a Notice of Internet Availability of Proxy Materials or voting instructions from the broker or other nominee holding your shares. You should follow the instructions in the Notice or the voting instructions provided by your broker or nominee in order to instruct your broker or nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker or nominee. Shares held beneficially may be voted at the Annual Meeting only if you obtain a legal proxy from the broker or nominee giving you the right to vote the shares.

If the Annual Meeting is adjourned or postponed, your proxy will still be effective and will be voted at the rescheduled or adjourned Annual Meeting. You will still be able to change or revoke your proxy until the rescheduled or adjourned Annual Meeting.

Change or Revoke a Proxy or Vote

If you are a stockholder of record, you may change your vote or revoke your proxy before the completion of voting at the Annual Meeting by:

•	signing and returning a new proxy card with a later date;

•	submitting a later-dated proxy by telephone or via the Internet, since only your latest telephone or Internet proxy received by 11:59 p.m. Eastern Time on January 25, 2021 will be counted;

•	attending the Annual Meeting online and voting again (your attendance at the Annual Meeting without further action will not revoke your proxy); or

•	delivering a written revocation to our Corporate Secretary at Visa Inc., P.O. Box 193243, San Francisco, CA 94119, before the Annual Meeting.

If you are a beneficial owner of Class A common stock, you must follow the instructions provided by the broker or other nominee holding your shares for changing your voting instructions.

How Proxies Are Voted

If you are a Class A stockholder of record and you submit a proxy card, but you do not provide voting instructions on the card, your shares will be voted:

•	FOR the election of the twelve director nominees named in this proxy statement;

•	FOR the approval, on an advisory basis, of the compensation paid to our named executive officers;

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2021;

•	FOR the approval of the Visa Inc. 2007 Equity Incentive Compensation Plan, as amended and restated;

•	FOR the approval of an amendment to our Certificate of Incorporation to enable the adoption of a special meeting right for Class A common stockholders;

•	AGAINST the stockholder proposal requesting stockholders’ right to act by written consent; and

•	AGAINST the stockholder proposal to amend our principles of executive compensation program.

If you are a beneficial owner of Class A common stock and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or nominee will determine if it has the discretionary authority to vote on your behalf. Under the NYSE’s rules, brokers and nominees have the discretion to vote on routine matters such as proposal 3, but do not have discretion to vote on non-routine matters such as proposals 1, 2, 4, 5, 6 and 7. Therefore, if you do not provide voting instructions to your broker or nominee, your broker or nominee may only vote your shares on proposal 3 and any other routine matters properly presented for a vote at the Annual Meeting.

Brokers or other nominees who hold shares of our Class A common stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares.

A quorum is required to transact business at our Annual Meeting. Stockholders of record holding at least a majority of the outstanding shares of Class A common stock represented at the Annual Meeting either virtually or by proxy and entitled to vote at the Annual Meeting constitute a quorum. If you have returned valid proxy instructions or attend the meeting virtually, your shares will be counted for the purpose of determining whether there is a quorum, even if you abstain from voting on some or all matters introduced at the meeting. In addition, broker non-votes will be treated as present for purposes of determining whether a quorum is present.

The vote required to approve each proposal is set forth below.

Proposal		Vote Required	Impact of Broker Non-Votes	Impact of Abstentions

1 –	Election of twelve directors	Majority of the Class A Shares Cast for Each Director Nominee(1)	No Impact	No Impact

2 –	Approval, on an advisory basis, of the compensation paid to our named executive officers	Majority of the Class A Shares Entitled to Vote and Present in Person or Represented by Proxy at the Annual Meeting	No Impact	Counts Against

3 –	Ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal year 2021	Majority of the Class A Shares Entitled to Vote and Present in Person or Represented by Proxy at the Annual Meeting	Not Applicable	Counts Against

4 –	Approval of the Visa Inc. 2007 Equity Incentive Compensation Plan, as amended and restated	Majority of the Class A Shares Entitled to Vote and Present in Person or Represented by Proxy at the Annual Meeting	No Impact	Counts Against

5 –	Approval of an amendment to our Certificate of Incorporation to enable the adoption of a special meeting right for Class A common stockholders	Majority of the outstanding Class A Shares	Counts Against	Counts Against

6 –	To vote on a stockholder proposal requesting stockholders’ right to act by written consent	Majority of the Class A Shares Entitled to Vote and Present in Person or Represented by Proxy at the Annual Meeting	No Impact	Counts Against

7 –	To vote on a stockholder proposal to amend our principles of executive compensation program	Majority of the Class A Shares Entitled to Vote and Present in Person or Represented by Proxy at the Annual Meeting	No Impact	Counts Against

(1)

Our Corporate Governance Guidelines require each incumbent director nominee to submit an irrevocable contingent resignation letter prior to the mailing of the proxy statement for an annual meeting at which the nominee’s candidacy will be considered. If the nominee does not receive a majority of the votes cast for his or her re-election, meaning that he or she does not have more votes cast FOR than AGAINST his or her re-election, the Nominating and Corporate Governance Committee will recommend to the Board that it accept the nominee’s contingent resignation, unless the Nominating and Corporate Governance Committee determines that acceptance of the resignation would not be in the best interest of the Company and its stockholders. The Board will decide whether to accept or reject the contingent resignation at its next regularly scheduled meeting, but in no event later than 120 days following certification of the election results. The Board will publicly disclose its decision and rationale.

Proxy Solicitor

We will bear the expense of soliciting proxies. We have retained D.F. King & Co. to solicit proxies for a fee of $11,000 plus a reasonable amount to cover expenses. Proxies may also be solicited in person, by telephone or electronically by Visa personnel who will not receive additional compensation for such solicitation. Copies of proxy materials and the fiscal year 2020 Annual Report will be supplied to brokers and other nominees for the purpose of soliciting proxies from beneficial owners, and we will reimburse such brokers or other nominees for their reasonable expenses.

Voting Results

Broadridge Financial Solutions, Inc. has been engaged as our independent agent to receive and tabulate stockholder votes. Broadridge will separately tabulate FOR, AGAINST and ABSTAIN votes, and broker non-votes. We also have retained an independent inspector of election, who will certify the election results and perform any other acts required by the General Corporation Law of the State of Delaware.

Preliminary results will be announced at the Annual Meeting. Final results will be published in a current report on Form 8-K to be filed with the SEC within four business days of the Annual Meeting.

Viewing the List of Stockholders

Stockholders at the close of business on the Record Date may examine a list of Class A common stockholders as of the Record Date for any purpose germane to the Annual Meeting for ten days preceding the Annual Meeting, at our offices in Foster City, California. If you would like to view the stockholder list, please contact our Investor Relations Department at InvestorRelations@visa.com or (650) 432-7644 to schedule an appointment.

Attending the Meeting

This year’s Annual Meeting will be held virtually, and the Board of Directors and certain members of management will dial in to the webinar from remote locations.

How to participate in the Annual Meeting

Online

1. Visit www.virtualshareholdermeeting.com/V2021; and

2. Enter the 16-digit control number included on your Notice Regarding the Availability of Proxy Materials (“Notice”), on your proxy card (if you received a printed copy of the proxy materials), or on the instructions that accompanied your proxy materials.

You may begin to log into the meeting platform beginning at 8:15 a.m. Pacific Time on January 26, 2021. The meeting will begin promptly at 8:30 a.m. Pacific Time.

Without Internet access

Call (877) 328-2502 (toll free) or (412) 317-5419 (international) to listen to the meeting proceedings. You will not be able to vote your shares or submit questions during the meeting.

How to view the Annual Meeting without a 16-digit control number	Visit www.virtualshareholdermeeting.com/V2021 and register as a guest. You will not be able to vote your shares or ask questions during the meeting.

For help with technical difficulties	Call (800) 586-1548 (U.S.) or (303) 562-9288 (international) for assistance. If you need additional stockholder support, please e-mail InvestorRelations@visa.com or (650) 432-7644 for assistance.

Additional questions	Email Visa Investor Relations at InvestorRelations@visa.com or (650) 432-7644

Submitting Questions for Our Virtual Annual Meeting

Submitting Questions

Before the Meeting

1. Log in to www.proxyvote.com;

2. Enter your 16-digit control number; and

3. Once past the login screen, click on “Questions for Management,” type in your question and click “Submit.”

During the Meeting

1. Log into the online meeting platform at www.virtualshareholdermeeting.com/V2021, type your question into the “Ask a Question” field, and click “Submit”; or

2. Call (877) 328-2502 (toll free) or (412) 317-5419 (international)

Only stockholders with a valid control number will be allowed to ask questions. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. If there are questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints, management will post answers to a representative set of such questions on our Investor Relations website at investor.visa.com. The questions and answers will be available as soon as practicable after the meeting and will remain available until Visa’s 2022 Proxy Statement is filed.

OTHER INFORMATION

Stockholder Nomination of Director Candidates and Other Stockholder Proposals for 2022 Annual Meeting

The submission deadline for stockholder proposals to be included in our proxy materials for the 2022 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act is August 5, 2021. All such proposals must be in writing and received by our Corporate Secretary electronically at corporatesecretary@visa.com or by mail at Visa Inc., P.O. Box 193243, San Francisco, CA 94119 by the close of business on the required deadline in order to be considered for inclusion in our proxy materials for the 2022 annual meeting of stockholders. Submission of a proposal before the deadline does not guarantee its inclusion in our proxy materials.

Under our Bylaws, director nominations and other business may be brought before an annual meeting of stockholders only by or at the direction of the Board or by a stockholder entitled to vote who has submitted a proposal in accordance with the requirements of our Bylaws. To nominate a candidate or submit a proposal for consideration at our 2022 annual meeting pursuant to our advance notice bylaw provisions, stockholders must deliver or mail their nomination submission or other stockholder notice of a proposal so that it is received by our Corporate Secretary no earlier than 120 days and no later than 90 days prior to the date of the annual meeting. However, if we provide stockholders less than 100 days’ notice or other prior public disclosure of the date of our 2022 annual meeting, we must receive any stockholder nomination or proposal no later than the close of business on the 10th day following the earlier of the day on which we mailed or otherwise publicly disclosed notice of the meeting date.

In addition, the Company’s Bylaws permit up to 20 stockholders owning 3% or more of our Class A common stock for a period of at least 3 years to nominate up to 20% of the Board and include these nominees in our proxy materials, subject to certain provisions included in our Bylaws. To nominate a candidate to be considered at our 2022 annual meeting pursuant to our proxy access bylaw provisions, stockholders must deliver or mail their nomination so that it is received by our Corporate Secretary not earlier than the close of business on July 6, 2021 and not later than the close of business on August 5, 2021. However, if the 2022 annual meeting is more than 30 days before or after the anniversary of the date of the 2021 annual meeting, or if no annual meeting was held in the preceding year, stockholders must deliver or mail their nomination so that it is received by our Corporate Secretary no earlier than the close of business on the 150th day prior to the 2022 annual meeting date, and no later than the close of business on the later of the 120th day prior to the 2022 annual meeting date or the 10th day following the day we publicly disclose the 2022 annual meeting date.

The nomination or notice of a proposal must include all of the information specified in our Bylaws. For a nomination, the required information includes identifying and stockholding information about the nominee, information about the stockholder making the nomination, and the stockholder’s ownership of and agreements related to our stock. It also must include the nominee’s consent to serve if elected. Please refer to the relevant provisions of our Bylaws for additional information and requirements regarding stockholder nominations or other stockholder proposals. A copy of our Bylaws may be obtained by visiting the Investor Relations page of our website at http://investor.visa.com under “Corporate Governance” or by contacting our Corporate Secretary.

Stockholders Sharing the Same Address

The SEC has adopted rules that allow a company to deliver a single proxy statement or annual report to an address shared by two or more of its stockholders. This method of delivery, known as “householding,” permits us to realize significant cost savings, reduces the amount of duplicate information stockholders receive, and reduces the environmental impact of printing and mailing documents to our stockholders. Under this process, certain stockholders will receive only one copy of our proxy materials and any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Any stockholders who object to or wish to begin householding may contact our Investor Relations

Department at (650) 432-7644 or Investor Relations, Visa Inc., P.O. Box 8999, San Francisco, CA 94128-8999. We will send an individual copy of the proxy statement to any stockholder who revokes their consent to householding within 30 days of our receipt of such revocation.

Fiscal Year 2020 Annual Report and SEC Filings

Our financial statements for the fiscal year ended September 30, 2020 are included in our Annual Report on Form 10-K. Our Annual Report and this proxy statement are posted on our website at http://investor.visa.com and are available from the SEC at its website at www.sec.gov. Alternatively, you may request a printed copy without charge by contacting our Investor Relations Department.

ANNEX A

VISA INC. 2007 EQUITY INCENTIVE COMPENSATION PLAN

(AMENDED AND RESTATED AS OF JANUARY 26, 2021)

ARTICLE I

ESTABLISHMENT; PURPOSES; AND DURATION

1.1    Establishment of the Plan. The Plan permits the grant of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Cash-Based Awards, and Other Stock-Based Awards. Following adoption of the Plan by the Board of Directors, the Plan shall become effective upon the date on which the Plan is approved by the Company’s stockholders, which approval must occur within the period ending twelve (12) months after the date the Plan is adopted by the Board. The Plan shall remain in effect as provided in Section 1.3.

1.2    Purposes of the Plan. The purposes of the Plan are to provide additional incentives to non-employee directors of the Company and to those officers, employees, and consultants of the Company, Subsidiaries, and Affiliates whose substantial contributions are essential to the continued growth and success of the business of the Company and the Subsidiaries and Affiliates, in order to strengthen their commitment to the Company and the Subsidiaries and Affiliates, and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company and to further align the interests of such non-employee directors, officers, employees, and consultants with the interests of the stockholders of the Company.

1.3    Duration of the Plan. The Plan shall commence on the Effective Date, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article XVI, until all Shares subject to it shall have been delivered, and any restrictions on such Shares have lapsed, pursuant to the Plan’s provisions. However, in no event may an Award be granted under the Plan on or after January 26, 2031.

ARTICLE II

DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

2.1    “Affiliate” means any entity (other than the Company and any Subsidiary) (a) in which the Company owns or controls, directly or indirectly, fifty percent (50%) or more of the voting power or economic interests of such entity, or (b) that is affiliated with the Company through stock or equity ownership or otherwise and is designated as an Affiliate for purposes of the Plan by the Committee.

2.2    “Assumed” means that pursuant to a transaction resulting in a Change of Control, either (a) the Award is expressly affirmed by the Company or (b) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the surviving or successor corporation or entity to the Company, or any parent or subsidiary of either thereof, or any other corporation or entity that is a party to the transaction resulting in the Change of Control, in connection with such Change of Control, with appropriate adjustments to the number and kind of securities of such surviving or successor corporation or entity, or such other applicable parent, subsidiary, corporation or entity, subject to the Award and the exercise or purchase price thereof, which preserves the compensation element of the Award existing at the time of such Change of Control transaction, and provides for subsequent payout in accordance with the same (or more favorable) payment and vesting schedule applicable to such Award, as determined in accordance with the instruments evidencing the agreement to assume the Award. The determination of Award comparability for this purpose shall be made by the Committee, and its determination shall be final, binding, and conclusive.

2.3    “Award” means, individually or collectively, a grant under the Plan of Non-Qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Other Stock-Based Awards.

2.4    “Award Agreement” means either: (a) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan, or (b) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet, or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.5    “Beneficial Ownership” (including correlative terms) shall have the meaning given such term in Rule 13d-3 promulgated under the Exchange Act.

2.6    “Board” or “Board of Directors” means the Board of Directors of the Company.

2.7    “Cash-Based Award” means an Award, whose value is determined by the Committee, granted to a Participant, as described in Article IX.

2.8    “Cause” shall have the definition given such term in a Participant’s Award Agreement or other applicable employment agreement or similar agreement between the Participant and the Company or any of its Subsidiaries or Affiliates, or if such Award Agreement or such other applicable agreement does not define “Cause,” then “Cause” means (i) the conviction, guilty plea, or plea of “no contest” by the Participant to any felony or a crime involving moral turpitude or the Participant’s commission of any other act or omission involving dishonesty or fraud, (ii) the substantial and repeated failure of the Participant to perform duties assigned to the Participant, (iii) the Participant’s gross negligence, willful misconduct, or breach of fiduciary duty with respect to the Company or any of its Subsidiaries or Affiliates, (iv) any breach by the Participant of any restrictive covenants to which the Participant is subject or breach of any other agreement between the Participant and the Company or any of its Subsidiaries or Affiliates or any policy maintained by the Company or its Subsidiaries or Affiliates that is applicable to the Participant, and/or (v) the Participant’s engagement in any conduct which is or can reasonably be expected to be detrimental or injurious to the business or reputation of the Company or any of its Subsidiaries or Affiliates.

2.9    “Change of Control” means the occurrence of any of the following:

(a) an acquisition in one transaction or a series of related transactions (other than directly from the Company or pursuant to Awards granted under the Plan or compensatory options or other similar awards granted by the Company) by any Person of any Voting Securities of the Company, immediately after which such Person has Beneficial Ownership of more than fifty percent (50%) of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, that in determining whether a Change of Control has occurred pursuant to this Section 2.9(a), Voting Securities of the Company which are acquired in a Non-Control Acquisition shall not constitute an acquisition that would cause a Change of Control; or

(b) any Person acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such Person), other than directly from the Company or pursuant to Awards granted under the Plan or compensatory options or other similar awards granted by the Company, Beneficial Ownership of Voting Securities of the Company possessing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, that in determining whether a Change of Control has occurred pursuant to this Section 2.9(b), Voting Securities of the Company which are acquired in a Non-Control Acquisition shall not constitute an acquisition that would cause a Change of Control; or

(c) the individuals who, immediately prior to the Effective Date, are members of the Board (the “Company Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board;

provided, however, that if the election, or nomination for election of any new director was approved by a vote of at least a majority of the Company Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Company Incumbent Board; provided further, however, that no individual shall be considered a member of the Company Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-12(c) promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Company Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Company Proxy Contest; or

(d) the consummation of any merger, consolidation, recapitalization or reorganization involving the Company unless:

(i) the stockholders of the Company, immediately before such merger, consolidation, recapitalization, or reorganization, own, directly or indirectly, immediately following such merger, consolidation, recapitalization or reorganization, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or reorganization (the “Company Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities of the Company immediately before such merger, consolidation, recapitalization or reorganization; and

(ii) the individuals who were members of the Company Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation, recapitalization or reorganization constitute at least a majority of the members of the board of directors of the Company Surviving Corporation, or a corporation Beneficially Owning, directly or indirectly, a majority of the voting securities of the Company Surviving Corporation; and

(iii) no Person, other than (A) the Company, (B) any Related Entity, (C) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation, recapitalization or reorganization, was maintained by the Company, the Company Surviving Corporation, or any Related Entity or (D) any Person who, together with its Affiliates, immediately prior to such merger, consolidation, recapitalization or reorganization had Beneficial Ownership of more than fifty percent (50%) of the then outstanding Voting Securities of the Company, owns, together with its Affiliates, Beneficial Ownership of more than fifty percent (50%) of the combined voting power of the Company Surviving Corporation’s then outstanding Voting Securities (a transaction described in clauses (d)(i) through (d)(iii) above is referred to herein as a “Non-Control Transaction”); or

(e) any approval by the Company’s stockholders of any plan or proposal for the complete liquidation or dissolution of the Company; or

(f) there is consummated an agreement for any sale, lease, exchange, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets or business of the Company to any Person (other than (A) a transfer or distribution to a Related Entity, or (B) a transfer or distribution to the Company’s stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than fifty percent (50%) of the combined voting power of the then outstanding Voting Securities of the Company as a result of the acquisition of Voting Securities of the Company by the Company which, by reducing the number of Voting Securities of the Company then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company and (1) before such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any new or additional Voting Securities of the Company in a related transaction or (2) after such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any new or additional Voting Securities of the Company which in either case increases the percentage of the then outstanding

Voting Securities of the Company Beneficially Owned by the Subject Person, then a Change of Control shall be deemed to occur.

Solely for purposes of this Section 2.9, (1) “Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person, and (2) “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. Any Relative (for this purpose, “Relative” means a spouse, child, parent, parent of spouse, sibling or grandchild) of an individual shall be deemed to be an Affiliate of such individual for this purpose. None of the Company or any Person controlled by the Company shall be deemed to be an Affiliate of any holder of Shares.

Notwithstanding the foregoing, to the extent required to avoid accelerated taxation and/or tax penalties under Code Section 409A, a Change of Control shall be deemed to have occurred under the Plan with respect to any Award that constitutes deferred compensation under Code Section 409A only if such Change of Control is a Qualified Change of Control.

2.10    “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time, including rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

2.11    “Committee” means the Compensation Committee of the Board of Directors or a subcommittee thereof, or such other committee designated by the Board to administer the Plan each of whom satisfies such criteria of independence as the Board may establish and such additional regulatory or listing requirements as the Board may determine to be applicable or appropriate; provided, however, that, to the extent the Board deems it necessary or appropriate to administer “performance-based compensation” within the meaning of Code Section 162(m), the Committee shall consist solely of two or more members of the Board who are not Employees and who otherwise qualify as “outside directors” within the meaning of Code Section 162(m).

2.12    “Company” means Visa Inc., a Delaware corporation.

2.13    “Company Incumbent Board” shall have the meaning provided in Section 2.9(c).

2.14    “Company Proxy Contest” shall have the meaning provided in Section 2.9(c).

2.15    “Company Surviving Corporation” has the meaning provided in Section 2.9(d)(i).

2.16    “Consultant” means an independent contractor who is a natural person and performs services for the Company or a Subsidiary or Affiliate in a capacity other than as an Employee or Director.

2.17    “Disability” shall have the definition given such term in a Participant’s Award Agreement, or if such Award Agreement does not define “Disability,” then “Disability” means permanent and total disability within the meaning of Code Section 22(e)(3), as determined by the Committee.

2.18    “Director” means any individual who is a member of the Board of Directors of the Company.

2.19    “Dividend Equivalents” means the equivalent value (in cash or Shares) of dividends that would otherwise be paid on the Shares subject to an Award but that have not been issued or delivered, as described in Article XI.

2.20    “Effective Date” means January 26, 2021.

2.21    “Employee” means any person designated as an employee of the Company, a Subsidiary, and/or an Affiliate on the payroll records thereof. An Employee shall not include any individual during any period the individual is classified or treated by the Company, a Subsidiary or an Affiliate as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, a Subsidiary, and/or an Affiliate without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, a Subsidiary, and/or an Affiliate during such period. For purposes of the Plan, upon approval by the Committee, the term Employee may also include Employees whose employment with the Company, a Subsidiary or an Affiliate has been terminated subsequent to being granted an Award under the Plan. For the avoidance of doubt, a Director who would otherwise be an “Employee” within the meaning of this Section 2.21 shall be considered an Employee for purposes of the Plan.

2.22    “Exchange Act” means the Securities Exchange Act of 1934, as it may be amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

2.23    “Fair Market Value” means the fair market value of the Shares as determined by the Committee by the reasonable application of such reasonable valuation method as the Committee deems appropriate; provided, however, that, with respect to ISOs, for purposes of Section 6.3, such fair market value shall be determined subject to Code Section 422(c)(7); provided further, however, that if the Shares are readily tradable on an established securities market, Fair Market Value on any date shall be the last sale price reported for the Shares on such market on such date or, if no sale is reported on such date, on the last date preceding such date on which a sale was reported. In each case, the Committee shall determine Fair Market Value in a manner that satisfies the applicable requirements of Code Section 409A.

2.24    “Fiscal Year” means the calendar year, or such other consecutive twelve (12)-month period as the Committee may select.

2.25    “Full Value Award” means any Award other than an Option, Stock Appreciation Right or Cash-Based Award.

2.26    “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article VII.

2.27    “Good Reason” shall have the definition given such term in a Participant’s Award Agreement, or in the absence of any such definition, as determined in good faith by the Committee.

2.28    “Grant Price” means the price established at the time of grant of an SAR pursuant to Article VII, used to determine whether there is any payment due upon exercise of the SAR.

2.29    “Incentive Stock Option” or “ISO” means a right to purchase Shares under the Plan in accordance with the terms and conditions set forth in Article VI and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

2.30    “Insider” means an individual who is, on the relevant date, an officer, director or ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act.

2.31    “Non-Control Acquisition” means an acquisition (whether by merger, stock purchase, asset purchase or otherwise) by (a) an employee benefit plan (or a trust forming a part thereof) maintained by (i) the Company or (ii) any corporation or other Person of which fifty percent (50%) or more of its total value or total voting power of its Voting Securities or equity interests is owned, directly or indirectly, by the Company (a “Related Entity”); (b) the Company or any Related Entity; (c) any Person in connection with a Non-Control Transaction; or (d) any Person that owns, together with its Affiliates, Beneficial Ownership of fifty percent (50%) or more of the outstanding Voting Securities of the Company on the Effective Date.

2.32    “Non-Control Transaction” shall have the meaning provided in Section 2.9(d).

2.33    “Non-Employee Director” means a Director who is not an Employee.

2.34    “Non-Qualified Stock Option” or “NQSO” means a right to purchase Shares under the Plan in accordance with the terms and conditions set forth in Article VI and which is not intended to meet the requirements of Code Section 422 or otherwise does not meet such requirements.

2.35    “Notice” means notice provided by a Participant to the Company in a manner prescribed by the Committee.

2.36    “Option” or “Stock Option” means an Incentive Stock Option or a Non-Qualified Stock Option, as described in Article VI.

2.37    “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.38    “Other Stock-Based Award” means an equity-based or equity-related Award described in Section 10.1, granted in accordance with the terms and conditions set forth in Article X.

2.39    “Participant” means any eligible individual as set forth in Article V who holds one or more outstanding Awards.

2.40    “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to, or the amount or entitlement to, an Award.

2.41    “Performance Share” means an Award of a performance share, whose initial value is equal to the Fair Market Value of a Share on the date of grant, granted to a Participant, as described in Article IX.

2.42    “Performance Unit” means an Award of a performance unit, whose initial value is established by the Committee at the time of grant, granted to a Participant, as described in Article IX.

2.43    “Period of Restriction” means the period during which Shares of Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture, and, in the case of Restricted Stock, the transfer of Shares of Restricted Stock is limited in some way, as provided in Article VIII.

2.44    “Person” means “person” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act, including any individual, corporation, limited liability company, partnership, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity or any group of persons.

2.45    “Plan” means this Visa Inc. 2007 Equity Incentive Compensation Plan, as amended and restated.

2.46    “Prior 162(m)” means Code Section 162(m) as in effect prior to its amendment by the Tax Cuts and Jobs Act, P.L. 115-97, including the regulations and guidance promulgated in respect of Code Section 162(m) as in effect prior to such amendment.

2.47    “Prior Plan” means the Plan, as in effect prior to the amendment and restatement of the Plan effective as of the Effective Date.

2.48    “Qualified Change of Control” means a Change of Control that qualifies as a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Code Section 409A(a)(2)(A)(v).

2.49    “Replaced” means that pursuant to a transaction resulting in a Change of Control, the Award is replaced with a comparable stock award or a cash incentive program by the Company, the surviving or successor corporation or entity to the Company, or any parent or subsidiary of either thereof, or any other corporation or entity that is a party to the transaction resulting in the Change of Control, in connection with such Change of

Control, which preserves the compensation element of the Award existing at the time of such Change of Control transaction, and provides for subsequent payout in accordance with the same (or more favorable) payment and vesting schedule applicable to such Award, as determined in accordance with the instruments evidencing the agreement to assume the Award. The determination of Award comparability for this purpose shall be made by the Committee, and its determination shall be final, binding, and conclusive.

2.50    “Restricted Stock” means an Award granted to a Participant, subject to the Period of Restriction, pursuant to Article VIII.

2.51    “Restricted Stock Unit” means an Award, whose value is equal to a Share, granted to a Participant, subject to the Period of Restriction, pursuant to Article VIII.

2.52    “Rule 16b-3” means Rule 16b-3 under the Exchange Act, or any successor rule, as the same may be amended from time to time.

2.53    “Section 162(m) Grandfathering” means the regulations or other guidance promulgated in respect of transition rules under Code Section 162(m), as Code Section 162(m) is in effect from time to time on or after the amendment and restatement of the Plan dated the Effective Date, extending the deductibility of Awards intended to be “qualified performance-based compensation” under Prior Section 162(m).

2.54    “Securities Act” means the Securities Act of 1933, as it may be amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

2.55    “Separation from Service” means a Termination that qualifies as a separation from service within the meaning of Code Section 409A(a)(2)(A)(i).

2.56    “Share” means a share of Class A common stock, par value $0.0001 per share, of the Company (including any new, additional or different stock or securities resulting from any change in corporate capitalization as listed in Section 4.2).

2.57    “Stock Appreciation Right” or “SAR” means an Award, granted alone (a “Freestanding SAR”) or in connection with a related Option (a “Tandem SAR”), designated as an SAR, pursuant to the terms of Article VII.

2.58    “Subject Person” has the meaning provided in Section 2.9.

2.59    “Subsidiary” means any present or future corporation which is or would be a “subsidiary corporation” of the Company as the term is defined in Code Section 424(f).

2.60    “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, options or other awards previously granted, or the right or obligation to grant future options or other awards, by a company acquired by the Company, a Subsidiary, and/or an Affiliate or with which the Company, a Subsidiary, and/or an Affiliate combines, or otherwise in connection with any merger, consolidation, acquisition of property or stock, or reorganization involving the Company, a Subsidiary or an Affiliate, including a transaction described in Code Section 424(a).

2.61    “Tandem SAR” means a SAR that is granted in connection with a related Option pursuant to Article VII.

2.62    “Termination” means the time when a Participant ceases the performance of services for the Company, any Affiliate, and any Subsidiary, as applicable, for any reason, with or without Cause, including a Termination by resignation, discharge, death, Disability or retirement, but excluding (a) a Termination where there is a simultaneous reemployment (or commencement of service) or continuing employment (or service) of a Participant by the Company, Affiliate or any Subsidiary, (b) at the discretion of the Committee, a Termination that results in a temporary severance, and (c) at the discretion of the Committee, a Termination of an Employee that is immediately followed by the Participant’s service as a Non-Employee Director.

2.63    “Voting Securities” shall mean, with respect to any Person that is a corporation, all outstanding voting securities of such Person entitled to vote generally in the election of the board of directors of such Person.

ARTICLE III

ADMINISTRATION

3.1    General. The Committee shall have exclusive authority to operate, manage, and administer the Plan in accordance with its terms and conditions. Notwithstanding the foregoing, in its absolute discretion, the Board may at any time and from time to time exercise any and all rights, duties, and responsibilities of the Committee under the Plan, including establishing procedures to be followed by the Committee, but excluding matters which under any applicable law, regulation or rule, including any exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3), are required to be determined in the sole discretion of the Committee. If and to the extent that the Committee does not exist or cannot function, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee, subject to the limitations set forth in the immediately preceding sentence.

3.2    Committee. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. Appointment of Committee members shall be effective upon their acceptance of such appointment. Committee members may be removed by the Board at any time either with or without cause, and such members may resign at any time by delivering notice thereof to the Board. Any vacancy on the Committee, whether due to action of the Board or any other reason, shall be filled by the Board. A majority of the Committee shall constitute a quorum and a majority of a quorum may authorize any action. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it has been made at a meeting duly held.

3.3    Authority of the Committee. The Committee shall have full discretionary authority to grant, pursuant to the terms of the Plan, Awards to those individuals who are eligible to receive Awards under the Plan. Except as limited by law or by the Certificate of Incorporation or By-Laws of the Company, and subject to the provisions herein, the Committee shall have full power, in accordance with the other terms and provisions of the Plan, to:

(a) select Employees, Non-Employee Directors and Consultants who may receive Awards under the Plan and become Participants;

(b) determine eligibility for participation in the Plan and decide all questions concerning eligibility for, and the amount of, Awards under the Plan;

(c) determine the sizes and types of Awards;

(d) determine the terms and conditions of Awards, including the Option Prices of Options and the Grant Prices of SARs;

(e) grant Awards as an alternative to, or as the form of payment for grants or rights earned or payable under, other bonus or compensation plans, arrangements or policies of the Company or a Subsidiary or Affiliate;

(f) grant Substitute Awards on such terms and conditions as the Committee may prescribe, subject to compliance with the ISO rules under Code Section 422 and the non-qualified deferred compensation rules under Code Section 409A, where applicable;

(g) make all determinations under the Plan concerning Termination of any Participant’s employment or service with the Company or a Subsidiary or Affiliate, including whether such Termination occurs by reason of Cause, Good Reason, Disability, retirement or in connection with a Change of Control and whether a leave constitutes a Termination;

(h) construe and interpret the Plan and any agreement or instrument entered into under the Plan, including any Award Agreement;

(i) establish and administer any terms, conditions, restrictions, limitations, forfeiture, vesting, or exercise schedule, and other provisions of or relating to any Award;

(j) establish and administer any performance goals in connection with any Awards, including performance criteria and applicable Performance Periods, determine the extent to which any performance goals and/or other terms and conditions of an Award are attained or are not attained;

(k) construe any ambiguous provisions, correct any defects, supply any omissions, and reconcile any inconsistencies in the Plan and/or any Award Agreement or any other instrument relating to any Awards;

(l) establish, adopt, amend, waive, and/or rescind rules, regulations, procedures, guidelines, forms, and/or instruments for the Plan’s operation or administration;

(m) make all valuation determinations relating to Awards and the payment or settlement thereof;

(n) grant waivers of terms, conditions, restrictions, and limitations under the Plan or applicable to any Award, or accelerate the vesting or exercisability of any Award;

(o) subject to the provisions of Article XV, amend or adjust the terms and conditions of any outstanding Award and/or adjust the number and/or class of shares of stock subject to any outstanding Award;

(p) at any time and from time to time after the granting of an Award, specify such additional terms, conditions, and restrictions with respect to such Award as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws or rules, including terms, restrictions, and conditions for compliance with applicable securities laws or listing rules, methods of withholding, or providing for the payment of required taxes and restrictions regarding a Participant’s ability to exercise Options through a cashless (broker-assisted) exercise;

(q) subject to the provisions of Section 15.1, offer to buy out an Award previously granted, based on such terms and conditions as the Committee shall establish with and communicate to the Participant at the time such offer is made;

(r) determine whether, and to what extent and under what circumstances, Awards may be settled in cash, Shares, or other property or canceled or suspended; and

(s) exercise all such other authorities, take all such other actions, and make all such other determinations as it deems necessary or advisable for the proper operation and/or administration of the Plan.

3.4    Award Agreements. The Committee shall, subject to applicable laws and rules, determine the date an Award is granted. Each Award shall be evidenced by an Award Agreement; however, two or more Awards granted to a single Participant may be combined in a single Award Agreement. An Award Agreement shall not be a precondition to the granting of an Award; provided, however, that (a) the Committee may, but need not, require as a condition to any Award Agreement’s effectiveness, that such Award Agreement be executed on behalf of the Company and/or by the Participant to whom the Award evidenced thereby shall have been granted (including by electronic signature or other electronic indication of acceptance), and such executed Award Agreement be delivered to the Company, and (b) no person shall have any rights under any Award unless and until the Participant to whom such Award shall have been granted has complied with the applicable terms and conditions of the Award. The Committee shall prescribe the form of all Award Agreements, and, subject to the terms and conditions of the Plan, shall determine the content of all Award Agreements. In the event of any dispute or discrepancy concerning the terms of an Award, the records of the Committee or its designee shall be determinative.

3.5    Discretionary Authority; Decisions Binding. The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan. All determinations, decisions, actions, and interpretations by the Committee with respect to the Plan and any Award Agreement, and all related orders and resolutions of the Committee shall be final, conclusive, and binding on all Participants, the Company, and its stockholders, any Subsidiary or Affiliate, and all persons having or claiming to have any right or interest in or under the Plan and/or any Award Agreement.

3.6    Delegation of Administration. Except to the extent prohibited by applicable law, including any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3), or the applicable rules of a stock exchange, the Committee may, in its discretion, allocate all or any portion of its responsibilities and powers under this Article III to any one or more of its members and/or delegate all or any part of its responsibilities and powers under this Article III to any person or persons selected by it; provided, however, that the Committee may not (a) delegate to any executive officer of the Company or an Affiliate, or a committee that includes any such executive officer, the Committee’s authority to grant Awards, or the Committee’s authority otherwise concerning Awards, awarded to executive officers of the Company or an Affiliate; (b) delegate the Committee’s authority to grant Awards to consultants unless any such Award is subject to approval by the Committee; or (c) delegate its authority to correct defects, omissions or inconsistencies in the Plan. Any such authority delegated or allocated by the Committee under this Section 3.6 shall be exercised in accordance with the terms and conditions of the Plan and any rules, regulations or administrative guidelines that may from time to time be established by the Committee, and any such allocation or delegation may be revoked by the Committee at any time.

ARTICLE IV

SHARES SUBJECT TO THE PLAN

4.1    Number of Shares Available for Grants. The shares of stock subject to Awards granted under the Plan shall be Shares. Such Shares subject to the Plan may be either authorized and unissued Shares or previously issued Shares acquired by the Company or any Subsidiary. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of Shares that may be issued under the Plan is 198,000,000 Shares (the “Share Limit”). The Share Limit reflects a reduction of 38,000,000 Shares from the 236,000,000 Shares that were originally reserved under the Plan, effective as of the Effective Date. On September 30, 2020, 11,471,849 Shares were subject to outstanding Awards and 101,206,766 Shares would have remained available for grant of new Awards, if the Share Limit had been in effect on such date, with such Share amounts subject to adjustment as provided in Section 4.2 Subject to, in the case of ISOs, any limitations applicable thereto under the Code, if (a) any Shares are subject to an Option, SAR, or other Award which for any reason expires or is terminated or canceled without having been fully exercised or satisfied, or are subject to any Restricted Stock Award (including any Shares subject to a Participant’s Restricted Stock Award that are repurchased by the Company at the Participant’s cost), Restricted Stock Unit Award or other Award granted under the Plan which are forfeited, or (b) any Award based on Shares is settled for cash, expires or otherwise terminates without the issuance of such Shares, the Shares subject to such Award shall, to the extent of any such expiration, termination, cancellation, forfeiture or cash settlement, be available for delivery in connection with future Awards under the Plan. Shares used to pay the exercise or purchase price of an Award and/or Shares withheld to satisfy the tax withholding obligations related to an Award shall not again be available for future grant or sale under the Plan. For the avoidance of doubt, any Shares delivered under the Plan upon settlement of an Award shall not again be available for future grant or sale under the Plan. Any Shares delivered under the Plan upon exercise or satisfaction of Substitute Awards shall not reduce the Shares available for delivery under the Plan; provided, however, that the total number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan shall be the number of Shares set forth in the Share Limit, as adjusted pursuant to this Section 4.1.

4.2    Adjustments in Authorized Shares. In the event of any corporate event or transaction (including a change in the Shares or the capitalization of the Company), such as a reclassification, recapitalization, merger, consolidation, reorganization (whether or not such reorganization comes within the definition of such term in Code

Section 368), issuance of warrants or rights, dividend or other distribution (whether in the form of cash, stock or other property), stock split or reverse stock split, spin-off, split-up, combination or exchange of shares, repurchase of shares, or other like change in corporate structure, partial or complete liquidation of the Company or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee shall substitute or adjust, as applicable, the number, class and kind of securities which may be delivered under Section 4.1; the number, class and kind, and/or price (such as the Option Price of Options or the Grant Price of SARs) of securities subject to outstanding Awards; the numerical limits set forth in Section 5.3; and other value determinations applicable to outstanding Awards, in order to prevent dilution or enlargement of Participants’ rights under the Plan; provided, however, that the number of Shares subject to any Award shall always be a whole number. The Committee shall also make appropriate adjustments and modifications in the terms of any outstanding Awards to reflect or related to any such events, adjustments, substitutions or changes. Any adjustment, substitution or change pursuant to this Section 4.2 made with respect to an Award intended to be an Incentive Stock Option shall be made only to the extent consistent with such intent, unless the Committee determines otherwise. The Committee shall not make any adjustment pursuant to this Section 4.2 that would cause an Award that is otherwise exempt from Code Section 409A to become subject to Code Section 409A, or that would cause an Award that is subject to Code Section 409A to fail to satisfy the requirements of Code Section 409A. All determinations of the Committee as to adjustments or changes, if any, under this Section 4.2 shall be conclusive and binding on the Participants.

4.3    No Limitation on Corporate Actions. The existence of the Plan and any Awards granted hereunder shall not affect in any way the right or power of the Company, any Subsidiary or any Affiliate to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or business structure, any merger or consolidation, any issuance of debt, preferred or prior preference stock ahead of or affecting the Shares, additional shares of capital stock or other securities or subscription rights thereto, any dissolution or liquidation, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

ARTICLE V

ELIGIBILITY, PARTICIPATION AND INDIVIDUAL LIMITATIONS ON AWARDS

5.1    Eligibility. Employees, Non-Employee Directors and Consultants shall be eligible to become Participants and receive Awards in accordance with the terms and conditions of the Plan, subject to the limitations on the granting of ISOs set forth in Section 6.8(a).

5.2    Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select Participants from all eligible Employees, Non-Employee Directors, and Consultants and shall determine the nature and amount of each Award.

5.3    Individual Limitations on Awards.

(a) Individual Limit for Options and SARs. The maximum number of Shares with respect to which Options and SARs may be granted to any Participant in any Fiscal Year shall be 1,000,000. In connection with a Participant’s commencement of service for the Company, any Affiliate or Subsidiary, as applicable, a Participant may be granted Options and SARs for up to an additional 1,000,000 Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitation(s) shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 4.2.

(b) Individual Limit for Restricted Stock, Restricted Stock Units, and Performance Shares. For awards of Restricted Stock, Restricted Stock Units, and Performance Shares, the maximum number of Awards that may be granted to any Participant in any Fiscal Year shall be 1,000,000 Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 4.2.

(c) Performance Units and Cash-Based Awards. For awards of Performance Units and Cash-Based Awards, the maximum amount that may be paid to a Participant pursuant to such Awards for an annual Performance

Period shall be $30,000,000 and for any other Performance Period, such amount multiplied by a fraction, the numerator of which is the number of months in the Performance Period and the denominator of which is twelve (12). The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 4.2.

(d) Individual Limit for Awards to Non-Employee Directors. The maximum grant date fair value, determined in accordance with the Company’s standard accounting principles, of Awards that may be granted to any Non-Employee Director in any Fiscal Year shall be $500,000.

ARTICLE VI

STOCK OPTIONS

6.1    Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2    Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which the Option shall become exercisable, and such other provisions as the Committee shall determine, which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO. To the extent that any Option does not qualify as an ISO (whether because of its provisions or the time or manner of its exercise or otherwise), such Option, or the portion thereof which does not so qualify, shall constitute a separate NQSO.

6.3    Option Price. The Option Price for each Option shall be determined by the Committee and set forth in the Award Agreement; provided that, subject to Section 6.8(c), the Option Price of an Option shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted; provided further, that Substitute Awards or Awards granted in connection with an adjustment provided for in Section 4.2, in the form of stock options, shall have an Option Price per Share that is intended to maintain the economic value of the Award that was replaced or adjusted, as determined by the Committee.

6.4    Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant and set forth in the Award Agreement; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary of its date of grant, subject to the respective last sentences of Sections 6.5 and 6.8(c).

6.5    Exercise of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance determine and set forth in the Award Agreement, which need not be the same for each grant or for each Option or Participant. An Award Agreement may provide that the period of time over which an Option other than an ISO may be exercised shall be automatically extended if on the scheduled expiration date of such Option the Participant’s exercise of such Option would violate applicable securities laws; provided, however, that during such extended exercise period the Option may only be exercised to the extent the Option was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such Option first would no longer violate such laws.

6.6    Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, in a form specified or accepted by the Committee, or by complying with any alternative exercise procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for such Shares, which shall include applicable taxes, if any, in accordance with Article XVII. The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) subject to such terms, conditions, and limitations as the Committee may prescribe, by tendering (either by actual delivery or attestation) unencumbered Shares previously acquired by the

Participant exercising such Option having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, (c) by a combination of (a) and (b); or (d) by any other method approved or accepted by the Committee in its sole discretion, including, if the Committee so determines, (x) a cashless (broker-assisted) exercise that complies with all applicable laws or (y) withholding of Shares otherwise deliverable to the Participant pursuant to the Option having an aggregate Fair Market Value at the time of exercise equal to the total Option Price. Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment in accordance with the preceding provisions of this Section 6.6, the Company shall deliver to the Participant exercising an Option, in the Participant’s name, evidence of book entry Shares in an appropriate amount based upon the number of Shares purchased under the Option, subject to Section 20.9. Unless otherwise determined by the Committee, all payments under all of the methods described above shall be calculated in United States (“U.S.”) dollars.

6.7    Termination of Employment or Service. Except as otherwise provided in the Award Agreement, an Option may be exercised only to the extent that it is then exercisable, and if at all times during the period beginning with the date of granting of such Option and ending on the date of exercise of such Option the Participant is an Employee, Non-Employee Director or Consultant, and shall terminate immediately upon a Termination of the Participant. An Option shall cease to become exercisable upon a Termination of the holder thereof. Notwithstanding the foregoing provisions of this Section 6.7 to the contrary, the Committee may determine in its discretion that an Option may be exercised following any such Termination, whether or not exercisable at the time of such Termination; provided, however, that in no event may an Option be exercised after the expiration date of such Option specified in the applicable Award Agreement, except as provided in the last sentence of Section 6.5.

6.8    Limitations on Incentive Stock Options.

(a) General. No ISO shall be granted to any individual otherwise eligible to participate in the Plan who is not an Employee of the Company or a Subsidiary on the date of granting of such Option. Any ISO granted under the Plan shall contain such terms and conditions, consistent with the Plan, as the Committee may determine to be necessary to qualify such Option as an “incentive stock option” under Code Section 422. Any ISO granted under the Plan may be modified by the Committee to disqualify such Option from treatment as an “incentive stock option” under Code Section 422.

(b) $100,000 Per Year Limitation. Notwithstanding any intent to grant ISOs, an Option granted under the Plan will not be considered an ISO to the extent that it, together with any other “incentive stock options” (within the meaning of Code Section 422, but without regard to subsection (d) of such Section) under the Plan and any other “incentive stock option” plans of the Company, any Subsidiary and any “parent corporation” of the Company within the meaning of Code Section 424(e), are exercisable for the first time by any Participant during any calendar year with respect to Shares having an aggregate Fair Market Value in excess of $100,000 (or such other limit as may be required by the Code) as of the time the Option with respect to such Shares is granted. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted.

(c) Options Granted to Certain Stockholders. No ISO shall be granted to an individual otherwise eligible to participate in the Plan who owns (within the meaning of Code Section 424(d)), at the time the Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary or any “parent corporation” of the Company within the meaning of Code Section 424(e). This restriction does not apply if at the time such ISO is granted the Option Price of the ISO is at least one hundred ten percent (110%) of the Fair Market Value of a Share on the date such ISO is granted, and the ISO by its terms is not exercisable after the expiration of five (5) years from such date of grant.

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.1    Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant an SAR (a) in connection and simultaneously with the grant of an Option (a Tandem SAR) or (b) independent of, and unrelated to, an Option (a Freestanding SAR).

7.2    Grant Price. The Grant Price for each SAR shall be determined by the Committee and set forth in the Award Agreement, subject to the limitations of this Section 7.2. The Grant Price for each Freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date such Freestanding SAR is granted, except in the case of Substitute Awards or Awards granted in connection with an adjustment provided for in Section 4.2. The Grant Price of a Tandem SAR shall be equal to the Option Price of the related Option.

7.3    Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR shall be exercisable only when and to the extent the related Option is exercisable and may be exercised only with respect to the Shares for which the related Option is then exercisable. A Tandem SAR shall entitle a Participant to elect, in the manner set forth in the Plan and the applicable Award Agreement, in lieu of exercising the Participant’s unexercised related Option for all or a portion of the Shares for which such Option is then exercisable pursuant to its terms, to surrender such Option to the Company with respect to any or all of such Shares and to receive from the Company in exchange therefor a payment described in Section 7.7. An Option with respect to which a Participant has elected to exercise a Tandem SAR shall, to the extent of the Shares covered by such exercise, be canceled automatically and surrendered to the Company. Such Option shall thereafter remain exercisable according to its terms only with respect to the number of Shares as to which it would otherwise be exercisable, less the number of Shares with respect to which such Tandem SAR has been so exercised. Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the related ISO; (b) the value of the payment with respect to the Tandem SAR may not exceed the difference between the Fair Market Value of the Shares subject to the related ISO at the time the Tandem SAR is exercised and the Option Price of the related ISO; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.4    Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, in accordance with the Plan, determines and sets forth in the Award Agreement. An Award Agreement may provide that the period of time over which a Freestanding SAR may be exercised shall be automatically extended if on the scheduled expiration date of such SAR the Participant’s exercise of such SAR would violate applicable securities laws; provided, however, that during such extended exercise period the SAR may only be exercised to the extent the SAR was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such SAR first would no longer violate such laws.

7.5    Award Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the number of Shares to which the SAR pertains, the Grant Price, the term of the SAR, and such other terms and conditions as the Committee shall determine in accordance with the Plan.

7.6    Term of SARs. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that the term of any Tandem SAR shall be the same as the related Option and no SAR shall be exercisable more than ten (10) years after it is granted, subject to the last sentence of Section 6.5 in the case of a Tandem SAR.

7.7    Payment of SAR Amount. An election to exercise SARs shall be deemed to have been made on the date of Notice of such election to the Company. As soon as practicable following such Notice, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price of the SAR; by

(b) The number of Shares with respect to which the SAR is exercised.

Notwithstanding the foregoing provisions of this Section 7.7 to the contrary, the Committee may establish and set forth in the applicable Award Agreement a maximum amount per Share that will be payable upon the exercise of a SAR. At the discretion of the Committee, such payment upon exercise of a SAR shall be in cash, in Shares of equivalent Fair Market Value, or in some combination thereof.

7.8    Termination of Employment or Service. Except as otherwise provided in the Award Agreement, a SAR may be exercised only to the extent that it is then exercisable, and if at all times during the period beginning with the date of granting of such SAR and ending on the date of exercise of such SAR the Participant is an Employee, Non-Employee Director or Consultant, and shall terminate immediately upon a Termination of the Participant. A SAR shall cease to become exercisable upon a Termination of the holder thereof. Notwithstanding the foregoing provisions of this Section 7.8 to the contrary, the Committee may determine in its discretion that a SAR may be exercised following any such Termination, whether or not exercisable at the time of such Termination; provided, however, that in no event may a SAR be exercised after the expiration date of such SAR specified in the applicable Award Agreement, except as provided in the last sentence of Section 6.5 (in the case of Tandem SARs) or in the last sentence of Section 7.4 (in the case of Freestanding SARs). To the extent applicable to any Tandem SAR, the foregoing provisions of this Section 7.8 are subject to the provisions of Section 6.8, pursuant to the provisions Section 7.3.

ARTICLE VIII

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1    Awards of Restricted Stock and Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine.

8.2    Award Agreement. Each Restricted Stock and/or Restricted Stock Unit Award shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine in accordance with the Plan.

8.3    Non-Transferability of Restricted Stock. Except as provided in this Article VIII, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, encumbered, alienated, hypothecated or otherwise disposed of until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement.

8.4    Period of Restriction and Other Restrictions. The Period of Restriction shall lapse based on continuing service as a Non-Employee Director or Consultant or continuing employment with the Company, a Subsidiary or an Affiliate, the achievement of performance goals, the satisfaction of other conditions or restrictions or upon the occurrence of other events, in each case, as determined by the Committee, at its discretion, and stated in the Award Agreement.

8.5    Delivery of Shares, Payment of Restricted Stock Units. Subject to Section 20.9, after the last day of the Period of Restriction applicable to a Participant’s Shares of Restricted Stock, and after all conditions and restrictions applicable to such Shares of Restricted Stock have been satisfied or lapse (including satisfaction of any applicable withholding tax obligations), pursuant to the applicable Award Agreement, such Shares of Restricted Stock shall become freely transferable by such Participant. After the last day of the Period of Restriction applicable to a Participant’s Restricted Stock Units, and after all conditions and restrictions applicable to Restricted Stock Units have been satisfied or lapse (including satisfaction of any applicable withholding tax obligations), pursuant to the applicable Award Agreement, such Restricted Stock Units shall be settled by delivery of Shares, a cash payment determined by reference to the then-current Fair Market Value of Shares or a combination of Shares and such cash payment as the Committee, in its sole discretion, shall determine, either by the terms of the Award Agreement or otherwise.

8.6    Forms of Restricted Stock Awards. Each Participant who receives an Award of Shares of Restricted Stock shall be issued a stock certificate or certificates evidencing the Shares covered by such Award registered in the name of such Participant, which certificate or certificates may contain an appropriate legend. The Committee may require a Participant who receives a certificate or certificates evidencing a Restricted Stock Award to immediately deposit such certificate or certificates, together with a stock power or other appropriate instrument of transfer, endorsed in blank by the Participant, with signatures guaranteed in accordance with the Exchange Act if required by the Committee, with the Secretary of the Company or an escrow holder as provided in the immediately following sentence. The Secretary of the Company or such escrow holder as the Committee may appoint shall retain physical custody of each certificate representing a Restricted Stock Award until the Period of Restriction and any other restrictions imposed by the Committee or under the Award Agreement with respect to the Shares evidenced by such certificate expire or shall have been removed. The foregoing to the contrary notwithstanding, the Committee may, in its discretion, provide that a Participant’s ownership of Shares of Restricted Stock prior to the lapse of the Period of Restriction or any other applicable restrictions shall, in lieu of such certificates, be evidenced by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated agent in the name of the Participant who has received such Award. Such records of the Company or such agent shall be binding on all Participants who receive Restricted Stock Awards evidenced in such manner. The holding of Shares of Restricted Stock by the Company or such an escrow holder, or the use of book entries to evidence the ownership of Shares of Restricted Stock, in accordance with this Section 8.6, shall not affect the rights of Participants as owners of the Shares of Restricted Stock awarded to them, nor affect the restrictions applicable to such Shares under the Award Agreement or the Plan, including the Period of Restriction.

8.7    Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock shall be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units.

8.8    Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be credited with any cash dividends paid with respect to such Shares while they are so held, unless determined otherwise by the Committee and set forth in the Award Agreement. The Committee may apply any restrictions to such dividends that the Committee deems appropriate. Except as set forth in the Award Agreement, in the event of (a) any adjustment as provided in Section 4.2, or (b) any shares or securities are received as a dividend, or an extraordinary dividend is paid in cash, on Shares of Restricted Stock, any new or additional Shares or securities or any extraordinary dividends paid in cash received by a recipient of Restricted Stock shall be subject to the same terms and conditions, including the Period of Restriction, as it relates to the original Shares of Restricted Stock.

8.9    Termination of Employment or Service. Except as otherwise provided in this Section 8.9, during the Period of Restriction, any Restricted Stock Units and/or Shares of Restricted Stock held by a Participant shall be forfeited and revert to the Company (or, if Shares of Restricted Stock were sold to the Participant, the Participant shall be required to resell such Shares to the Company at cost) upon the Participant’s Termination or the failure to meet or satisfy any applicable performance goals or other terms, conditions and restrictions to the extent set forth in the applicable Award Agreement. Each applicable Award Agreement shall set forth the extent to which, if any, the Participant shall have the right to retain Restricted Stock Units and/or Shares of Restricted Stock, then subject to the Period of Restriction, following such Participant’s Termination. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the applicable Award Agreement, need not be uniform among all such Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for, or circumstances of, such Termination.

ARTICLE IX

PERFORMANCE UNITS, PERFORMANCE SHARES, AND CASH-BASED AWARDS

9.1    Grant of Performance Units, Performance Shares and Cash-Based Awards. Subject to the terms of the Plan, Performance Units, Performance Shares, and/or Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee, in accordance with the Plan. A Performance Unit, Performance Share or Cash-Based Award entitles the Participant who receives such Award to receive Shares or cash upon the attainment of performance goals and/or satisfaction of other terms and conditions determined by the Committee when the Award is granted and set forth in the Award Agreement. Such entitlements of a Participant with respect to the Participant’s outstanding Performance Unit, Performance Share or Cash-Based Award shall be reflected by a bookkeeping entry in the records of the Company, unless otherwise provided by the Award Agreement.

9.2    Value of Performance Units, Performance Shares, and Cash-Based Awards. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. Each Cash-Based Award shall have a value as shall be determined by the Committee. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units and Performance Shares and Cash-Based Awards that will be paid out to the Participant.

9.3    Earning of Performance Units, Performance Shares, and Cash-Based Awards. Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Units, Performance Shares or Cash-Based Awards shall be entitled to receive payment on the number and value of Performance Units, Performance Shares or Cash-Based Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals and/or other terms and conditions have been achieved or satisfied. The Committee shall determine the extent to which any such pre-established performance goals and/or other terms and conditions of a Performance Unit, Performance Share or Cash-Based Award are attained or not attained following conclusion of the applicable Performance Period. The Committee may, in its discretion, waive any such performance goals and/or other terms and conditions relating to any such Award.

9.4    Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. The measures which constitute the performance goals may, at the discretion of the Committee, be based on pro forma numbers and may, as the Committee specifies, either include or exclude the effect of payment of the bonuses under the Plan or any other bonus plans of the Company. The performance goals may differ from Participant to Participant. In establishing a performance goal, the Committee may provide that the attainment of the performance goal shall be measured by appropriately adjusting the evaluation of the performance goal performance to exclude (i) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, or (ii) the effect of any changes in accounting principles affecting the Company’s or a business unit’s reported results.

9.5    Form and Timing of Payment of Performance Units, Performance Shares, and Cash-Based Awards. Payment of earned Performance Units, Performance Shares, and Cash-Based Awards shall be as determined by the Committee and as set forth in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units, Performance Shares, and Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units, Performance Shares, or Cash-Based Awards as soon as practicable after the end of the Performance Period and following the Committee’s determination of actual performance against the performance goals and/or other terms and conditions established by the Committee. Such Shares may be granted subject to any restrictions imposed by the Committee, including pursuant to Section 20.9. The determination of the Committee with respect to the form of payment of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.6    Rights as a Stockholder. A Participant receiving a Performance Unit, Performance Share or Cash-Based Award shall have the rights of a stockholder only as to Shares, if any, actually received by the Participant upon satisfaction or achievement of the terms and conditions of such Award and not with respect to Shares subject to the Award but not actually issued to such Participant.

9.7    Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units, Performance Shares, and/or Cash-Based Award following such Participant’s Termination. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the applicable Award Agreement, need not be uniform among all such Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for Termination.

9.8    Prior Section 162(m). Notwithstanding anything to the contrary herein, no provision of the Plan is intended to result in non-deductibility of Awards that were intended to be deductible in accordance with Prior Section 162(m), and any Awards granted under the Prior Plan and that are outstanding as of the date the amendment and restatement of the Plan shall remain subject to the Prior Plan to the extent necessary to comply with Code Section 162(m). The Company intends to avail itself of transition relief applicable to such Awards, if any, in connection with Code Section 162(m) (including, without limitation, in accordance with the Section 162(m) Grandfathering) to the maximum extent permitted by regulations and other guidance promulgated to implement such transition relief. The determination by the Company regarding whether transition relief is available shall be made in its sole discretion.

ARTICLE X

OTHER STOCK-BASED AWARDS

10.1    Other Stock-Based Awards. The Committee may grant types of equity-based or equity-related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted Shares), in such amounts (subject to Article IV) and subject to such terms and conditions, as the Committee shall determine. Such Other Stock-Based Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.2    Value of Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion, and any such performance goals shall be set forth in the applicable Award Agreement. If the Committee exercises its discretion to establish performance goals, the number and/or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which such performance goals are met.

10.3    Payment of Other Stock-Based Awards. Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, as set forth in the Award Agreement, in cash or Shares as the Committee determines.

10.4    Termination of Employment or Service. The Committee shall determine the extent to which the Participant shall have the right to receive Other Stock-Based Awards following the Participant’s Termination. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in the applicable Award Agreement, but need not be uniform among all Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for Termination.

ARTICLE XI

DIVIDEND EQUIVALENTS

11.1    Dividend Equivalents. Unless otherwise provided by the Committee, no adjustment shall be made in the Shares issuable or taken into account under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares prior to issuance of such Shares under such Award. The Committee may grant Dividend Equivalents based on the dividends declared on Shares that are subject to any Award, including any Award the payment or settlement of which is deferred pursuant to Section 20.6. Dividend Equivalents may be credited as of the dividend payment dates, during the period between the date the Award is granted and the date the Award becomes payable or terminates or expires. Dividend Equivalents may be subject to any limitations and/or restrictions determined by the Committee. Dividend Equivalents granted with respect to Performance Units and/or Performance Shares shall only be paid when and to the extent such Award(s) are otherwise earned in accordance with their terms. Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time, and shall be paid at such times, as may be determined by the Committee.

ARTICLE XII

VESTING LIMITATIONS

12.1    Full Value Award Vesting Limitations. Notwithstanding any other provision of this Plan to the contrary, Full Value Awards made to Employees, Directors or Consultants shall become vested over a period of not less than three (3) years (or, in the case of vesting based upon the attainment of performance goals or other performance-based objectives, over a period of not less than one (1) year measured from the commencement of the period over which performance is evaluated) following the date the Award is made; provided, however, that, notwithstanding the foregoing, (a) the Committee may provide that such vesting restrictions may lapse or be waived upon the Participant’s death, Disability, retirement, any other specified Termination or the consummation of a Change of Control and (b) Full Value Awards that result in the issuance of an aggregate of up to 5% of the Shares available pursuant to Section 4.1 may be granted to any one or more Participants without respect to such minimum vesting provisions.

ARTICLE XIII

TRANSFERABILITY OF AWARDS; BENEFICIARY DESIGNATION

13.1    Transferability of Incentive Stock Options. No ISO or Tandem SAR granted in connection with an ISO may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or in accordance with Section 13.3. Further, all ISOs and Tandem SARs granted in connection with ISOs granted to a Participant shall be exercisable during the Participant’s lifetime only by such Participant.

13.2    All Other Awards. Except as otherwise provided in Section 8.5 or Section 13.3 or a Participant’s Award Agreement or otherwise determined at any time by the Committee, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability, subject to Section 13.1 and any applicable Period of Restriction; provided further, however, that no Award may be transferred for value or other consideration except in accordance with applicable laws and regulations. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, or unless the Committee decides to permit further transferability, subject to Section 13.1 and any applicable Period of Restriction, all

Awards granted to a Participant under the Plan, and all rights with respect to such Awards, shall be exercisable or available during the Participant’s lifetime only by or to such Participant. With respect to those Awards, if any, that are permitted to be transferred to another individual, references in the Plan to exercise or payment related to such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee. In the event any Award is exercised by or otherwise paid to the executors, administrators, heirs or distributees of the estate of a deceased Participant, or such a Participant’s beneficiary, or the transferee of an Award, in any such case, pursuant to the terms and conditions of the Plan and the applicable Award Agreement and in accordance with such terms and conditions as may be specified from time to time by the Committee, the Company shall be under no obligation to issue Shares thereunder unless and until the Company is satisfied, as determined in the discretion of the Committee, that the person or persons exercising such Award, or to receive such payment, are the duly appointed legal representative of the deceased Participant’s estate or the proper legatees or distributees thereof or the named beneficiary of such Participant, or the valid transferee of such Award, as applicable. Any purported assignment, transfer or encumbrance of an Award that does not comply with this Section 13.2 shall be void and unenforceable against the Company.

13.3    Beneficiary Designation. At the Committee’s discretion, the Committee may permit a Participant to name a beneficiary or beneficiaries who shall be permitted to exercise the Participant’s Option or SAR or to whom any benefit under the Plan is to be paid in case of the Participant’s death before the Participant fully exercises the Participant’s Option or SAR or receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime and permitted by the Committee in its discretion. In the absence of any such beneficiary designation, a Participant’s unexercised Option or SAR, or amounts due but remaining unpaid to such Participant, at the Participant’s death, shall be exercised or paid as designated by the Participant by will or by the laws of descent and distribution.

ARTICLE XIV

RIGHTS OF PARTICIPANTS

14.1    Rights or Claims. No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and any applicable Award Agreement. Unless the Committee determines otherwise, a Participant shall not have any rights as a stockholder with respect to Shares covered by an Award until the date the Participant becomes the holder of record with respect to such Shares. The liability of the Company and any Subsidiary or Affiliate under the Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of the Plan may be construed to impose any further or additional duties, obligations, or costs on the Company, any Subsidiary or any Affiliate thereof or the Board or the Committee not expressly set forth in the Plan. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award, or to all Awards, or as are expressly set forth in the Award Agreement evidencing such Award. Without limiting the generality of the foregoing, neither the existence of the Plan nor anything contained in the Plan or in any Award Agreement shall be deemed to:

(a) Give any Employee or Non-Employee Director the right to be retained in the service of the Company, an Affiliate, and/or a Subsidiary, whether in any particular position, at any particular rate of compensation, for any particular period of time or otherwise;

(b) Restrict in any way the right of the Company, an Affiliate, and/or a Subsidiary to terminate, change or modify any Employee’s employment or any Non-Employee Director’s service as a Director at any time with or without Cause;

(c) Confer on any Consultant any right of continued relationship with the Company, an Affiliate, and/or a Subsidiary, or alter any relationship between them, including any right of the Company or an Affiliate or Subsidiary to terminate, change or modify its relationship with a Consultant;

(d) Constitute a contract of employment or service between the Company or any Affiliate or Subsidiary and any Employee, Non-Employee Director, or Consultant, nor shall it constitute a right to remain in the employ or service of the Company or any Affiliate or Subsidiary;

(e) Give any Employee, Non-Employee Director or Consultant the right to receive any bonus, whether payable in cash or in Shares, or in any combination thereof, from the Company, an Affiliate, and/or a Subsidiary, nor be construed as limiting in any way the right of the Company, an Affiliate, and/or a Subsidiary to determine, in its sole discretion, whether or not it shall pay any Employee, Non-Employee Director, or Consultant bonuses, and, if so paid, the amount thereof and the manner of such payment; or

(f) Give any Participant any rights whatsoever with respect to an Award except as specifically provided in the Plan and the Award Agreement.

14.2    No Effects on Benefits. Payments and other compensation received by a Participant under an Award are not part of such Participant’s normal or expected compensation or salary for any purpose, including calculating termination, indemnity, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments under any laws, plans, contracts, policies, programs, arrangements or otherwise. No claim or entitlement to compensation or damages arises from the termination of the Plan or diminution in value of any Award or Shares purchased or otherwise received under the Plan.

ARTICLE XV

CHANGE OF CONTROL

15.1    Treatment of Outstanding Awards. In the event of a Change of Control, unless otherwise specifically prohibited by any applicable laws, rules or regulations or otherwise provided in any applicable Award Agreement, as in effect prior to the occurrence of the Change of Control, specifically with respect to a Change of Control:

(a) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Award Agreement or by resolution adopted prior to the occurrence of such Change of Control, that any Awards which are outstanding shall, as applicable and in whole or in part, become vested, non-forfeitable, and/or exercisable; have the restrictions, performance goals, Period of Restriction or other conditions applicable to such Awards be canceled, terminated or deemed achieved or have any restrictions on transfer, sale assignment, pledge or other disposition (including with respect to Shares issuable under such Award) lapse and/or that any Award the payment or settlement of which was deferred under Section 20.6 or otherwise may be paid or distributed immediately prior to the Change of Control, subject to Section 17.5. Without limiting the foregoing, in its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Award Agreement or by resolution adopted prior to the occurrence of such Change of Control, that the target payment opportunities attainable under any outstanding Awards of Performance Units, Performance Shares, Cash-Based Awards, and other Awards shall be deemed to have been fully or partially earned for any Performance Period(s), immediately prior to the effective date of the Change of Control.

(b) In its discretion and in accordance with the terms of the Plan, provide that all or certain Awards be Assumed or Replaced. In the event that an Award is not Assumed or Replaced, or in the event of a liquidation of the Company, then such Award shall, as applicable, become fully vested, non-forfeitable, and/or exercisable; have the restrictions, performance goals, Period of Restriction or other conditions applicable to such Award canceled, terminated or deemed achieved or have any restrictions on transfer, sale assignment, pledge or other disposition (including with respect to Shares issuable under such Award) lapse immediately prior to the Change of Control and the target payment opportunities under such outstanding Award of Performance Units, Performance Shares, Cash-Based Awards or other Award shall be deemed to have been fully earned for the entire Performance Period(s) immediately prior to the Change of Control. Further, unless otherwise provided in any applicable Award Agreement, as in effect prior to the occurrence of the Change of Control, if a Participant with respect to whom an Award has been Assumed or Replaced incurs a

Termination, either by the Company, an Affiliate or a Subsidiary without Cause or by the Participant for Good Reason (a “Terminated Participant”), after the Change of Control, then subject to Section 15.1(b)(i) all outstanding Awards that are held by such Terminated Participant, as the case may be, shall become fully vested, non-forfeitable, and/or exercisable; have the restrictions, performance goals, Period of Restriction or other conditions applicable to such Award canceled, terminated or deemed achieved or have any restrictions on transfer, sale assignment, pledge or other disposition (including with respect to Shares issuable under such Award) lapse immediately prior to the Change of Control.

(i) Notwithstanding Section 15.1(b), with respect to outstanding Awards of Performance Units, Performance Shares, Cash-Based Awards or other Awards, the target payment opportunities under such outstanding Awards of Performance Units, Performance Shares, Cash-Based Awards or other Award shall be deemed to have been fully earned for the entire Performance Period(s) immediately prior to the Change of Control, in each case immediately preceding, or upon the occurrence of the failure to assume or replace such Awards or upon a Termination described in Section 15.1(b) and (I) there shall be paid out to each Participant holding such an Award denominated in Shares, not later than five (5) days prior to the effective date of the Change of Control, in the case of such Awards that are not Assumed or Replaced, or upon the occurrence of such Termination, in the case of a Termination described in Section 15.1(b), a pro rata number of Shares (or the equivalent Fair Market Value thereof, as determined by the Committee, in cash) based upon an assumed achievement of all relevant targeted performance goals, unless actual performance exceeds the target, in which case actual performance shall be used, and upon the length of time within the Performance Period which has elapsed prior to the Change of Control or such Termination, as the case may be, and (II) Awards denominated in cash shall be paid pro rata to the applicable Participant or Participants in cash within thirty (30) days following the effective date of the Change of Control, in the case of such Awards that are not Assumed or Replaced, or within thirty (30) days following the occurrence of such Termination, in the case of a Termination described in Section 15.1(b), with the pro-ration determined as a function of the length of time within the Performance Period which has elapsed prior to the Change of Control or Termination, as the case may be, and based on an assumed achievement of all relevant targeted performance goals, unless actual performance exceeds the target, in which case actual performance shall be used.

(c) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Award Agreement applicable to any Award or by resolution adopted prior to the occurrence of the Change of Control, that any outstanding Award shall be adjusted by substituting for each Share subject to such Award immediately prior to the transaction resulting in the Change of Control the consideration (whether stock or other securities of the surviving corporation or any successor corporation to the Company, or a parent or subsidiary thereof, or that may be issuable by another corporation that is a party to the transaction resulting in the Change of Control) received in such transaction by holders of Shares for each Share held on the closing or effective date of such transaction, in which event the aggregate Option Price or Grant Price, as applicable, of the Award shall remain the same; provided, however, that if such consideration received in such transaction is not solely stock of a successor, surviving or other corporation, the Committee may provide for the consideration to be received upon exercise or payment of an Award, for each Share subject to such Award, to be solely stock or other securities of the successor, surviving or other corporation, as applicable, equal in fair market value, as determined by the Committee, to the per-Share consideration received by holders of Shares in such transaction.

(d) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Award Agreement applicable to any Award or by resolution adopted prior to the occurrence of the Change of Control, that any outstanding Award (or portion thereof) shall be converted into a right to receive cash, on or as soon as practicable following the closing date or expiration date of the transaction resulting in the Change of Control in an amount equal to the highest value of the consideration to be received in connection with such transaction for one Share, or, if higher, the highest Fair Market Value of a Share during the thirty (30) consecutive business days immediately prior to the closing date or expiration date of such transaction, less the per-Share Option Price, Grant Price or outstanding unpaid purchase price, as applicable to the Award, multiplied by the number of Shares subject to such Award, or the applicable portion thereof.

(e) The Committee may, in its discretion, provide that an Award can or cannot be exercised after, or will otherwise terminate or not terminate as of, a Change of Control.

15.2    No Implied Rights; Other Limitations. No Participant shall have any right to prevent the consummation of any of the acts described in Section 4.2 or 15.1 affecting the number of Shares available to, or other entitlement of, such Participant under the Plan or such Participant’s Award. Any actions or determinations of the Committee under this Article XV need not be uniform as to all outstanding Awards, nor treat all Participants identically. Notwithstanding the adjustments described in Section 15.1, in no event may any Option or SAR be exercised after ten (10) years from the date it was originally granted, and any changes to ISOs pursuant to this Article XV shall, unless the Committee determines otherwise, only be effective to the extent such adjustments or changes do not cause a “modification” (within the meaning of Code Section 424(h)(3)) of such ISOs or adversely affect the tax status of such ISOs.

15.3    Termination, Amendment, and Modifications of Change of Control Provisions. Notwithstanding any other provision of the Plan (but subject to the provisions of Section 15.1, the last sentence of Section 16.1 and Section 16.2) or any Award Agreement provision, the provisions of this Article XV may not be terminated, amended, or modified on or after the date of a Change of Control to materially impair any Participant’s Award theretofore granted and then outstanding under the Plan without the prior written consent of such Participant.

ARTICLE XVI

AMENDMENT, MODIFICATION, AND TERMINATION

16.1    Amendment, Modification, and Termination. The Board may, at any time and with or without prior notice, amend, alter, suspend, or terminate the Plan, and the Committee may, to the extent permitted by the Plan, amend the terms of any Award theretofore granted, including any Award Agreement, in each case, retroactively or prospectively; provided, however, that the Board shall obtain approval of the Company’s stockholders for any amendment that would require such approval in order to satisfy the requirements of any rules of the stock exchange on which the Shares are traded or other applicable law, including, without limitation, any requirements under the Code relating to ISOs.

In addition, (A) no such amendment, alteration, suspension or termination of the Plan or any Award theretofore granted, including any Award Agreement, shall be made which would materially impair the previously accrued rights of a Participant under any outstanding Award without the written consent of such Participant, provided, however, that the Board may amend or alter the Plan and the Committee may amend or alter any Award, including any Award Agreement, either retroactively or prospectively, without the consent of the applicable Participant, (x) so as to preserve or come within any exemptions from liability under Section 16(b) of the Exchange Act, pursuant to the rules and releases promulgated by the U.S. Securities and Exchange Commission (including Rule 16b-3), or (y) if the Board or the Committee determines in its discretion that such amendment or alteration either (I) is required or advisable for the Company, the Plan or the Award to satisfy, comply with or meet the requirements of any law, regulation, rule or accounting standard or (II) is not reasonably likely to significantly diminish the benefits provided under such Award, or that such diminishment has been or will be adequately compensated and (B) except as is provided in Section 4.2, but notwithstanding any other provisions of the Plan, neither the Board nor the Committee may take any action: (1) to amend the terms of an outstanding Option or SAR to reduce the Option Price or Grant Price thereof, cancel an Option or SAR and replace it with a new Option or SAR with a lower Option Price or Grant Price, or that has an economic effect that is the same as any such reduction or cancellation; or (2) to cancel an outstanding Option or SAR having an Option Price or Grant Price above the then-current Fair Market Value of the Shares in exchange for cash or for the grant of another type of Award, without, in each such case, first obtaining approval of the stockholders of the Company of such action.

For the avoidance of doubt, the amendment and restatement of the Plan effective as of the Effective Date shall not materially impair the previously accrued rights of a Participant under any Award outstanding as of the

Effective Date without the written consent of such Participant. To the extent the Committee determines any provision of the Plan as amended and restated effective as of the Effective Date materially impairs the previously accrued rights of a Participant under any Award outstanding as of the Effective Date without such Participant’s consent, the relevant provision of the Plan as in effect immediately prior to the Effective Date shall apply with respect to such Participant and/or Award.

16.2    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Board or the Committee shall make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or non-recurring events (including the events described in Section 4.2) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Board or the Committee determines that such adjustments are necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Any such adjustment with respect to an Award intended to be an ISO shall be made only to the extent consistent with such intent, unless the Board or the Committee determines otherwise. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

ARTICLE XVII

TAX WITHHOLDING AND OTHER TAX MATTERS

17.1    Tax Withholding. The Company and/or any Subsidiary or Affiliate are authorized to withhold from any Award granted or payment due under the Plan the amount of all federal, state, local and non-United States taxes due in respect of such Award or payment and take any such other action as may be necessary or appropriate, as determined by the Committee, to satisfy all obligations for the payment of such taxes. The recipient of any payment or distribution under the Plan shall make arrangements satisfactory to the Company, as determined in the Committee’s discretion, for the satisfaction of any tax obligations that arise by reason of any such payment or distribution. The Company shall not be required to make any payment or distribution under or relating to the Plan or any Award until such obligations are satisfied or such arrangements are made, as determined by the Committee in its discretion.

17.2    Withholding or Tendering Shares. Without limiting the generality of Section 17.1, the Committee may in its discretion permit a Participant to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to an Award by: (a) electing to have the Company withhold Shares or other property otherwise deliverable to such Participant pursuant to the Participant’s Award (provided, however, that the amount of any Shares so withheld shall not exceed the sum of all statutory maximum rates in the Participant’s applicable jurisdiction with respect to the Award, as determined by the Company ) and/or (b) tendering to the Company Shares owned by such Participant (or by such Participant and the Participant’s spouse jointly) and purchased or held for the requisite period of time as may be required to avoid the Company’s or the Affiliates’ or Subsidiaries’ incurring an adverse accounting charge, based, in each case, on the Fair Market Value of the Shares on the payment date as determined by the Committee. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. Notwithstanding the foregoing, the amount that shall be withheld with respect to an Award shall be, in the Committee’s discretion, the minimum tax or social insurance obligations required by law to be withheld in respect of Awards, or, if applicable, such other withholding amount (a “Greater Amount”) as mutually agreed upon by the Company and the Participant, up to the sum of all applicable statutory maximum rates (provided, in the case of a Participant who is an “officer” of the Company as defined in Rule 16a-1(f) promulgated pursuant to the Exchange Act (or any successor rule), that such other amount is approved in advance by the Committee or the Board).

17.3    Special ISO Obligations. The Committee may require a Participant to give prompt written notice to the Company concerning any disposition of Shares received upon the exercise of an ISO within: (i) two (2) years from the date of granting such ISO to such Participant or (ii) one (1) year from the transfer of such Shares to such Participant or (iii) such other period as the Committee may from time to time determine. The Committee may direct that a Participant with respect to an ISO undertake in the applicable Award Agreement to give such written notice described in the preceding sentence, at such time and containing such information as the Committee may prescribe, and/or that the certificates evidencing Shares acquired by exercise of an ISO refer to such requirement to give such notice.

17.4    Section 83(b) Election. If a Participant makes an election under Code Section 83(b) to be taxed with respect to an Award as of the date of transfer of Shares rather than as of the date or dates upon which the Participant would otherwise be taxable under Code Section 83(a), such Participant shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service. Neither the Company nor any Subsidiary or Affiliate shall have any liability or responsibility relating to or arising out of the filing or not filing of any such election or any defects in its construction.

17.5    No Guarantee of Favorable Tax Treatment. The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Code Section 409A, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Granted Awards may be modified at any time, in the Committee’s discretion, so as to increase the likelihood of exemption from or compliance with the rules of Code Section 409A. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Code Section 409A, if a Participant experiences a Termination that is not a Separation from Service, no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a Separation from Service. Any payments described in the Plan that are due within the “short-term deferral” period as defined in Code Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates or any of its Subsidiaries) are payable upon a Separation from Service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Code Section 409A, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such Separation from Service (or death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Code Section 409A. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Code Section 409A and makes no undertaking to preclude Code Section 409A from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Code Section 409A.

ARTICLE XVIII

LIMITS OF LIABILITY; INDEMNIFICATION

18.1    Limits of Liability.

(a) Any liability of the Company or a Subsidiary or Affiliate to any Participant with respect to any Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

(b) None of the Company, any Subsidiary, any Affiliate, any member of the Board or the Committee or any employees, stockholders, directors, or associates of the Company, any Subsidiary, or its Affiliates shall be liable for any action or determination made in good faith with respect to the Plan or any Award thereunder.

(c) Each member of the Committee who is concurrently serving as a Director shall be considered to be acting in such member’s capacity as a director of the Company. Members of the Board of Directors and members of the Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel.

(d) The Company shall not be liable to a Participant or any other person as to: (i) the non-issuance of Shares as to which the Company has been unable to obtain from any regulatory body having relevant jurisdiction the authority deemed by the Committee or the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Option or other Award.

18.2    Indemnification. Subject to the requirements of Delaware law, each individual who is or shall have been a member of the Committee or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article III, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such individual in connection with or resulting from any claim, action, suit, or proceeding to which such individual may be a party or in which such individual may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such individual in settlement thereof, with the Company’s approval, or paid by such individual in satisfaction of any judgment in any such action, suit, or proceeding against such individual, provided such individual shall give the Company an opportunity, at its own expense, to handle and defend the same before such individual undertakes to handle and defend it on such individual’s own behalf, unless such loss, cost, liability, or expense is a result of such individual’s own willful misconduct or except as provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individual may be entitled under the Company’s Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify or hold harmless such individual.

ARTICLE XIX

SUCCESSORS

19.1    General. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE XX

MISCELLANEOUS

20.1    Drafting Context; Captions. Except where otherwise indicated by the context, the plural shall include the singular and the singular shall include the plural. The words “Article,” “Section,” and “paragraph” herein shall refer to provisions of the Plan, unless expressly indicated otherwise. The words “include,” “includes,” and “including” herein shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import, unless the context otherwise requires. The headings and captions appearing herein are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of the Plan.

20.2    Forfeiture Events.

(a) Notwithstanding any provision of the Plan to the contrary, the Committee shall have the authority to determine (and may so provide in any Award Agreement) that a Participant’s (including the Participant’s estate’s, beneficiary’s or transferee’s) rights (including the right to exercise any Option or SAR), payments, and benefits with respect to any Award shall be subject to reduction, cancellation, forfeiture, or recoupment (to the extent permitted by applicable law) in the event of the Participant’s Termination for Cause or due to voluntary resignation; serious misconduct; violation of the Company’s or a Subsidiary’s or Affiliate’s policies; breach of fiduciary duty; unauthorized disclosure of any trade secret or confidential information of the Company or a Subsidiary or Affiliate; breach of applicable non-competition, non-solicitation, confidentiality or other restrictive covenants; or other conduct or activity that is in competition with the business of the Company or any Subsidiary or Affiliate, or otherwise detrimental to the business, reputation or interests of the Company and/or any Subsidiary or Affiliate; or upon the occurrence of certain events specified in the applicable Award Agreement (in any such case, whether or not the Participant is then an Employee, Non-Employee Director, or Consultant). The determination of whether a Participant’s conduct, activities, or circumstances are described in the immediately preceding sentence shall be made by the Committee in its good faith discretion. Following such a determination, the Committee shall be permitted to exercise its rights and remedies with respect to the treatment of any outstanding Awards or any portion of such outstanding Awards, including, without limitation, suspending the exercise, payment, delivery, or settlement of a Participant’s outstanding Awards, withholding or rescinding any such Awards, or demanding repayment for any cash proceeds that may have been distributed to a Participant in respect of any such Awards, or any other similar action.

(b) If the Company is required to prepare an accounting restatement (x) due to the material non-compliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if a Participant knowingly or grossly negligently engaged in such misconduct, or knowingly or grossly negligently failed to prevent such misconduct, or if a Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve (12)-month period following the first public issuance or filing with the U.S. Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement, and (y) the Committee may in its discretion provide that if the amount earned under any Participant’s Award is reduced by such restatement, such Participant shall reimburse the Company the amount of any such reduction previously paid in settlement of such Award.

20.3    Severability. In the event any provision of the Plan shall be unenforceable or invalid for any reason, the unenforceability or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the unenforceable or invalid provision had not been included.

20.4    Leave of Absence. Awards held by a Participant who is an Employee on an approved leave of absence shall continue to vest in accordance with their terms during the leave of absence as if the Participant was an active employee unless otherwise agreed to in writing between the Company and the Participant or otherwise set forth in the Award Agreement; provided, however, in the event of an ISO, such leave of absence shall not exceed ninety (90) days unless reemployment is guaranteed by law or contract.

20.5    Exercise and Payment of Awards. An Award shall be deemed exercised or claimed when the Secretary of the Company or any other Company official or other person designated by the Committee for such purpose receives appropriate written notice from a Participant, in form acceptable to the Committee, together with payment of the applicable Option Price, Grant Price or other purchase price, if any, and compliance with Article XVII, in accordance with the Plan and such Participant’s Award Agreement.

20.6    Deferrals. To the extent provided in the Award Agreement, the Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the lapse or waiver of the Period of Restriction or other restrictions with respect to Restricted Stock or the payment or satisfaction of Restricted Stock Units, Performance Units, Performance Shares, Cash-Based Awards or Other Stock-Based Awards. If any such deferral election is required or permitted, (a) such deferral shall represent an unfunded and unsecured obligation of the Company and shall not confer the rights of a stockholder unless and until Shares are issued thereunder; (b) the number of Shares subject to such deferral shall, until settlement thereof, be subject to adjustment pursuant to Section 4.2; and (c) the Committee shall establish rules and procedures for such deferrals and payment or settlement thereof, which may be in cash, Shares or any combination thereof, and such deferrals may be governed by the terms and conditions of any deferred compensation plan of the Company or Affiliate specified by the Committee for such purpose.

20.7    No Effect on Other Plans. Neither the adoption of the Plan nor anything contained herein shall affect any other compensation or incentive plans or arrangements of the Company or any Subsidiary or Affiliate, or prevent or limit the right of the Company or any Subsidiary or Affiliate to establish any other forms of incentives or compensation for their directors, officers, eligible employees or consultants or grant or assume options or other rights otherwise than under the Plan.

20.8    Section 16 of Exchange Act. Unless otherwise stated in the Award Agreement, notwithstanding any other provision of the Plan, any Award granted to an Insider shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3) that are requirements for the application of such exemptive rule, and the Plan and the Award Agreement shall be deemed amended to the extent necessary to conform to such limitations.

20.9    Requirements of Law; Limitations on Awards.

(a) The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(b) If at any time the Committee shall determine, in its discretion, that the listing, registration, and/or qualification of Shares upon any securities exchange or under any state, federal or non-United States law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the grant, settlement, sale or purchase of Shares hereunder, the Company shall have no obligation to allow the grant, exercise or payment of any Award, or to issue or deliver evidence of title for Shares issued under the Plan, in whole or in part, unless and until such listing, registration, qualification, consent, and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

(c) If at any time counsel to the Company shall be of the opinion that any sale or delivery of Shares pursuant to an Award is or may be in the circumstances unlawful or result in the imposition of excise taxes on the Company or any Subsidiary or Affiliate under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act, or otherwise with respect to Shares or Awards and the right to exercise or payment of any Option or Award shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company or any Subsidiary or Affiliate.

(d) Upon termination of any period of suspension under this Section 20.9(d), any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all Shares available before such suspension and as to the Shares which would otherwise have become available during the period of such suspension, but no suspension shall extend the term of any Award.

(e) The Committee may require each person receiving Shares in connection with any Award under the Plan to represent and agree with the Company in writing that such person is acquiring such Shares for investment without a view to the distribution thereof, and/or provide such other representations and agreements as the Committee may prescribe. The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the Shares purchasable or otherwise receivable by any person under any Award as it deems appropriate. Any such restrictions shall be set forth in the applicable Award Agreement, and the certificates evidencing such Shares may include any legend that the Committee deems appropriate to reflect any such restrictions.

(f) An Award and any Shares received upon the exercise or payment of an Award shall be subject to such other transfer and/or ownership restrictions and/or legending requirements as the Committee may establish in its discretion and may be referred to on the certificates evidencing such Shares, including restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

20.10    Participants Deemed to Accept Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan.

20.11    Governing Law. Except as to matters concerning the issuance of Shares or other matters of corporate governance, which shall be determined, and related Plan and Award provisions, which shall be construed, under the laws of Delaware, the Plan and each Award Agreement shall be governed by the laws of the state set forth in the Award Agreement, or if no such governing law is set forth in an Award Agreement then the laws of the State of California, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, Participants are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the State of California, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

20.12    Plan Unfunded. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of Shares or the payment of cash upon exercise or payment of any Award. Proceeds from the sale of Shares pursuant to Awards granted under the Plan shall constitute general funds of the Company.

20.13    Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may nevertheless be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

20.14    No Fractional Shares. An Option or other Award shall not be exercisable with respect to a fractional Share. No fractional Shares shall be issued upon the exercise or payment of an Option or other Award.

20.15    Participants Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws or practices of countries other than the United States in which the Company, any Affiliate, and/or any Subsidiary operates or has Employees, Non-Employee Directors or Consultants, the Committee, in its sole discretion, shall have the power and authority to:

(a) Determine which Affiliates and Subsidiaries shall be covered by the Plan;

(b) Determine which Employees, Non-Employee Directors and/or Consultants outside the United States are eligible to participate in the Plan;

(c) Grant Awards (including substitutes for Awards), and modify the terms and conditions of any Awards, on such terms and conditions as the Committee determines necessary or appropriate to permit participation in the Plan by individuals otherwise eligible to so participate who are non-United States nationals or employed outside the United States, or otherwise to comply with applicable non-United States laws or conform to applicable requirements or practices of jurisdictions outside the United States;

(d) Establish subplans and adopt or modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 20.15(d) by the Committee shall be attached to the Plan as appendices; and

(e) Take any action, before or after an Award is made, that the Committee, in its discretion, deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate any applicable law.

ANNEX B

SPECIAL MEETING AMENDMENT SUBMITTED FOR

STOCKHOLDER APPROVAL

Set forth below is the text of the provision of our Certificate proposed to be amended by proposal 5. Additions are indicated by underlining and bolded text and deletions are indicated by strike-through.

PROPOSED AMENDMENT TO ARTICLE VI

Section 6.1    Meetings of Stockholders. Any action required or permitted to be taken by the holders of Common Stock must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called ~~only by or at the direction of the Board, the Chairman of the Board (or any Co-Chairman, if applicable) or the Chief Executive Officer of the Corporation~~ as set forth in the Corporation’s Bylaws.

B-1

ANNEX C

ADDITIONAL SPECIAL MEETING BYLAW AMENDMENTS

If stockholders approve the Proposal Amendment by the requisite vote, we will file with the Secretary of State of the State of Delaware a Certificate of Amendment to the Certificate setting forth the Proposed Amendment shortly following the annual meeting, and the Bylaws will be amended to specify the procedures for stockholder-requested special meetings, by adding the language substantially in the form set forth below.

Section 2.4    Special Meetings of Stockholders

(a) Subject to the rights of the holders of any class or series of preferred stock of the Corporation, special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called at any time only by or at the direction of the Board, the Chairperson of the Board or the Chief Executive Officer of the Corporation~~. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.~~ or in accordance with Section 2.4(b). Unless otherwise required by law, notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not fewer than ten (10) nor more than sixty (60) calendar days before the date of the meeting, to each stockholder entitled to vote at such meeting.

(b) ~~Unless otherwise required by law, notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not fewer than ten (10) nor more than sixty (60) calendar days before the date of the meeting, to each stockholder entitled to vote at such meeting.~~ A special meeting of stockholders shall be called by the Secretary of the Corporation upon written request (a “Special Meeting Request”) of one or more stockholders of record (or their duly authorized agents) who, at the time such request is delivered, Own (as defined in Section 2.17(c)(i)-(ii) of these Bylaws), or are acting on behalf of persons who Own, and, in each case, who have Owned continuously for at least one year not less than 15% of the voting power of all outstanding shares of Class A Common Stock of the Corporation (the “Requisite Percentage”) (measured as of the Requisite Percentage Solicitation Record Date as defined in Section 2.4(b)(iv) of these Bylaws, if applicable), and who have complied in full with these Bylaws.

(i) A Special Meeting Request must be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation by one or more stockholders of record (or their duly authorized agents). A Special Meeting Request shall be valid only if it is signed and dated by each stockholder of record submitting the Special Meeting Request and the beneficial owners, if any, on whose behalf the Special Meeting Request is being made (or their duly authorized agents) (each, a “Requesting Stockholder”), and the Requesting Stockholders (A) at the time the Special Meeting Request is delivered, Own or are acting on behalf of persons who Own and, in each case, who have Owned continuously for at least one year, the Requisite Percentage (measured as of the Requisite Percentage Solicitation Record Date, if applicable); (B) shall not revoke such Special Meeting Request; and (C) shall continue to Own not less than the Requisite Percentage through the date of the special meeting; provided that, notwithstanding the foregoing, one or more Special Meeting Requests that have been obtained by an Initiating Stockholder (as defined below) pursuant to a Requisite Percentage Solicitation under Section 2.4(b)(iv) of these Bylaws only need to evidence that the stockholders of record or the beneficial owners on whose behalf the Special Meeting Request is delivered Owned the relevant Class A Common Stock as of the appropriate Requisite Percentage Solicitation Record Date and continuously for at least one year prior to such date. The Special Meeting Request must include (AA) a statement of the specific purpose(s) of the special meeting and the reasons for conducting such business at the special meeting; (BB) as to any matter (including a director nomination) proposed to be presented at the special meeting and as to each Requesting Stockholder, the information that would be required in or with a stockholder’s notice of a nomination or other business pursuant to Section 2.5(b) of these Bylaws, including in the case of a nomination the representations and agreements required by Section 2.17(h) of these Bylaws, and the information described in Section 2.6 of these Bylaws; (CC) a representation that a Requesting Stockholder or a qualified representative (as defined in Section 2.17(m) of these Bylaws) thereof intends to appear at the special meeting to present the nomination(s) or business to be brought before the special meeting; (DD) an agreement by the Requesting Stockholders to notify the Corporation promptly of any disposition prior to the record date for the special meeting of shares of Class A Common Stock of the Corporation owned beneficially or of record and an acknowledgement that any such disposition shall be deemed a revocation of such Special Meeting Request with respect to such disposed shares; and (EE) documentary evidence that, at the time the Special Meeting Request is delivered to the Secretary of the Corporation, the Requesting Stockholders Own the Requisite Percentage (measured as of the Requisite Percentage Solicitation Record Date, if applicable) and have Owned the Requisite Percentage continuously for at least year as of such date; provided, however, that if the Requesting Stockholders are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, such evidence must be delivered to the Secretary of the Corporation within ten (10) days after delivery of the Special Meeting Request) that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own the Requisite Percentage at the time such Special Meeting Request is delivered to the Secretary of the Corporation (measured as of the Requisite Percentage Solicitation Record Date, if applicable) and have Owned the Requisite Percentage continuously for at least year as of such date. In addition, the Requesting Stockholders shall (x) further update and supplement the information provided in the Special Meeting Request, if necessary, so that it is true and correct as of the record date for the special meeting, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days following the later of the record date for the meeting or the date notice of the record date is first publicly disclosed and (y) promptly provide any other information reasonably requested by the Corporation.

(ii) A Special Meeting Request shall not be valid, and a special meeting requested by stockholders shall not be held, if (A) the Special Meeting Request does not comply with this Section 2.4(b) or applicable law; (B) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law (as determined in good faith by the Board); (C) the Special Meeting Request is delivered during the period commencing one hundred twenty (120) days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the earlier of (x) the date of the next annual meeting and (y) thirty (30) days after the first anniversary of the date of the previous annual meeting; (D) an identical or substantially similar item (as determined in good faith by the Board, a “Similar Item”), other than the election of directors, was presented at an annual or special meeting of stockholders held not more than twelve (12) months before the Special Meeting Request is delivered; (E) a Similar Item was presented at an annual or special meeting of stockholders held not more than one hundred twenty (120) days before the Special Meeting Request is delivered (and, for purposes of this clause (E), the election of directors shall be deemed to be a “Similar Item” with respect to all items of business involving the removal of directors or the appointment of directors to fill any resulting vacancies); or (F) a Similar Item is included in the Corporation’s notice of meeting for an annual or special meeting of stockholders that has been called but not yet held or that is called for a date within one hundred twenty (120) days of the receipt by the Corporation of a Special Meeting Request.

(iii) Special meetings of stockholders called pursuant to this Section 2.4(b) shall be held at such place, on such date, and at such time as the Board shall fix; provided, however, that the special meeting shall not be held more than one hundred twenty (120) days after receipt by the Corporation of a valid Special Meeting Request. If, at any point after sixty (60) days following the date the first Special Meeting Request is delivered to the Corporation, unrevoked requests represent in the aggregate less than the Requisite Percentage, the Board, in its discretion, may cancel the special meeting.

(iv) Notwithstanding any other provision of these Bylaws, any stockholder (an “Initiating Stockholder”) seeking to engage in a solicitation (as such term is defined under Exchange Act Regulation 14A, but disregarding clause (iv) of Rule 14a-1(l)(2) and including any otherwise exempt solicitation pursuant to Rule 14a-2(b)) to attain the Requisite Percentage (a “Requisite Percentage Solicitation”) shall first deliver to the Secretary of the Corporation at the principal executive offices of the Corporation a request that the Board of Directors fix a record date to determine the stockholders entitled to deliver a Special Meeting Request (the “Requisite Percentage Solicitation Record Date”). Such request shall (A) contain a representation that the Initiating Stockholder plans to engage in a Requisite Percentage Solicitation to attain the Requisite Percentage; (B) describe the matters proposed to be conducted at the special meeting; and (C) contain, with respect to the Initiating Stockholder and each person that is part of a group (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations thereunder) with the Initiating Stockholder, the information that would be required in or with a stockholder’s notice of a nomination or other business pursuant to Section 2.5(b) of these Bylaws, including in the case of a nomination the representations and agreements required by Section 2.17(h) of these Bylaws, and the information described in Section 2.6 of these Bylaws, and the information described in this clause (C) shall be updated and supplemented in accordance with the requirements of Section 2.4(b)(i) of these Bylaws. Following delivery of a request for a Requisite Percentage Solicitation Record Date, the Board of Directors may, by the later of (AA) ten (10) days after delivery of such request, and (BB) five (5) days after delivery of all information requested by the Corporation to determine the validity of such request, determine the validity of such request and, if appropriate, adopt a resolution fixing the Requisite Percentage Solicitation Record Date. The Requisite Percentage Solicitation Record Date shall be no more than ten (10) days after the date upon which the resolution fixing the Requisite Percentage Solicitation Record Date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If no Requisite Percentage Solicitation Record Date has been fixed by the Board of Directors by the date required by the third sentence of this paragraph, the Requisite Percentage Solicitation Record Date shall be at the close of business on the first date on which a valid request for the Requisite Percentage Solicitation Record Date is delivered to the Secretary of the Corporation. To be valid, any Special Meeting Request that has been the subject of a Requisite Percentage Solicitation must be delivered to the Secretary of the Corporation no earlier than the applicable Requisite Percentage Solicitation Record Date and no later than sixty (60) days after the applicable Requisite Percentage Solicitation Record Date.

(v) If none of the Requesting Stockholders appear or send a qualified representative (as defined in Section 2.17(m) of these Bylaws) to present the business specified in the Special Meeting Request, the Corporation need not present such business for a vote at the special meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(vi) Business transacted at any special meeting called pursuant to this Section 2.4(b) shall be limited to the purpose(s) stated in a valid Special Meeting Request and any additional matters that the Board determines to include in the Corporation’s notice of the special meeting.

(c) Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected (i) by or at the direction of the Board or by stockholders pursuant to Section 2.4(b) or (ii) provided that the Board has specified in its notice of meeting that directors shall be elected at such meeting, by any stockholder of the Corporation who provides a timely stockholder notice in accordance with Section 2.5 to the Secretary of the Corporation that complies with the notice procedures set forth in Section 2.5 and Section 2.6. In no event shall (i) the fact that the Board has specified the consideration of nominees for directors in its notice of meeting be sufficient to give notice of any nomination or comply with the notice requirements of these Bylaws relating to stockholder notice with respect to any stockholder nominee, unless such nominee is specifically named in the notice of meeting circulated by the Corporation,; or (ii) an adjournment, rescheduling, recess or postponement of a special meeting, or the public disclosure thereof, commence a new time period (or extend any time period) for the giving of a stockholder notice as described in Section 2.5 and Section 2.6.

(d) Notwithstanding anything to the contrary set forth herein, any stockholder seeking to bring any nomination for election as a director or other business before any special meeting must comply with the requirements of Section 2.5 and Section 2.6, whether or not such stockholder intends to request inclusion of such proposal in any proxy materials to be distributed by the Corporation.

Section 2.6    Information Regarding Derivative Positions and Other Interests; Questionnaires. Any stockholder nominating one or more persons for election as directors or proposing business to be brought before a stockholders’ meeting, or both, and any beneficial owner, if any, on whose behalf the nomination or proposal is made, must upon the Corporation’s request provide in writing to the Secretary the following information: (a) with respect to such stockholder and beneficial owner, if any: any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or beneficial owner, if any, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or beneficial owner, if any, has a right to vote any shares of any security of the Corporation; any short interest in any security of the Corporation (for purposes of this Bylaws a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner, if any, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and any performance-related fees (other than an asset-based fee) that such stockholder or beneficial owner, if any, may be entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of such stockholder’s or beneficial owner’s, if any, immediate family sharing the same household; and (b) all completed and signed questionnaires prepared by the Corporation (including those questionnaires required of the Corporation’s directors and any other questionnaire the Corporation determines is necessary or advisable to assess whether a nominee will satisfy any qualifications or requirements imposed by the Certificate of Incorporation or these Bylaws, any law, rule, regulation or listing standard that may be applicable to the Corporation, and the Corporation’s corporate governance policies and guidelines).

VISA INC.

P.O. BOX 193243

SAN FRANCISCO, CA 94119-3243

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on January 25, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/V2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on January 25, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D24725-P45236 KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — – — — — —
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

VISA INC.

Company Proposals The Board of Directors recommends you vote FOR each of the following nominees:

1.	Election of Directors	For	Against	Abstain
Nominees:

	1a. Lloyd A. Carney	☐	☐	☐

	1b. Mary B. Cranston	☐	☐	☐

	1c. Francisco Javier Fernández-Carbajal	☐	☐	☐

	1d. Alfred F. Kelly, Jr.	☐	☐	☐

	1e. Ramon Laguarta	☐	☐	☐

	1f. John F. Lundgren	☐	☐	☐

	1g. Robert W. Matschullat	☐	☐	☐

	1h. Denise M. Morrison	☐	☐	☐

	1i. Suzanne Nora Johnson	☐	☐	☐

	1j. Linda J. Rendle	☐	☐	☐

	1k. John A. C. Swainson	☐	☐	☐

	1l. Maynard G. Webb, Jr.	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.	For	Against	Abstain

2. Approval, on an advisory basis, of compensation paid to our named executive officers.	☐	☐	☐

3. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2021 fiscal year.	☐	☐	☐

4. Approval of the Visa Inc. 2007 Equity Incentive Compensation Plan, as amended and restated.	☐	☐	☐

5. Approval of an amendment to our Certificate of Incorporation to enable the adoption of a special meeting right for Class A common stockholders.	☐	☐	☐

Stockholder Proposals The Board of Directors recommends you vote AGAINST proposals 6 and 7.	For	Against	Abstain

6. To vote on a stockholder proposal requesting stockholders’ right to act by written consent, if properly presented.	☐	☐	☐

7. To vote on a stockholder proposal to amend our principles of executive compensation program, if properly presented.	☐	☐	☐

Note: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on January 26, 2021: The Notice and Proxy Statement and our Annual Report to Stockholders can be accessed electronically at http://investor.visa.com or www.proxyvote.com.

D24726-P45236

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VISA INC. 2021 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder(s) appoint(s) Kelly Mahon Tullier and Margaret Fitzpatrick, and each of them, with full power of substitution, as attorneys and proxies for and in the name and place of the undersigned, and hereby authorize(s) each of them to represent and to vote all of the shares of Class A common stock of Visa Inc. (“Visa”) that are held of record by the undersigned as of November 27, 2020, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Visa to be held virtually via a live audio webcast at www.virtualshareholdermeeting.com/V2021 on January 26, 2021 at 8:30 a.m. (Pacific time), and at any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF IN THE MANNER DESCRIBED HEREIN. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE TWELVE NOMINEES IDENTIFIED HEREIN TO THE BOARD OF DIRECTORS, FOR PROPOSALS 2, 3, 4 AND 5, AND AGAINST PROPOSALS 6 AND 7.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side